EXHIBIT 99.3

OFFERING MEMORANDUM                                                 CONFIDENTIAL

                                   $25,000,000
                            COAL CITY CAPITAL TRUST I
                        Floating Rate Capital Securities
                (Liquidation Amount $1,000 per Capital Security)
     full and unconditionally guaranteed, to the extent described herein, by

                              COAL CITY CORPORATION

     The Floating Rate Capital Securities (the "Capital Securities") offered hereby will represent preferred beneficial interests in Coal City Capital Trust I, a trust created under the laws of the State of Delaware (the "Trust"). Coal City Corporation, an Illinois corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and, together with the Capital Securities, the "Trust Securities"). LaSalle National Bank is the Property Trustee of the Trust. The Trust exists for the exclusive purpose of issuing the Trust Securities and investing the proceeds thereof in the Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by the Corporation, and certain other limited activities described herein. The Junior Subordinated Debentures are scheduled to mature on September 1, 2028 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Capital Securities--Subordination of Common
Securities."                                               (Continued on page 3)

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE CAPITAL SECURITIES.
                           ---------------------------
 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY
                           OTHER GOVERNMENTAL AGENCY.
                           ---------------------------
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
 OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND,
    UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN
      EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
   ACCORDINGLY, THE CAPITAL SECURITIES ARE BEING OFFERED AND SOLD ONLY TO (I) "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN COMPLIANCE WITH RULE 144A, AND (II) INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), AND
        ARE SUBJECT TO TRANSFER RESTRICTIONS. SEE "NOTICE TO INVESTORS."

======================================= ============================ =====================  ===========================
                                        Price to Investors (1)       Commission (2)         Proceeds to Trust (3)(4)
Per Capital Security.........................      $1,000                     (4)                      $1,000
Total...........................................$25,000,000                   (4)                   $25,000,000
======================================= ============================ =====================  ===========================

(1)  Plus accumulated Distributions, if any, from July 24, 1998.
(2) The Corporation and the Trust have agreed to indemnify the Initial Purchaser (as defined below) against certain liabilities, including certain liabilities under the Securities Act. See "Plan of Distribution."
(3)  Estimated expenses of $280,000 are payable by the Corporation.
(4) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay the Initial Purchaser, as compensation, $27.50 per Capital Security (or $687,500 in the aggregate). See "Plan of Distribution."
     The Capital Securities are offered by Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"), subject to prior sale, when, as and if issued to and accepted by the Initial Purchaser and subject to approval of certain legal matters by counsel for the Initial Purchaser and to certain other conditions. The Initial Purchaser reserves the right to withdraw, cancel or modify such offer in whole or in part. It is expected that delivery of the Capital Securities will be made through the facilities of The Depository Trust Company ("DTC") and, in certain circumstances, in certificated form in New York, New York, on or about July 24, 1998 against payment therefor in immediately available funds.

                      ------------------------------------

                        SANDLER O'NEILL & PARTNERS, L.P.

                      ------------------------------------

              The date of this Offering Memorandum is July 21, 1998

(Continued from cover page)

     Except as provided below, the Capital Securities will be represented by a global Capital Security in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. Any Capital Securities sold other than in reliance on Rule 144A will be issued in certificated form. The Capital Securities are expected to be eligible for quotation on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") System of the National Association of Securities Dealers, Inc. at the time of issuance thereof. The Capital Securities will be issued and may be transferred only in blocks having a Liquidation Amount (as defined herein) of not less than $100,000 (100 Capital
Securities) and multiples of $1,000 in excess thereof. See "Description of Capital Securities--Restrictions on Transfer" and "Notice to Investors."

     Holders of the Trust Securities will be entitled to receive cumulative cash distributions ("Distributions") arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 1998, at a rate per annum, reset quarterly, equal to 3-month LIBOR (as defined herein) plus 180 basis points (the "Distribution Rate"). The amount of each Distribution with respect to the Trust Securities will include amounts accrued to, but excluding, the date the Distribution is due. So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures, at any time and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date (as defined herein) and may not extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock, to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures, or make any guarantee payments with respect to any guarantees by the Corporation of debt securities of any subsidiary of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the
Junior  Subordinated  Debentures  will  continue  to accrue  (and the  amount of
Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the applicable periodic Distribution Rate compounded quarterly from the relevant payment date for such interest, and holders of Trust Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Original Issue Discount."

     The Corporation will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce such holder's rights with respect to such payment. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures." In addition, because the Corporation is a holding company, the Junior Subordinated Debentures and the Guarantee effectively will be subordinated to all existing and future liabilities, including deposits, of the Corporation's subsidiaries.

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein) (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures; (ii) in whole but not in part, at any time prior to September 1, 2008 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Special Event (as defined herein); and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Junior Subordinated Debentures, in each case at a redemption price equal to 100% of the corresponding principal amount of Junior Subordinated Debentures so repaid or prepaid, as the case may be, plus accrued and unpaid interest thereon to the date of redemption (the "Redemption Price"). See "Description of Capital Securities--Redemption."

     Subject to the Corporation having received any required regulatory approval, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part; or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, in either case at a prepayment price equal to 100% of the principal amount of the Junior Subordinated Debentures so prepaid, plus accrued and unpaid interest thereon to the date of prepayment (the "Prepayment Price"). See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     The Corporation will have the right at any time, including, without limitation, upon the occurrence of a Tax Event (as defined herein), to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; and (ii) the receipt of any required regulatory approval. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a dissolution of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a liquidation amount of $1,000 per Trust Security ("Liquidation Amount") plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

     THIS OFFERING MEMORANDUM IS FURNISHED BY THE CORPORATION AND THE TRUST ON A CONFIDENTIAL BASIS IN CONNECTION WITH AN OFFERING EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT SOLELY FOR THE PURPOSE OF ENABLING A PROSPECTIVE INVESTOR TO CONSIDER THE PURCHASE OF THE PARTICULAR SECURITIES DESCRIBED HEREIN. THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM HAS BEEN PROVIDED BY THE CORPORATION AND THE TRUST AND OTHER SOURCES IDENTIFIED HEREIN. NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, IS MADE BY THE INITIAL PURCHASER AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, AND NOTHING CONTAINED IN THIS OFFERING MEMORANDUM IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION BY THE INITIAL PURCHASER AS TO THE PAST OR THE FUTURE.

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. AS A RESULT, THIS OFFERING IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT FOR AN OFFER AND SALE OF SECURITIES WHICH DOES NOT INVOLVE A PUBLIC OFFERING. ACCORDINGLY, EACH PURCHASER OF CAPITAL SECURITIES, IN MAKING ITS PURCHASE, WILL BE DEEMED TO HAVE MADE CERTAIN ACKNOWLEDGMENTS, REPRESENTATIONS AND AGREEMENTS RELATING TO TRANSFER RESTRICTIONS, AS SET FORTH UNDER "NOTICE TO INVESTORS." INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY") AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF CAPITAL SECURITIES IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (B) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

     THIS OFFERING MEMORANDUM IS SUBMITTED ON A CONFIDENTIAL BASIS TO A LIMITED NUMBER OF INSTITUTIONAL INVESTORS FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THE CONSIDERATION OF THE PURCHASE OF THE CAPITAL SECURITIES. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. IT MAY NOT BE COPIED OR REPRODUCED, IN WHOLE OR IN PART, NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS DISCLOSED TO ANYONE OTHER THAN THE PROSPECTIVE INVESTORS TO WHOM IT IS SUBMITTED.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE CORPORATION AND THE TRUST AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THIS OFFERING IS BEING MADE ON THE BASIS OF THIS OFFERING MEMORANDUM AND ANY DECISION TO PURCHASE THE CAPITAL SECURITIES IN THIS OFFERING MUST BE BASED ON THE INFORMATION CONTAINED HEREIN. NO REPRESENTATION IS MADE TO ANY OFFEREE OR PURCHASER OF THE CAPITAL SECURITIES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING MEMORANDUM ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ATTORNEY AND BUSINESS AND TAX ADVISORS AS TO LEGAL, BUSINESS AND TAX ADVICE.

     PROSPECTIVE INVESTORS ARE HEREBY OFFERED THE OPPORTUNITY, PRIOR TO PURCHASING ANY CAPITAL SECURITIES, TO ASK QUESTIONS AND RECEIVE ANSWERS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OF THE CAPITAL SECURITIES AND TO OBTAIN FROM THE CORPORATION AND THE TRUST ADDITIONAL INFORMATION, TO THE EXTENT THAT THEY POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, THAT IS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN OR PROVIDED PURSUANT HERETO.

     THE CAPITAL SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT REVIEWED THIS OFFERING MEMORANDUM NOR CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE CORPORATION, THE TRUST AND THE INITIAL PURCHASER RESERVE THE RIGHT TO REJECT ANY OFFER TO PURCHASE, IN WHOLE OR IN PART, FOR ANY REASON, OR TO SELL LESS THAN OR MORE THAN THE FULL AMOUNT OF, THE CAPITAL SECURITIES OFFERED HEREBY.

     THIS OFFERING MEMORANDUM IS PERSONAL TO THE OFFEREE AND HAS BEEN PREPARED SOLELY FOR USE IN CONNECTION WITH THE PLACEMENT OF THE CAPITAL SECURITIES AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE THE CAPITAL SECURITIES. DISTRIBUTION OF THIS OFFERING MEMORANDUM TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE WITH RESPECT TO THE OFFER AND SALE OF THE CAPITAL SECURITIES IS NOT AUTHORIZED, AND ANY DISCLOSURE OF ANY OF ITS CONTENTS IS PROHIBITED. EACH OFFEREE, BY ACCEPTING DELIVERY OF THIS OFFERING MEMORANDUM, AGREES TO THE FOREGOING AND TO MAKE NO COPIES OF THIS OFFERING MEMORANDUM, AND, IF THE OFFEREE DOES NOT PURCHASE THE CAPITAL SECURITIES OR THE OFFERING IS TERMINATED, TO RETURN THIS OFFERING MEMORANDUM TO: SANDLER O'NEILL & PARTNERS, L.P., TWO WORLD TRADE CENTER, 104TH FLOOR, NEW YORK, NEW YORK 10048, ATTENTION:
SYNDICATE DEPARTMENT.

     THE CAPITAL  SECURITIES  WILL BE ISSUED,  AND MAY BE  TRANSFERRED,  ONLY IN
BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES) AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     THE OFFER MADE HEREBY CAN BE WITHDRAWN AT ANY TIME BEFORE THE CLOSING OF THE SALE OF THE CAPITAL SECURITIES AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS OFFERING MEMORANDUM AND IN THE PURCHASE AGREEMENT DESCRIBED HEREIN. SEE "PLAN OF DISTRIBUTION."

     IN CONNECTION WITH THE OFFERING MADE HEREBY, THE INITIAL PURCHASER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE CAPITAL SECURITIES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF CAPITAL SECURITIES TO COVER SHORT POSITIONS. ANY OF THE FOREGOING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

FOR NEW HAMPSHIRE RESIDENTS:

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OF QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                              AVAILABLE INFORMATION

     The Corporation submits quarterly to the Board of Governors of the Federal Reserve System ("FRB") certain reports called "Consolidated Financial Statements for Bank Holding Companies FR Y-9C" ("Call Reports"). The Call Reports are publicly available at the Federal Reserve Bank of Chicago, 230 South LaSalle Street, Chicago, Illinois 60603. Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules as of and for the period to which the report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council ("FFIEC"). Because of the special supervisory, regulatory and economic policy needs served by these Call Reports, those regulatory instructions do not in all cases follow generally accepted accounting principles. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about the Corporation, the reports nevertheless provide important information concerning the Corporation.

     The Corporation has agreed that it will furnish to holders, beneficial owners and prospective purchasers of the Capital Securities the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (or any successor statute) to permit compliance with Rule 144A in connection with resales of the Capital Securities.

     The Corporation will furnish to such holders, beneficial owners and prospective purchasers, without charge, annual financial statements of the Corporation audited by independent public accountants, and will furnish the Call Reports to such holders, beneficial owners and prospective purchasers, upon written request to the Secretary of the Corporation, 1200 North Ashland Avenue, Chicago, Illinois 60622.

     No separate financial statements of the Trust have been included herein and no separate financial statements will be prepared in the future. The Corporation and the Trust do not consider that such financial statements would be material to holders of the securities offered hereby because (i) all of the Common Securities of the Trust will be owned by the Corporation, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Junior Subordinated Debentures issued by the Corporation, and (iii) the obligations of the Trust under its Capital Securities are fully and unconditionally guaranteed by the Corporation to the extent the Trust has funds available to meet such obligations.

                           FORWARD-LOOKING STATEMENTS

     Information contained in this Offering Memorandum includes forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates," "anticipates," or the negative thereof, or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. Such information also includes cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

                                     SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including "Risk Factors," appearing elsewhere in this Offering Memorandum. As used herein (i) the "Indenture" means the Indenture, to be dated as of July 24, 1998, as amended and supplemented from time to time, between the Corporation and LaSalle National Bank, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures; (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust, among the Corporation, as Sponsor, LaSalle National Bank, as Property Trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; (iii) the "Guarantee" means the Capital Securities Guarantee Agreement relating to the Capital Securities, by and between the Corporation and LaSalle National Bank, as Guarantee Trustee (the "Guarantee Trustee"); and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement relating to the Common Securities.


                              COAL CITY CORPORATION

     GENERAL. The Corporation was incorporated in Illinois in 1986 and is a bank holding company registered under the Federal Bank Holding Company Act of 1956, as amended ("BCA"), and the Illinois Bank Holding Company Act of 1957, as amended ("Illinois BCA"). The Corporation conducts a commercial banking business through Manufacturers Bank, an Illinois banking corporation ("Manufacturers Bank," or the "Bank"), which is wholly-owned by Manufacturers National Corporation, an Illinois corporation ("MNC"), 96.5% of whose issued and outstanding shares of common stock and all of whose issued and outstanding shares of Class A Preferred Stock are owned by the Corporation.

     On May 7, 1997, the Corporation acquired U.S. Bancorp, Inc. ("U.S. Bancorp"), an Illinois corporation and the holding company for U.S. Bank, an Illinois banking corporation ("U.S. Bank"), through the merger of a subsidiary of MNC with and into U.S. Bancorp. On January 28, 1998, the Corporation completed the sale of Coal City National Bank ("Coal City Bank"), a wholly-owned subsidiary of the Corporation, to Kankakee Bancorp, Inc. In the transaction, the Corporation received $7.8 million in cash and recorded a $4.1 million gain on sale. See "Business--History and Development."

     Manufacturers  Bank has four distinct  banking  groups:  Business  Banking,
Convenient Retail Banking, Lease Banking and Korean Banking. The Business Banking Group focuses on serving privately-owned companies, including manufacturers, wholesalers, distributors, home developers, long-term health care operators, real estate operators and investors, and selected types of service companies. Manufacturers Bank provides these companies with credit, deposit, cash management and investment products and services. The Convenient Retail Banking Group targets consumers who live or work near the Bank's offices. Manufacturers Bank offers consumer products to these individuals, including checking accounts, savings accounts, money market accounts, time deposit accounts, secured and unsecured consumer loans, residential mortgage loans, and a variety of fee for service products, such as money orders and travelers checks. The Lease Banking Group serves small and medium size equipment leasing companies located throughout the United States. Manufacturers Bank provides full banking services for these leasing companies, including financing the debt portion of leveraged leases, providing short-term and long-term equity financing, making working capital and bridge loans, and investing directly in leased equipment. The Korean Banking Group focuses on the expanding Korean community, providing complete banking services using the Korean language to Korean consumers and Korean-owned businesses in the Chicago area. See "Business -- Business Areas."

     At March 31, 1998, the Corporation had total assets, deposits and stockholders' equity of approximately $762.7 million, $634.4 million and $54.8 million, respectively. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere herein.

     The principal business offices of the Corporation are located at the main banking premises of Manufacturers Bank, 1200 North Ashland Avenue, Chicago, Illinois 60622 ("Main Banking Premises"). The telephone number of the

Main Banking Premises is 773/278-4040. Manufacturers Bank also has seven other offices, located on the far north side and the far south side of Chicago and in the Chicago suburbs of Lansing, South Holland and Tinley Park, Illinois.

     RECENT DEVELOPMENTS. Historically, the Corporation has maintained high asset quality by utilizing strict loan underwriting standards and collection efforts and by generally limiting its origination of mortgage loans to its delineated lending area. The ratio of non-performing loans to total loans at December 31, 1993, 1994, 1995 and 1996 was 0.17%, 0.26%, 0.34% and 0.35%,
respectively, and the ratio of non-performing assets to total assets at such dates was 0.10%, 0.21%, 0.24% and 0.23%, respectively.

     On May 7, 1997, the Corporation acquired $17.8 million in potential problem loans and assets as part of the acquisition of U.S. Bancorp, which had been identified as possible problem loans or assets during the due diligence performed by the Corporation prior to the acquisition. Upon such acquisition, these potential problem loans and assets constituted 3.60% of the Bank's total loans. As a result of the U.S. Bancorp acquisition, the ratio of non-performing loans to total loans and the ratio of non-performing assets to total assets at December 31, 1997, was 1.87% and 1.70%, respectively.

     As a result of the efforts of the Corporation to further reduce the amount of non-performing assets, at March 31, 1998, the ratio of non-performing loans to total loans and the ratio of non-performing assets to total assets were 1.78% and 1.74%, respectively, and at June 30, 1998, these ratios had declined to 0.66% and 0.45%, respectively. From March 31, 1998 to June 30, 1998, the Corporation lowered non-performing loans by $5.9 million, had net charge-offs of $924,000, sold $3.4 million of OREO, and added $187,000 to its allowance for loan losses. See "Recent Developments."


                            COAL CITY CAPITAL TRUST I

     The Trust is a statutory business trust that was organized by the Corporation under Delaware law on July 2, 1998 by the filing of a Certificate of Trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the Issuer Trustees, consisting of the Property Trustee, the Delaware Trustee and the three individual Administrative Trustees (all of whom are officers of the Corporation or the Bank). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities; (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation; and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation.


                                  THE OFFERING

Securities Offered.....................  $25.0  million  aggregate   Liquidation
                                         Amount   of   Floating   Rate   Capital
                                         Securities  (Liquidation  Amount $1,000
                                         per Capital Security).

Offering Price.........................  $1,000  per   Capital   Security   plus
                                         accumulated Distributions, if any, from
                                         July 24, 1998.

Distributions..........................  Distributions  on each Capital Security will be  payable  at a rate per  annum,
                                         reset quarterly, equal to 3-month LIBOR
                                         (as  defined  herein)  plus  180  basis
                                         points, will be cumulative, will accrue
                                         from and including the date of issuance
                                         of the Capital  Securities  and will be
                                         payable  quarterly  in arrears on March
                                         1, June 1,  September 1 and  December 1
                                         of each year  commencing on December 1,
                                         1998.  The amount of each  Distribution
                                         due  with   respect   to  the   Capital
                                         Securities will include amounts accrued
                                         to   but   excluding   the   date   the
                                         Distribution is due.

Extension Periods......................  So  long  as  no  Debenture   Event  of
                                         Default   (as   defined   herein)   has
                                         occurred     and     is     continuing,
                                         Distributions  on  Capital   Securities
                                         will be  deferred  for the  duration of
                                         any  Extension  Period  elected  by the
                                         Corporation with respect to the payment
                                         of interest on the Junior  Subordinated
                                         Debentures.  No  Extension  Period will
                                         exceed   20    consecutive    quarterly
                                         periods, end on a date other than
                                         an  Interest  Payment  Date  or  extend
                                         beyond the Stated Maturity Date. During
                                         an  Extension  Period,  interest on the
                                         Junior  Subordinated   Debentures  will
                                         continue  to accrue  (and the amount of
                                         Distributions  to which  holders of the
                                         Capital  Securities  are entitled  will
                                         continue   to    accumulate)   at   the
                                         applicable  periodic  Distribution Rate
                                         compounded  quarterly.  The  holders of
                                         the Capital Securities will be required
                                         to accrue deferred  interest income for
                                         United   States   federal   income  tax
                                         purposes   prior  to  receipt  of  cash
                                         attributable   to  such   income.   See
                                         "Description  of  Junior   Subordinated
                                         Debentures--Option  to Extend  Interest
                                         Payment  Date"  and  "Certain   Federal
                                         Income Tax Consequences--Original Issue
                                         Discount."

Ranking................................  The Capital  Securities  will rank pari passu,  and  payments  thereon  will be
                                         made  pro   rata,   with   the   Common
                                         Securities,  except as described  under
                                         "Description         of         Capital
                                         Securities--Subordination   of   Common
                                         Securities."  The  Junior  Subordinated
                                         Debentures  will rank pari  passu  with
                                         all    other    junior     subordinated
                                         debentures,   if  any,  issued  by  the
                                         Corporation  (the "Other  Debentures"),
                                         which are issued  and sold,  if at all,
                                         to  other  trusts  established  by  the
                                         Corporation,   if  any,  in  each  case
                                         similar to the Trust ("Other  Trusts"),
                                         and    will    constitute     unsecured
                                         obligations of the Corporation and will
                                         rank subordinate and junior in right of
                                         payment to all Senior Indebtedness,  to
                                         the  extent and in the manner set forth
                                         in the Indenture.  See  "Description of
                                         Junior  Subordinated  Debentures."  The
                                         Guarantee will rank pari passu with all
                                         other guarantees, if any, issued by the
                                         Corporation  with  respect  to  capital
                                         securities,  if any,  issued  by  Other
                                         Trusts  ("Other  Guarantees")  and will
                                         constitute  an unsecured  obligation of
                                         the    Corporation    and   will   rank
                                         subordinate  and  junior  in  right  of
                                         payment to all Senior Indebtedness,  to
                                         the  extent and in the manner set forth
                                         in   the   Guarantee   Agreement.   See
                                         "Description    of    Guarantee."    In
                                         addition,  because the Corporation is a
                                         bank   holding   company,   the  Junior
                                         Subordinated    Debentures    and   the
                                         Guarantee     will    be    effectively
                                         subordinated to all existing and future
                                         liabilities   of   the    Corporation's
                                         subsidiaries,     including     deposit
                                         liabilities of Manufacturers  Bank. See
                                         "Description  of  Junior   Subordinated
                                         Debentures--Subordination."

Distribution of Junior Subordinated
 Debentures............................  The  Corporation  has the  right at any time to  dissolve  the  Trust and cause
                                         the Junior  Subordinated  Debentures to
                                         be  distributed  to  holders of Capital
                                         Securities in liquidation of the Trust,
                                         subject  to  the   Corporation   having
                                         received  prior  approval of the FRB to
                                         do so if then required under applicable
                                         capital  guidelines  or policies of the
                                         FRB.   See   "Description   of  Capital
                                         Securities--Liquidation  of  Trust  and
                                         Distribution  of  Junior   Subordinated
                                         Debentures."

Redemption.............................  The Trust Securities will be subject to mandatory  redemption  in a Like Amount
                                         (i) in whole  but not in  part,  on the
                                         Stated  Maturity Date upon repayment of
                                         the  Junior  Subordinated   Debentures;
                                         (ii) in whole,  but not in part, at any
                                         time  prior  to   September   1,  2008,
                                         contemporaneously   with  the  optional
                                         prepayment  of the Junior  Subordinated
                                         Debentures by the Corporation  upon the
                                         occurrence   and   continuation   of  a
                                         Special Event; and (iii) in whole or in
                                         part,  on or after  September  1, 2008,
                                         contemporaneously   with  the  optional
                                         prepayment by the Corporation of all or
                                         part   of   the   Junior   Subordinated
                                         Debentures,   in   each   case  at  the
                                         Redemption  Price  and,  in the case of
                                         (ii)  and  (iii)   above,   subject  to
                                         receiving  prior  approval  of the FRB.
                                         See     "Description     of     Capital
                                         Securities--Redemption"             and
                                         "Description  of  Junior   Subordinated
                                         Debentures--Special Event Prepayment."

Transfer Restrictions..................  The  Capital  Securities  have not been registered under the Securities Act and
                                         may not be  offered,  sold,  pledged or
                                         otherwise   transferred,    except   as
                                         described  under "Notice to Investors."
                                         The Capital  Securities will be issued,
                                         and may be transferred,  only in blocks
                                         having a Liquidation Amount of not less
                                         than $100,000 (100 Capital  Securities)
                                         and   multiples  of  $1,000  in  excess
                                         thereof.  See  "Description  of Capital
                                         Securities--Restrictions  on Transfer."
                                         Any such transfer of Capital Securities
                                         in a block having a Liquidation  Amount
                                         of less than  $100,000  shall be deemed
                                         to  be  void  and  of no  legal  effect
                                         whatsoever.

Absence of Market for the
 Capital Securities....................  The  Capital  Securities  will be a new issue of  securities  for  which  there
                                         currently  is no market.  Although  the
                                         Initial   Purchaser  has  informed  the
                                         Trust  and  the  Corporation   that  it
                                         currently  intends  to make a market in
                                         the  Capital  Securities,  the  Initial
                                         Purchaser  is not  obligated  to do so,
                                         and  any  such  market  making  may  be
                                         discontinued   at  any   time   without
                                         notice.  Accordingly,  there  can be no
                                         assurance  as  to  the  development  or
                                         liquidity of any market for the Capital
                                         Securities.    The    Trust   and   the
                                         Corporation  do not intend to apply for
                                         listing of the  Capital  Securities  on
                                         any   securities    exchange   or   for
                                         quotation   through  the  Nasdaq  Stock
                                         Market.   The  Capital  Securities  are
                                         expected to be eligible  for  quotation
                                         on PORTAL. See "Plan of Distribution."

Use of Proceeds........................  All of the net  proceeds  to the  Trust from the sale of the Capital Securities
                                         will be  invested  by the  Trust in the
                                         Junior  Subordinated  Debentures.   The
                                         Corporation  intends  to  use  the  net
                                         proceeds   from  the  sale  of   Junior
                                         Subordinated  Debentures  to (i)  cause
                                         Coal  City  Capital  Trust  1997-A,   a
                                         Delaware  business  trust  organized by
                                         the  Corporation  in  1997  (the  "1997
                                         Trust"), to retire the $10.0 million of
                                         trust preferred  securities of the 1997
                                         Trust   (the  "1997   Trust   Preferred
                                         Securities")  that are currently issued
                                         and outstanding;  (ii) redeem the Class
                                         B  Preferred  Stock of the  Corporation
                                         issued  in  connection  with  the  U.S.
                                         Bancorp acquisition;  and (iii) repay a
                                         portion     of    the     Corporation's
                                         outstanding   indebtedness  to  LaSalle
                                         National Bank. Any proceeds not so used
                                         will  be  used  for  general  corporate
                                         purposes.  Initially,  the net proceeds
                                         may  be   used   to   make   short-term
                                         investments. See "Use of Proceeds."

ERISA Considerations...................  For a discussion of certain  prohibited transactions  and fiduciary duty issues
                                         pertaining to purchases by or on behalf
                                         of an employee benefit plan, see "ERISA
                                         Considerations"    and    "Notice    to
                                         Investors."

Voting Rights..........................  The holders of the  Capital  Securities will have no voting  rights,  except in
                                         limited circumstances. See "Description
                                         of Capital  Securities--Voting  Rights;
                                         Amendment of the Trust Agreement."

Risk Factors...........................  For  a  discussion  of   considerations
                                         relevant  to  an   investment   in  the
                                         Capital   Securities  which  should  be
                                         carefully   considered  by  prospective
                                         investors, see "Risk Factors."

Available Information..................  The Corporation will provide holders of
                                         the  Capital   Securities  with  annual
                                         financial statements of the Corporation
                                         audited     by    the     Corporation's
                                         independent public accountants and will
                                         provide  such  holders  with  quarterly
                                         Call Reports of the Corporation and its
                                         subsidiaries,   free  of  charge,  upon
                                         written  request made to the  Secretary
                                         of the Corporation.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth selected consolidated financial and other data of the Corporation. The selected statement of income and balance sheet data, insofar as they relate to the five years and the five-year period ended December 31, 1997, have been derived from the Corporation's audited consolidated financial statements. The Consolidated Financial Statements and Notes thereto for each of the three years in the period ended December 31, 1997 and as of December 31, 1997 and December 31, 1996 are included elsewhere herein. The selected financial data for the three month periods ended March 31, 1998 and March 31, 1997 and as of March 31, 1998 and March 31, 1997 are derived from the Corporation's unaudited interim financial statements. Such unaudited interim financial statements include all adjustments (consisting only of normal, recurring  accruals)  that  the  Corporation  considers  necessary  for  a  fair presentation of the financial position and the results of operation as of the dates and for the periods indicated. Information for any interim period is not necessarily indicative of results that may be anticipated for the full year. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere herein.

                                                       THREE MONTHS
                                                      ENDED MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                  ----------------------   ---------------------------------------------------------
                                                     1998        1997       1997        1996        1995        1994        1993
                                                   --------    --------    --------    --------    --------    --------    --------
                                                                          (IN THOUSANDS, EXCEPT COMMON SHARE DATA)
STATEMENT OF INCOME DATA:
   Interest income .............................   $ 13,890    $ 10,074    $ 51,686    $ 39,530    $ 36,572    $ 21,860    $ 21,606
   Interest expense ............................      6,887       4,760      25,172      18,180      16,836       8,392       7,826
                                                   --------    --------    --------    --------    --------    --------    --------
       Net interest income .....................      7,003       5,314      26,514      21,350      19,736      13,468      13,780
   Provision for loan losses ...................        188         171         971         572         240          90         400
                                                   --------    --------    --------    --------    --------    --------    --------
       Net interest income after provision
           for loan losses .....................      6,815       5,143      25,543      20,778      19,496      13,378      13,380
   Other income (1) ............................      5,500         820       4,935       2,939       1,899         688       2,545
   Other expense ...............................      6,840       4,182      24,195      16,868      17,010      11,014      11,230
                                                   --------    --------    --------    --------    --------    --------    --------
       Income before income taxes and
           minority interest ...................      5,475       1,781       6,283       6,849       4,385       3,052       4,695
   Applicable income taxes .....................      1,885         737       2,402       2,576       1,504         457       1,500
                                                   --------    --------    --------    --------    --------    --------    --------
       Income before minority interest .........      3,590       1,044       3,881       4,273       2,881       2,595       3,195
   Minority interest ...........................        (32)       (152)       (432)       (636)       (444)       (517)     (1,123)
                                                   --------    --------    --------    --------    --------    --------    --------
       Net income ..............................      3,558         892       3,449       3,637       2,437       2,078       2,072
   Preferred stock dividend ....................        434          --         276          --         267          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
       Net income available to common
           stockholders ........................   $  3,124    $    892    $  3,173    $  3,637    $  2,170    $  2,078    $  2,072
                                                   --------    --------    --------    --------    --------    --------    --------

COMMON SHARE DATA:
   Basic earnings per common share..............   $  63.48    $  17.92    $  63.83    $  73.28    $  43.27    $  41.94    $  41.82
   Book value per common share .................   $    912    $    797    $    852    $    786    $    726    $    637    $    624
   Weighted average common shares
      outstanding ..............................     49,215      49,787      49,713      49,628      50,150      49,549      49,549

                                                   (footnotes on following page)

                                                        AT OR FOR THE
                                                        THREE MONTHS
                                                       ENDED MARCH 31,               AT OR FOR THE YEAR ENDED  DECEMBER 31,
                                                -----------------------  -----------------------------------------------------------
                                                   1998         1997        1997        1996        1995        1994        1993
                                                ----------   ----------  ----------  ----------  ----------  ----------  ----------
                                                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
     Cash and due from banks ..................  $   36,318  $   28,611  $   36,302  $   31,465  $   27,013  $   23,962  $   29,856
     Investments securities ...................     141,894     112,851     141,927     109,981     171,118     101,189     115,670
     Federal funds sold .......................          --      17,250      37,400      20,800      11,199      20,800      13,000
     Loans, gross .............................     526,914     397,778     527,321     388,302     339,326     222,211     227,902
     Allowance for loan losses ................       7,751       4,860       7,922       4,692       4,134       2,646       2,707
     Total assets .............................     762,675     595,185     802,696     587,798     579,946     382,603     395,323
     Deposits .................................     634,448     510,955     684,060     509,717     513,470     335,866     347,273
     Long-term and short-term
        borrowings ............................      49,902      20,147      40,428      25,399      17,000       7,545       7,652
     Corporation obligated mandatorily
         redeemable preferred securities.......      10,000      10,000      10,000          --          --          --          --
     Stockholders' equity .....................      54,844      39,670      52,526      39,126      36,626      31,572      30,904


PERFORMANCE RATIOS:

     Return on average assets .................        1.83%       0.73%       0.54%       0.75%       0.55%       0.70%       0.86%
     Return on average equity .................       27.05%       9.22%       7.08%       9.74%       6.49%       6.72%       6.94%
     Net interest margin ......................        4.01%       4.21%       4.12%       4.23%       4.22%       3.97%       3.96%
     Loans to deposits ........................       83.05%      77.85%      77.09%      76.18%      66.08%      66.16%      65.63%

ASSETS QUALITY RATIOS:
     Non-performing loans to total
         loans ................................        1.78%       0.11%       1.87%       0.35%       0.34%       0.26%       0.17%
     Non-performing assets to total
         assets ...............................        1.74%       0.09%       1.70%       0.23%       0.24%       0.21%       0.10%
     Allowance for loan losses to total
         loans ................................        1.47%       1.22%       1.50%       1.21%       1.22%       1.19%       1.19%
     Non-performing loans to allowance
         for loan losses ......................      120.81%       8.70%     124.73%      28.92%      27.75%      22.07%      14.22%
     Net loan charge-offs to average
         loans ................................       (0.03)%      0.00%       0.07%       0.00%       0.02%       0.07%       0.00%

CAPITAL RATIOS (2):
     Tier 1 capital (to risk-weighted
         assets) ..............................        7.40%      10.32%       7.09%       8.00%       7.84%      11.67%      12.87%
     Total capital (to risk-weighted
         assets) ..............................        9.58%      11.53%      10.00%      10.14%      10.02%      12.74%      13.99%
     Tier 1 capital (to average assets) .......        5.44%       8.18%       5.15%       6.16%       5.19%       7.78%       8.12%

OTHER:
     Banking facilities .......................           8           6          11           6           5           3           3
     Full-time equivalent employees ...........         260         199         287         199         191         132         139

----------
(1) For the three months ended March 31, 1998 other income includes a $4.1 million gain on the sale of Coal City Bank.
(2) Ratios presented are for the Corporation on a consolidated basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources."

                                  RISK FACTORS

     Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Offering Memorandum and should particularly consider the following factors, which do not necessarily appear in the order of their importance. Investors should consider all of these factors to be important. Because holders of Capital Securities may receive Junior
Subordinated Debentures in exchange therefor upon liquidation of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

RANKING  OF  SUBORDINATED   OBLIGATIONS  UNDER  THE  GUARANTEE  AND  THE  JUNIOR
SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

     The obligations of the Corporation under the Guarantee, as well as under the Junior Subordinated Debentures, will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee and the Indenture, respectively. No payment may be made of the principal of or interest on the Junior Subordinated Debentures, or with respect to any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default; or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At March 31, 1998, the Corporation had $6.0 million of Senior Indebtedness outstanding. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, including depositors, in the case of Manufacturers Bank, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1998, the subsidiaries of the Corporation had total liabilities, excluding liabilities owed to the Corporation, of $689.9 million.

     Accordingly, the Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the deposit liabilities of Manufacturers Bank which aggregated $635.3 million at March 31, 1998, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--General" and "--Subordination."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

     The Corporation is a bank holding company regulated by the FRB, and almost all of the operating assets of the Corporation are owned by its second tier subsidiary, Manufacturers Bank. The Corporation relies primarily on preferred stock dividends from MNC, which in turn relies on common stock dividends from Manufacturers Bank, to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations (discussed in more detail below) on the payment of dividends to the Corporation from MNC and to MNC from Manufacturers Bank. In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and MNC and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and MNC and such other affiliates from borrowing from Manufacturers Bank, unless the loans are secured by certain types of collateral. Furthermore, such secured loans, other transactions and investments by Manufacturers Bank are generally limited in amount as to each of the Corporation, MNC and such other affiliates to 10% of Manufacturers Bank's capital and surplus, and as to all of the Corporation, MNC and such other affiliates to an aggregate of 20% of Manufacturers Bank's capital and surplus. As of March 31, 1998, approximately $12.1 million of credit was available to the Corporation from the Bank under this limitation.

     Manufacturers Bank is a state non-member bank of the Federal Reserve System and is regulated by the FDIC and the Office of Banks and Real Estate of the State of Illinois (the "Commissioner"). There are various regulatory limitations applicable to the payment of dividends by MNC and Manufacturers Bank as well as the payment of dividends by the Corporation to its shareholders. Under the laws of Illinois, a state-chartered bank is permitted to declare and pay dividends in amounts up to the amount of its accumulated net profits, provided that it shall retain in its surplus at least one-tenth of its net profits since the date of the declaration of its most recent previous dividend until said additions to surplus, in the aggregate, equal at least the paid-in-capital of such bank. In no event, therefore, may Manufacturers Bank, while it continues its banking business, pay dividends in excess of its net profits then on hand (after deduction for losses and bad debts). Under existing supervisory practices at March 31, 1998, Manufacturers Bank could have paid additional dividends of up to $1.5 million without regulatory approval and MNC could have paid $7.8 million of dividends and complied with the minimum regulatory capital requirements applicable to it. Bank regulatory agencies have authority to prohibit MNC, Manufacturers Bank or the Corporation from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of Manufacturers Bank, MNC or the Corporation, could be deemed to constitute such an unsafe or unsound practice. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

     Under the Federal Deposit Insurance Act ("FDIA"), insured depository institutions such as Manufacturers Bank are prohibited from making capital distributions, including the payment of dividends, if, after making any such distributions, the institution would become "undercapitalized" (as such term is used in the FDIA). Based on Manufacturers Bank's current financial condition, the Corporation does not expect that this provision will have any impact on the Bank's ability to pay dividends to MNC, or MNC's ability to pay dividends to the Corporation.

     The Corporation has two lines of credit with LaSalle National Bank, a $15.0 million line secured by the stock of MNC owned by the Corporation and a $4.5 million unsecured line. The borrowings under the two lines may not in the aggregate exceed $15.0 million. If the Corporation were to default under the secured line, its ability to rely on dividends from MNC to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses would be adversely affected.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that an Extension Period must end on an Interest
Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the applicable periodic Distribution Rate, compounded quarterly, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period. During the pendency of any Extension Period, the Corporation generally will be prohibited from declaring or paying dividends on the Corporation's capital stock. See "Description of Capital Securities--Distributions."

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the applicable periodic Distribution Rate, compounded quarterly, from the Interest Payment Date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, because the
Corporation has the right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will recognize income in the form of original issue discount ("OID") for United States federal income tax purposes in advance of the receipt of cash and may not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of deferred Distributions thereafter. See "Certain Federal Income Tax Consequences--Original Issue Discount" and "--Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other similar securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     Upon the occurrence and continuation of a Special Event, including an Investment Company Event, a Regulatory Capital Event or a Tax Event (in each case as defined under "Description of Junior Subordinated Debentures--Special Event Prepayment"), prior to the Initial Optional Redemption Date, the Corporation will have the right to prepay the Junior Subordinated Debentures, in whole but not in part, at the Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approval. See "Description of Capital Securities--Redemption."

     Prospective investors should be aware that Enron Corporation ("Enron") has filed a petition in the United States Tax Court challenging the proposed disallowance by the Internal Revenue Service ("IRS") of the deduction of interest expense on securities issued by Enron in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. A decision of the Tax Court in the Enron case upholding the position of the IRS would not necessarily affect the tax treatment of interest paid on the Junior Subordinated Debentures because such a decision may be based on factors that differ from those pertaining to the Junior Subordinated Debentures, the Trust or the Corporation. However, it is possible that such a decision would result in the receipt by the Corporation or the Trust of an opinion of counsel that there is a more than insubstantial risk that interest payable on the Junior Subordinated Debentures is not or will not be deductible. The receipt of such an opinion would constitute a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities. See "Description of the Capital Securities--Redemption."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Capital Securities; and (ii) receipt of any required regulatory approval. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time; (ii) the Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay the principal of or interest (including Additional Sums and Compounded Interest, each as defined herein, if any) on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including Additional Sums and Compounded Interest, if any) on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest (including Additional Sums and Compounded Interest, if any) on the Junior Subordinated Debentures, and the
Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust
Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture. LaSalle National Bank will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. LaSalle National Bank will also act as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture. Wilmington Trust Company will act as Delaware Trustee under the Trust Agreement.

LIMITED VOTING RIGHTS

     Holders of Capital Securities generally will have no voting rights other than with respect to the modification of the Capital Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended ("Investment Company Act"), even if such action adversely affects the interests of such holders. Holders of Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Trust Agreement."

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

ABSENCE OF PUBLIC REPORTING

     Neither the Corporation nor Manufacturers Bank is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and none of the Corporation, Manufacturers Bank or the Trust will become subject to such reporting requirements as a result of the offer and sale of the Capital Securities or the Junior Subordinated Debentures as provided herein. Therefore, holders of the Capital Securities or the Junior Subordinated Debentures will not have access to the type and amount of financial or other information required to be filed with the Commission by companies with publicly traded securities outstanding. Although the Corporation has agreed to make available to holders of the Capital Securities or the Junior Subordinated Debentures material satisfying the information requirements of Rule 144A as applicable to companies that are not subject to the reporting requirements of the Exchange Act, audited financial statements and, upon request, quarterly Call Reports, such information is substantially less in scope, detail and frequency than the information required to be provided by companies with publicly traded securities outstanding. The information requirements of Rule 144A require only that the issuer provide, upon request; (i) a brief statement of the nature of the business of the issuer and the products and services it offers; and (ii) the issuer's balance sheets, profit and loss statements and retained earnings for the two preceding fiscal years. Accordingly, the information concerning the Corporation available to holders or potential holders of the Capital Securities or the Junior Subordinated Debentures will be significantly less detailed than the information contained in this Offering Memorandum.

ABSENCE OF RATINGS AND PUBLIC MARKET; TRANSFER RESTRICTIONS

     The Capital Securities have not been rated by any rating agency. Furthermore, the Capital Securities have not been registered under the Securities Act and will be subject to transfer restrictions, including a limitation on transfer to only blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. See "Notice to Investors." There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities, or at what price holders of the Capital Securities will be able to sell their Capital Securities. Future trading prices of the

Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results and the market for similar securities. The Initial Purchaser has informed the Trust and the Corporation that it intends to make a market in the Capital Securities. However, the Initial Purchaser is not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. In addition, such market making activity will be subject to the limits of the Securities Act.

LENDING

     There are risks inherent in making any loan, including risks with respect to the period of time over which the loan may be repaid, risks resulting from changes in economic and industry conditions, such as those in the local market areas served by Manufacturers Bank, risks inherent in dealing with individual borrowers and risks resulting from uncertainties as to the future value of collateral. Manufacturers Bank's allowance for loan losses is established by Management of the Bank at levels considered adequate to absorb anticipated loan losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Bank's control, and such losses may exceed current estimates. There is no assurance that the Bank's allowance for loan losses will prove sufficient to cover actual losses in the future.

IMPACT OF THE ECONOMY ON OPERATIONS

     Declines in the local economy, national economy or real estate market could adversely affect the financial condition and results of operations of the Corporation due to decreased demand for loans, increased competition for good loans and increased non-performing loans and loan losses, resulting in additional provisions for loan losses and losses on real estate owned by the Bank. Although Management believes that the allowance for loan losses is adequate in light of current economic conditions, many factors may require unanticipated future additions to the allowance for loan losses, which would adversely affect the Corporation's financial condition and results of operation. These factors include (i) adverse changes in economic conditions and interest rates that may affect the ability of borrowers to make payments on loans; (ii) changes in the financial capability of individual borrowers; (iii) changes in the local real estate market and the value of the Bank's loan collateral; and
(iv) future review and evaluation of the Bank's loan portfolio, internally or by regulators. The amount of the allowance for loan losses at any time represents estimates made by Management that are susceptible to significant changes due to changes in values of collateral, national and regional economic conditions, prevailing interest rates and other factors. Future adjustments to the allowance also may be necessary if economic or other conditions differ substantially from those underlying the assumptions used in making such estimates.

COMPETITION

     Manufacturers Bank faces intense and increasing competition both in making loans and in attracting savings deposits. The market area of Manufacturers Bank has a high density of financial institutions, many of which have greater financial resources, name recognition and market presence than Manufacturers Bank, and all of which are competitors of Manufacturers Bank to varying degrees. Particularly intense competition exists for savings deposits and the origination of loan products. Manufacturers Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, mortgage banking companies, finance companies and credit unions. Manufacturers Bank's competition for deposits comes principally from commercial banks, savings banks, savings and loan associations and credit unions. In addition, Manufacturers Bank faces increasing competition for savings deposits from non-bank institutions such as brokerage firms, insurance companies, money market mutual funds, mutual funds (such as corporate and government securities funds) and annuities. Trends toward the consolidation of the banking industry and the lifting of interstate banking and branching restrictions may make it more difficult for smaller institutions, such as Manufacturers Bank, to compete effectively with large national and regional banking institutions. See "Business."

INTEREST RATE RISK

     The Corporation's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest earning assets and the interest expense incurred in connection with its interest bearing liabilities. Changes in the general level of interest rates can affect the Corporation's net interest income by affecting the spread between the Corporation's interest earning assets and interest bearing liabilities. This may be due to the disparate maturities or period to repricing of the Corporation's interest earning assets and interest bearing liabilities. In addition to its effect on the Corporation's interest rate spread, changes in the general level of interest rates also affect, among other things, the ability of the Corporation to originate loans; the value of the Corporation's interest earning assets and its ability to realize gains from the sale of such assets; the average life of the Corporation's interest earning assets; and the Corporation's ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Corporation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset Liability Management."

YEAR 2000 PROBLEM

     The "Year 2000 Problem" centers on the inability of computer systems to recognize the year 2000. Many existing computer programs and systems were originally programmed with six digit dates that provided only two digits to identify the calendar year in the date field, without considering the upcoming change in the century. With the impending millennium, these programs and computers will recognize "00" as the year 1900 rather than the year 2000. Like most financial service providers, the Corporation and the Bank may be significantly affected by the Year 2000 Problem due to the nature of financial information. Software, hardware and equipment, both within and outside the direct control of the Corporation and the Bank, and with whom the Corporation and the Bank electronically or operationally interface (e.g., third party vendors providing data processing, information system management, maintenance of computer systems and credit bureau information), are likely to be affected. Furthermore, if computer systems are not adequately changed to identify the year 2000, many computer applications could fail or create erroneous results. As a result, many calculations that rely on the date field information, such as interest payment due dates and other operating functions, may generate results that could be significantly misstated, and the Corporation could experience a temporary inability to process transactions, send invoices or engage in similar normal business activities. In addition, under certain circumstances, failure to adequately address the Year 2000 Problem could adversely affect the creditworthiness of the Bank's borrowers. Thus, if not adequately addressed, the Year 2000 Problem could result in a significant adverse impact on the products, services and competitive condition of the Corporation and the Bank.

     On March 20, 1998, the Examination Parity and Year 2000 Readiness for Financial Institutions Act, P.L. 105-164, became law. In that statute, Congress emphasized the seriousness with which the financial services industry and its regulators must view the Year 2000 Problem by requiring the regulators to conduct seminars for, and otherwise provide information and model approaches concerning common problems to, the nation's financial institutions concerning this problem. The regulators, acting through the FFIEC, have been compiling and disseminating such information through industry-wide pronouncements which emphasize that safety and soundness examinations would focus, among other things, on the institutions' awareness and preparations with respect to the Year 2000 Problem. Failure to appropriately address the Year 2000 Problem may result in supervisory actions, denials of regulatory applications and civil money penalties.

     In response to the foregoing regulatory guidance and pronouncements, the Corporation and the Bank have been reviewing the Bank's operating procedures for exposure to potential issues that the Year 2000 Problem might have on its computer systems and programs. At the direction of the Bank's Board of Directors, the Year 2000 Problem committee was established and has identified major issues related to computer hardware, software and operating systems to ensure that they will be capable of properly recognizing January 1, 2000 and beyond. In addition, selected business customers have been contacted and procedures have been put in place to survey these business customers to understand their progress in regard to dealing with the Year 2000 Problem. The Year 2000 Problem committee reports periodically to the Bank's Board of Directors.

     The Corporation and the Bank believe that due to their up-to-date computer hardware and software systems, there will be no material costs to the Corporation or any of its subsidiaries relating to their becoming compliant with all necessary procedures for dealing with the Year 2000 Problem.

                              COAL CITY CORPORATION

     The Corporation was incorporated in Illinois in 1986 and is a bank holding company registered under the BCA and the Illinois BCA. The Corporation conducts a commercial banking business through Manufacturers Bank, which is wholly-owned by MNC, 96.5% of whose issued and outstanding shares of common stock and all of whose issued and outstanding shares of Class A Preferred Stock are owned by the Corporation. Manufacturers Bank provides a complete range of banking services to individuals and small and medium-sized businesses. These services include checking and savings accounts, interest bearing deposit instruments, business loans, personal loans, home and condominium mortgage loans, and other consumer-oriented financial services, including night depository facilities. In addition, customers are provided 24-hour banking services by means of automatic teller machines that are part of Cash Station, Inc., a regional, shared ATM network.

     On May 7, 1997, the Corporation acquired U.S. Bancorp, the holding company for U.S. Bank, through the merger of a subsidiary of MNC with and into U.S. Bancorp. In connection with said merger, the former shareholders of U.S. Bancorp received (i) $30.0 million in cash; and (ii) shares of Class B Preferred Stock of the Corporation having an aggregate par value of $10.2 million. A portion of the proceeds of this offering will be used to redeem the currently issued and outstanding shares of Class B Preferred Stock of the Corporation. See "Use of Proceeds."

     On January 28, 1998, the Corporation completed the sale of Coal City Bank, a wholly-owned subsidiary, to Kankakee Bancorp, Inc. In the transaction, the Corporation received $7.8 million in cash and recorded a $4.1 million gain on sale. See "Business--History and Development."

     Manufacturers  Bank has four distinct  banking  groups:  Business  Banking,
Convenient Retail Banking, Lease Banking and Korean Banking. The Business Banking Group focuses on serving privately-owned companies, including manufacturers, wholesalers, distributors, home developers, long-term health care operators, real estate operators and investors, and selected types of service companies. Manufacturers Bank provides these companies with credit, deposit, cash management and investment products and services. The Convenient Retail Banking Group targets consumers who live or work near the Bank's offices. Manufacturers Bank offers consumer products to these individuals, including checking accounts, savings accounts, money market accounts, time deposit accounts, secured and unsecured consumer loans, residential mortgage loans, and a variety of fee for service products, such as money orders and travelers checks. The Lease Banking Group serves small and medium size equipment leasing companies located throughout the United States. Manufacturers Bank provides full banking services for these leasing companies, including financing the debt portion of leveraged leases, providing short-term and long-term equity financing, making working capital and bridge loans, and investing directly in leased equipment. The Korean Banking Group focuses on the expanding Korean community, providing complete banking services using the Korean language to Korean consumers and Korean-owned businesses in the Chicago area. See "Business -- Business Areas."

     At March 31, 1998, the Corporation had total assets, deposits and stockholders' equity of $762.7 million, $634.4 million and $54.8 million respectively. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere herein.

     The principal business offices of the Corporation are located at the Main Banking Premises. Manufacturers Bank also has offices on the far north side and the far south side of Chicago and in the Chicago suburbs of Lansing, South Holland and Tinley Park, Illinois.

                               RECENT DEVELOPMENTS

     Historically, the Corporation has maintained high asset quality by utilizing strict loan underwriting standards and collection efforts and by generally limiting its origination of mortgage loans to its delineated lending area. The ratio of non-performing loans to total loans at December 31, 1993, 1994, 1995 and 1996 was 0.17%, 0.26%, 0.34% and 0.35%, respectively, and the ratio of non-performing assets to total assets at such dates was 0.10%, 0.21%, 0.24% and 0.23%, respectively.

     On May 7, 1997, the Corporation acquired $17.8 million in potential problem loans and assets as part of the acquisition of U.S. Bancorp, which had been identified as possible problem loans or assets during the due diligence performed by the Corporation prior to the acquisition. Upon such acquisition, these potential problem loans and assets constituted 3.60% of the Bank's total loans. As a result of the U.S. Bancorp acquisition, the ratio of non-performing loans to total loans and the ratio of non-performing assets to total assets at December 31, 1997, was 1.87% and 1.70%, respectively.

     As a result of the efforts of the Corporation to further reduce the amount of non-performing assets, at March 31, 1998, the ratio of non-performing loans to total loans and the ratio of non-performing assets to total assets were 1.78% and 1.74%, respectively, and at June 30, 1998, these ratios had declined to 0.66% and 0.45%, respectively. From March 31, 1998 to June 30, 1998, the Corporation lowered non-performing loans by $5.9 million, had net charge-offs of $924,000, sold $3.4 million of OREO, and added $187,000 to its allowance for loan losses. As a result, the allowance for loan losses as of June 30, 1998, was $7.0 million and non-performing loans and non-performing assets changed as follows.

                                        AT                  AT
                                     JUNE 30,            MARCH 31,           DOLLAR            PERCENT
                                       1998                1998              CHANGE            CHANGE
                                ----------------------------------------------------------------------------
                                                          (DOLLARS IN THOUSANDS)
Non-performing loans..........     $    3,474          $    9,364          $   (5,890)           (62.9)%
Other real estate owned.......            430               3,879              (3,449)           (88.9)%
                                   ----------          ----------          ----------        ---------
Total non-performing
  assets......................     $    3,904          $   13,243          $   (9,339)           (70.5)%
                                   ==========          ==========          ==========        =========
Non-performing loans
  to total loans..............           0.66%               1.78%
Non-performing loans
  to allowance for loan
  losses......................          49.53%             120.81%
Allowance for loan
  losses to total loans.......           1.32%               1.47%

     All of the charged-off loans were identified as of March 31, 1998 as non-performing or potential problem loans by the Bank's internal classification system, and substantially all of the loans charged-off and all of the OREO sold since March 31, 1998 were acquired as part of the acquisition of U.S. Bancorp.

     The Bank's potential problem loans declined from $6.5 million as of March 31, 1998 to $5.5 million as of June 30, 1998.

                                 USE OF PROCEEDS

     The proceeds to the Trust from the offering of the Capital Securities will be $25.0 million. All of the proceeds from the sale of the Capital Securities and the Common Securities will be invested by the Trust in the Junior Subordinated Debentures. As described below, the Corporation intends to use the net proceeds from the sale of the Junior Subordinated Debentures to (i) cause the 1997 Trust to retire the $10.0 million of 1997 Trust Preferred Securities,
(ii) redeem the Class B Preferred Stock of the Corporation issued in connection with the U.S. Bancorp acquisition, and (iii) repay some or all of the Corporation's indebtedness to LaSalle National Bank. Any proceeds not so used will be used for general corporate purposes. Initially, the net proceeds may be used to purchase short-term investment securities.

     The Corporation owns all of the issued and outstanding trust common securities (the "1997 Trust Common Securities") of the 1997 Trust. All of the issued and outstanding 1997 Trust Preferred Securities (together with the 1997 Trust Common Securities, the "1997 Trust Securities") are owned by Coal City Investors ("CCI"), an Illinois general partnership consisting of the members of the Board of Directors of the Corporation. The 1997 Trust exists for the purpose of issuing the 1997 Trust Securities and investing the proceeds thereof in subordinated deferrable interest debentures (the "1997 Debentures") issued by the Corporation. The 1997 Trust currently holds a 1997 Debenture in the principal amount of $10.3 million. The annual net interest expense on the 1997 Debenture is $925,000. The principal of and accrued interest on the outstanding 1997 Debenture will be paid with a portion of the proceeds of this offering and, thereafter, the 1997 Trust Securities will be retired by the 1997 Trust, and the 1997 Trust will be dissolved. As of June 30, 1998, there were approximately $37,000 in unamortized costs associated with this transaction.

     Simultaneously with the issuance and sale of the 1997 Trust Preferred Securities to CCI by the 1997 Trust, the Corporation issued to CCI, at no additional cost, the Corporation's warrant (the "1997 Warrant") for the purchase of up to $10.0 million of common stock, without par value, of the Corporation at certain predetermined prices set forth therein. Although the 1997 Warrant is not scheduled to expire until February 5, 2007, CCI has agreed, in consideration of the purchase of the 1997 Trust Preferred Securities by the Corporation for $10.0 million, to also return the 1997 Warrant to the Corporation, at no cost, at which time the 1997 Warrant will be canceled by the Corporation.

     The Class B Preferred Stock of the Corporation was issued in connection with the acquisition of U.S. Bancorp. See "Business -- History and Development." The Class B Preferred Stock has an annual dividend rate of 8.5%, or an aggregate annual dividend of $867,000. Subsequent to the closing of this offering, the Corporation will issue a notice of redemption of all of the outstanding Class B Preferred Stock, with the date of redemption being 30 days after the date of such notice. A holder of such Class B Preferred Stock may elect to convert such stock into shares of common stock of the Corporation up to three days prior to the date of redemption. If all of the Class B Preferred Stock is redeemed, the aggregate redemption price will be $10.2 million, plus accrued dividends. If all of the Class B Preferred Stock were to be converted into common stock of the Corporation, the Corporation would be required to issue approximately 5,500 shares of its common stock in exchange for the converted shares of Class B Preferred Stock. The Corporation is unable to predict what percentage of the holders of its Class B Preferred Stock will elect to have their shares redeemed for cash and what percentage of such holders will elect to convert to common stock.

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratio of earnings to combined fixed charges of the Corporation on a consolidated basis for the periods indicated.

                                           THREE MONTHS
                                              ENDED
                                            MARCH 31,                        YEAR ENDED DECEMBER 31,
                                       --------------------- ---------------------------------------------------------
                                           1998       1997       1997        1996        1995       1994        1993
                                           ----       ----       ----        ----        ----       ----        ----
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES:
   Excluding interest on deposits.....    10.11x      5.87x      3.69x        7.90x      4.77x    --  (1)    --   (1)
   Including interest on deposits.....     1.79x      1.37x      1.25x        1.38x      1.26x      1.36x       1.60x

----------
(1)  There were no fixed charges excluding interest on deposits.

     For purposes of computing the ratio of earnings to combined fixed charges, earnings represent net income before applicable income taxes, minority interest and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense, net of income from subleases.


                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the Capital
Securities,  the  Guarantee  and  the  Junior  Subordinated  Debentures  will be included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, the Corporation will record
Distributions payable on the Capital Securities as interest expense in its consolidated statements of income.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation at March 31, 1998, and as adjusted to give effect to (i) the consummation of the offering of the Capital Securities offered hereby, and (ii) the use of the proceeds. The following data should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere herein.

                                                                              AT MARCH 31, 1998
                                                                    -------------------------------------
                                                                       ACTUAL               AS ADJUSTED
                                                                                (IN THOUSANDS)
Long-term Borrowings (1) ........................................        $20,537              $15,737
Minority Interest in Subsidiary .................................          1,544                1,544
Corporation Obligated Mandatorily Redeemable
      Preferred Securities of Subsidiary Trust Holding Solely
      Junior Subordinated Debentures (2) ........................         10,000                   --
Corporation Obligated Mandatorily Redeemable Capital
      Securities of Subsidiary Trust Holding Solely Junior
      Subordinated Debentures (3) ...............................             --               25,000
Stockholders' Equity:
      Preferred stock, Class B (4) ..............................         10,200                   --
      Common stock ..............................................            490                  490
      Additional paid-in capital ................................         23,779               23,779
      Retained earnings .........................................         20,186               20,186
      Accumulated other comprehensive income ....................            189                  189
                                                                         -------              -------

        Total stockholders' equity ..............................         54,844               44,644
                                                                         -------              -------
        Total long-term liabilities and stockholders' equity ....        $86,925              $86,925
                                                                         -------              -------

----------
(1) Long-term borrowings include borrowings under the Corporation's two lines of credit with LaSalle National Bank, a $15.0 million line secured by the stock of MNC owned by the Corporation and a $4.5 million unsecured line. The borrowings under the two lines may not in the aggregate exceed $15.0 million.
(2) The 1997 Trust Preferred Securities issued by the 1997 Trust will be retired with a portion of the proceeds of this offering. See "Use of Proceeds."
(3) As described herein, the sole assets of the Trust will be $25.8 million aggregate principal amount of the Junior Subordinated Debentures issued in connection with this offering.
(4) Reflects the redemption of all the Corporation's Class B Preferred Stock for cash. Stockholders may elect to convert some or all of their shares into common stock of the Corporation. See "Use of Proceeds."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis is intended to review the significant factors affecting the financial condition and results of operations of the Corporation for the three months ended March 31, 1998 and for the two-year period ended December 31, 1997. On May 7, 1997, the Corporation acquired U.S. Bancorp, the holding company for U.S. Bank, through a merger. On January 28, 1998, the Corporation sold Coal City Bank, its wholly owned subsidiary, to Kankakee Bancorp, Inc. for $7.8 million in cash. These transactions significantly affect the comparative information discussed below. This discussion should be read in conjunction with the "Selected Consolidated Financial and Other Data", "Business" and the Consolidated Financial Statements and Notes thereto included elsewhere herein.


GENERAL

     The profitability of the Corporation's operations depends primarily on its net interest income, which is the difference between total interest earned on interest earning assets and total interest paid on interest bearing liabilities. The Corporation's net income is affected by its provision for loan losses as well as other income and other expenses. The provision for loan losses reflects the amount thought to be adequate to cover estimated losses in the loan portfolio. Noninterest income or other income consists of service fees on deposit accounts, lease financing income, net gains (losses) on the sale of securities available for sale, and other operating income. Other expenses include salaries and employee benefits along with occupancy and equipment expenses, amortization expense and other operating expenses.

     The amount of net interest income is affected by changes in the volume and mix of earning assets, the level of interest rates earned on those assets, the volume and mix of interest bearing liabilities, and the level of interest rates paid on those interest bearing liabilities. The provision for loan losses is dependent on changes in the loan portfolio and Management's assessment of the collectibility of the loan portfolio, as well as economic and market conditions. Other income and other expenses are impacted by growth of operations and growth in the number of accounts through both acquisitions and core banking business growth. Growth in operations affects other expenses as a result of additional employees, branch facilities and promotional marketing expenses. Growth in the number of accounts affects other income including service fees as well as other expenses such as computer services, supplies, postage, telephone and other miscellaneous expenses.


ANALYSIS OF NET INTEREST INCOME

     INTEREST EARNING ASSETS AND INTEREST BEARING LIABILITIES. The following tables set forth the average daily balances, income from interest earning assets, expenses of interest bearing liabilities, their associated yield or interest rate and net interest income, interest rate spread and net yield on interest earning assets for the periods presented.

                                                                              THREE MONTHS ENDED MARCH 31,
                                                        ------------------------------------------------------------------
                                                                        1998                              1997
                                                        ------------------------------------------------------------------
                                                          AVERAGE                     YIELD/  AVERAGE               YIELD/
                                                          BALANCE      INTEREST        RATE   BALANCE    INTEREST    RATE
                                                        -----------  ------------    ------- --------   ---------  -------
                                                        (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
Loans (1) (2) .....................................      $524,452       $ 11,159      8.63%   $394,642   $ 8,202    8.43%
Taxable investment securities .....................       174,822          2,531      5.87%    105,694     1,625    6.24%
Investment securities exempt from federal
      income taxes (3) ............................         4,182            124     12.03%      7,656       189   10.01%
Federal funds sold ................................         8,748            118      5.47%      9,908       122    4.99%
                                                         --------       --------              --------   -------

     Total interest earning assets ................       712,204         13,932      7.93%    517,900    10,138    7.94%
                                                                        --------                         -------

     Non-interest earning assets ..................        85,096                              61,440
                                                         --------                            --------
     Total assets .................................      $797,300                            $579,340
                                                         ========                            ========

INTEREST BEARING LIABILITIES:
Deposits:
     NOW and money market deposit
         accounts .................................      $146,342          1,179      3.27%   $134,446     1,091    3.29%
     Savings deposits .............................        88,586            540      2.47%     61,894       368    2.41%
     Time deposits ................................       283,439          3,874      5.54%    213,918     2,849    5.40%
Long-term borrowings (4) ..........................        28,871            563      7.91%     17,544       367    8.48%
Short-term borrowings .............................        57,564            731      5.15%      6,281        85    5.49%
                                                         --------       --------              --------   -------
     Total interest bearing liabilities ...........       604,802          6,887      4.62%    434,083     4,760    4.45%
                                                                        --------                         -------    ----
Demand deposits - non-interest bearing ............       123,400                               91,215
Other non-interest bearing liabilities ............        13,263                                8,475
Minority interest in subsidiary ...................         2,482                                6,345
Stockholders' equity ..............................        53,353                               39,222
                                                         --------                             --------
     Total liabilities and stockholders'
           equity .................................      $797,300                             $579,340
                                                         ========                             ========
     Net interest income/interest rate
         spread (5) ...............................                      $ 7,045      3.31%              $ 5,378    3.49%
                                                                         =======      ====               =======    ====
     Net interest margin (6) ......................                                   4.01%                         4.21%
                                                                                      ====                          ====

----------
(1)  Non-accrual loans are included in average loans.
(2) Interest income includes loan origination fees of $251,000 and $99,000 for the three months ended March 31, 1998 and 1997, respectively.
(3) Non-taxable investment income is presented on a fully tax equivalent basis assuming a 34% tax rate.
(4) Long-term borrowings include corporation obligated mandatorily redeemable preferred securities.
(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest earning assets.

                                                              YEAR ENDED DECEMBER 31,
                                   -----------------------------------------------------------------------------------------
                                               1997                          1996                           1995
                                   ---------------------------   ---------------------------    ---------------------------
                                   AVERAGE              YIELD/   AVERAGE              YIELD/    AVERAGE              YIELD/
                                   BALANCE  INTEREST     RATE    BALANCE   INTEREST    RATE     BALANCE   INTEREST    RATE
                                  --------- --------- --------- --------- ---------  --------- --------- --------- ---------
                                                              (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
Loans (1) (2) .................  $ 482,049    $ 41,313  8.57%   $355,486   $ 30,107    8.47%   $298,416   $ 26,271   8.80%
Taxable investment
    securities ................    138,037       8,527  6.18%    128,517      7,941    6.18%    137,091      7,719   5.63%
Investment securities exempt
    from federal income
    taxes (3) .................      7,720         656  8.50%     11,937      1,020    8.54%     12,091      1,238   0.24%
Federal funds sold ............     21,299       1,413  6.63%     17,228        809    4.70%     30,027      1,760   5.86%
Other .........................         --          --    --          --         --      --          51          5   9.80%
                                   -------      ------           -------     ------             -------      -----
      Total interest earning
           assets .............    649,105      51,909  8.00%    513,168     39,877    7.77%    477,676     36,993   7.74%
                                                                                                          --------

       Non-interest earning
          assets ..............     75,979                        55,396                        49,640
                                  --------                      --------                      --------

       Total assets ...........   $725,084                      $568,564                      $527,316
                                  ========                      ========                      ========

INTEREST BEARING LIABILITIES:
Deposits:
       NOW and money market
           deposit accounts ...   $151,544       4,873  3.22%   $130,972      4,115    3.14%   $123,987      3,822   3.08%
       Saving deposits ........     86,445       2,187  2.53%     65,306      1,578    2.42%     65,620      1,665   2.54%
       Time deposits ..........    265,477      14,557  5.48%    206,357     10,836    5.25%    176,403      9,733   5.52%
Long-term borrowings ..........     23,632       2,202  9.32%     13,653        982    7.19%     12,453      1,153   9.26%
Short-term borrowings .........     20,066       1,353  6.74%     10,012        669    6.68%      7,256        463   6.38%
                                   -------      ------           -------     ------             -------      -----
       Total interest bearing
           liabilities ........    547,164      25,172  4.60%    426,300     18,180    4.26%    385,719     16,836   4.36%
                                                                                                          --------

Demand deposits - non-interest
     bearing ..................    113,355                        91,380                        92,822
Other non-interest bearing
    liabilities ...............     10,965                         7,312                         5,569
Minority interest in
    subsidiary ................      4,890                         6,216                         5,663
Stockholders' equity ..........     48,710                        37,354                        37,543
                                                                                              --------
       Total liabilities and
        stockholders' equity ..   $725,084                      $568,564                      $527,316
                                  ========                      ========                      ========
       Net interest
           income/interest rate
           spread (5) .........               $ 26,737  3.40%              $ 21,697    3.51%             $ 20,157    3.38%
                                              ========  ====               ========    ====              ========    ====
       Net interest margin (6)                          4.12%                          4.23%                         4.22%
                                                        ====                           ====                          ====

----------
(1)  Non-accrual loans are included in average loans.
(2) Interest income includes loan origination fees of $1.0 million, $505,000 and $469,000 for the years ended December 31, 1997, 1996 and 1995, respectively.
(3) Non-taxable investment income is presented on a fully tax equivalent basis assuming a 34% tax rate.
(4) Long-term borrowings include corporation obligated mandatorily redeemable preferred securities.
(5) Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest earning assets.

     RATE VOLUME ANALYSIS. The following tables set forth the extent to which changes in interest rates and changes in volumes of interest earning assets and interest bearing liabilities have historically affected the Corporation's interest income and interest expense for the periods presented. Information is provided on changes in each category attributable to (i) changes due to volume (changes in volume multiplied by prior period rate); (ii) changes due to rate (changes in rate multiplied by current period volume); and (iii) total changes.

                                                                          THREE MONTHS ENDED MARCH 31, 1998
                                                                             COMPARED TO MARCH 31, 1997
                                                                 ------------------------------------------------
                                                                    CHANGE           CHANGE
                                                                    DUE TO           DUE TO               TOTAL
                                                                    VOLUME            RATE               CHANGE
                                                                 ------------------------------------------------
                                                                                      (IN THOUSANDS)
INTEREST EARNING ASSETS:
Loans ........................................................     $ 2,698            $  259           $ 2,957
Taxable investment securities ................................       1,065              (159)              906
Investment securities exempt from federal income taxes (1) ...         (86)               21               (65)
Federal funds sold ...........................................         (14)               10                (4)
                                                                   -------           -------           -------
          Total increase in interest income ..................       3,663               131             3,794
                                                                   -------           -------           -------

INTEREST BEARING LIABILITIES:
NOW and money market deposit accounts ........................          96                (8)               88
Savings deposits .............................................         159                13               172
Time deposits ................................................         927                98             1,025
Long-term borrowings (2) .....................................         237               (41)              196
Short-term borrowings ........................................         694               (48)              646
                                                                   -------           -------           -------
          Total increase in interest expense .................       2,113                14             2,127
                                                                   -------           -------           -------
          Increase in net interest income ....................     $ 1,550           $   117           $ 1,667
                                                                   -------           -------           -------

                                                                   YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------------------------------------------
                                                   1997 COMPARED TO 1996                         1996 COMPARED TO 1995
                                       -----------------------------------------------------------------------------------------
                                           CHANGE         CHANGE                         CHANGE         CHANGE
                                           DUE TO         DUE TO          TOTAL          DUE TO         DUE TO        TOTAL
                                           VOLUME          RATE          CHANGE          VOLUME          RATE        CHANGE
                                       -----------------------------------------------------------------------------------------
                                                                       (IN THOUSANDS)
INTEREST EARNING ASSETS:
Loans ................................   $ 10,718      $    488      $ 11,206          $  5,023      $ (1,187)     $  3,836
Taxable investment securities ........        586            --           586              (483)          705           222
Investment securities exempt from
    federal income taxes (1) .........       (361)           (3)         (364)              (16)         (202)         (218)
Federal funds sold ...................        192           412           604              (750)         (201)         (951)
Other ................................         --            --            --                (5)           --            (5)
                                         --------      --------      --------          --------      --------      --------
      Total increase (decrease) in
          interest income ............     11,135           897        12,032             3,769          (885)        2,884
                                         --------      --------      --------          --------      --------      --------

INTEREST BEARING LIABILITIES:
NOW and money market deposit
     accounts ........................        646           112           758               215            78           293
Savings deposits .....................        511            98           609                (8)          (79)          (87)
Time deposits ........................      3,104           617         3,721             1,653          (550)        1,103
Long-term borrowings (2) .............        718           502         1,220               111          (282)         (171)
Short-term borrowings ................        672            12           684               176            30          (206)
                                         --------      --------      --------          --------      --------      --------
      Total increase (decrease) in
         interest expense ............      5,651         1,341         6,992             2,147          (803)        1,344
                                         --------      --------      --------          --------      --------      --------
      Increase (decrease) in net
         interest income .............   $  5,484      $   (444)     $  5,040          $  1,622      $    (82)     $  1,540
                                         --------      --------      --------          --------      --------      --------

----------
(1) Non-taxable investment income is presented on a fully tax equivalent tax basis utilizing a 34% rate.
(2) Long-term borrowings include corporation obligated mandatorily redeemable preferred securities.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1997

     GENERAL. The Corporation's net income was $3.6 million for the three months ended March 31, 1998, compared to net income of $892,000 for the three months ended March 31, 1997, an increase of $2.7 million. The increase in net income for the three months ended March 31,1998 as compared with the prior year period resulted primarily from the sale of the Corporation's subsidiary, Coal City Bank, and the gain associated with the sale.

     NET INTEREST INCOME. Net interest income increased $1.7 million, or 31.8%, to $7.0 million for the three months ended March 31, 1998 from $5.3 million for the comparable period of 1997. This increase in net interest income resulted from a $3.8 million, or 37.9%, increase in interest income, partially offset by a $2.1 million, or 44.7%, increase in interest expense. Interest income increased due to a $194.3 million, or 37.5%, increase in average interest earning assets while interest expense rose as a result of an increase of $170.7 million, or 39.3%, in average interest bearing liabilities. Overall, total loans increased $129.1 million, or 32.5%, to $526.9 million at March 31, 1998 from $397.8 million at March 31, 1997. Total deposits increased $123.5 million, or 24.2%, to $634.4 million at March 31, 1998 from $511.0 million at March 31, 1997. The increases in total loans and total deposits were primarily due to the U.S. Bancorp acquisition in May 1997, and overall growth in the Corporation's core banking business along with increases in other borrowings. The Corporation's net interest margin of 4.01% for the three months ended March 31, 1998 decreased from 4.21% for the comparable period in 1997 due to an increase of $9.0 million in non-accrual loans directly attributable to the U.S. Bancorp acquisition, an issuance of $10.0 million in corporation obligated mandatorily redeemable preferred securities utilized to obtain funds for the U.S. Bancorp acquisition and an increase of $51.3 million in the average amount of short-term borrowings outstanding.

     PROVISION FOR LOAN LOSSES. The provision for loan losses increased to $188,000 for the three months ended March 31, 1998 from $171,000 for the three months ended March 31, 1997. The increase in the provision for loan losses is the result of Management's intention to maintain the allowance at a sufficient level given continued growth in the loan portfolio. The allowance for loan losses represented 1.47% of total loans at March 31, 1998 compared to 1.50% of total loans at December 31, 1997. Management believed the allowance for loan losses was adequate to cover potential losses in the loan portfolio.

     OTHER INCOME. Other income increased $4.7 million to $5.5 million for the three months ended March 31, 1998, compared to $820,000 for the three months ended March 31, 1997. The increase was primarily due to a $4.1 million gain on the sale of Coal City Bank, a $274,000 increase in service fees directly attributable to the U.S. Bancorp acquisition, a $200,000 gain on the sale of a trust business acquired with the U.S. Bancorp acquisition and a $74,000 increase in automatic teller machine fees charged.

     OTHER EXPENSES. Other expenses increased $2.7 million, or 63.6%, to $6.8 million for the three months ended March 31, 1998 from $4.2 million for the three months ended March 31, 1997. Salaries and employee benefits expense increased $1.4 million, or 61.6%, amortization expense increased $402,000, or 98.3%, while occupancy and equipment expense increased $465,000, or 96.7%, from the prior period in 1997. These increases were primarily due to the U.S. Bancorp acquisition.

     INCOME TAXES. The Corporation recorded an income tax expense of $1.9 million for the three months ended March 31, 1998 compared to $737,000 for the comparable period in 1997, reflecting the increase in the Corporation's income before taxes in 1998. The effective tax rate was 34.4% for the three months ended March 31, 1998 compared to 41.4% for the three months ended March 31, 1997. The decrease in 1998 is due to the Corporation's higher investment in U.S. Treasury and agency securities which reduces state income taxes.


COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

     GENERAL. The Corporation's net income was $3.4 million for the year ended December 31, 1997, compared to net income of $3.6 million for the year ended December 31, 1996, a decrease of $188,000 or 5.2%. The decrease in net income in 1997 resulted from the increase in amortization expense as a result of the U.S. Bancorp acquisition in May 1997.

     NET INTEREST INCOME. Net interest income increased $5.2 million, or 24.2%, to $26.5 million in 1997 from $21.4 million in 1996. This increase in net interest income resulted from a $12.2 million, or 30.8%, increase in interest income, partially offset by a $7.0 million, or 38.5%, increase in interest expense. Interest income increased due to a $135.9 million, or 26.5%, increase in average interest earning assets while interest expense rose as a result of an increase of $120.9 million, or 28.4%, in average interest bearing liabilities. Overall, total loans increased $139.0 million, or 35.8%, to $527.3 million at December 31, 1997 from $388.3 million at December 31, 1996 primarily due to the acquisition of U.S. Bancorp, which had total loans of $126.8 million as of the acquisition date. Total deposits increased $174.3 million, or 34.2%, to $684.1 million at December 31, 1997 from $509.7 million at December 31, 1996 primarily due to the acquisition of U.S. Bancorp, which had deposits of $169.4 million as of the acquisition date. Increases in interest income and interest expense were caused to a lesser extent by an overall growth in the Corporation's core banking business along with increases in other borrowings. The Corporation's net interest margin of 4.12% in 1997 decreased from 4.23% in 1996 due to increased market rates on higher yielding deposit accounts, an increase of $9.9 million in non-accrual loans directly attributable to the purchase of U.S. Bancorp, an issuance of $10.0 million in corporation obligated mandatorily redeemable preferred securities and a $5.8 million increase in long-term borrowings primarily attributable to the purchase of U.S. Bancorp.

     PROVISION FOR LOAN LOSSES. The provision for loan losses increased to $971,000 for the year ended December 31, 1997 from $572,000 for the year ended December 31, 1996. The increase in the provision for loan losses was the result of an increase in total loans and Management's intention to maintain the allowance at a sufficient level based upon continued growth in the portfolio. The allowance for loan losses represented 1.50% of total loans at December 31, 1997 compared to 1.21% of total loans at December 31, 1996. Management believed the allowance for loan losses was adequate to cover potential losses in the loan portfolio.

     OTHER INCOME. Other income increased $2.0 million, or 67.9 %, to $4.9 million in 1997, compared to $2.9 million in 1996. Service fees increased $1.0 million, or 48.6%, to $3.1 million in 1997 as compared to $2.1 million in 1996. The increase in service fees is directly attributable to the increase in deposits due to the acquisition of U.S. Bancorp, which had total deposits of $169.4 million as of the acquisition date. Net lease financing income increased $777,000 to $1.2 million in 1997 from $395,000 in 1996. Net lease financing income represents income on equipment owned by the Corporation and leased to others. At December 31, 1997, the Corporation had $22.9 million in leased equipment, up $4.3 million from $18.6 million at December 31, 1996.

     OTHER EXPENSES. Other expenses increased $7.3 million, or 43.4%, to $24.2 million in 1997 from $16.9 million in 1996 primarily due to the acquisition of U.S. Bancorp. Salaries and employee benefits expense increased $2.9 million, or 33.3%, amortization expense increased $1.3 million, or 64.3%, while occupancy and equipment expense increased $767,000, or 35.4% from 1996. Additional increases in other operating expenses included a $370,000 increase in computer services due to improvements made to the Corporation's computer systems and a $302,000 increase in marketing expense resulting from costs associated with the mergers of the U.S. Bancorp, U.S. Bank, Peterson Bank and Manufacturers Bank subsidiaries.

     INCOME TAXES. The Corporation recorded an income tax expense of $2.4 million for 1997 compared to $2.6 million for 1996 reflecting the decrease in the Corporation's income before taxes in 1997. The effective tax rate was 38.2% in 1997 compared to 37.6% in 1996.


COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

     GENERAL. The Corporation's net income increased $1.2 million, or 49.2%, to $3.6 million for the year ended December 31, 1996, from $2.4 million for the year ended December 31,1995. The increase in net income in 1996 was primarily attributable to an increase in net interest income and other income in addition to a decrease in other expenses.

     NET INTEREST INCOME. Net interest income increased $1.6 million, or 8.2%, to $21.3 million for the year ended December 31, 1996 from $19.7 million for the year ended December 31, 1995. This increase in net interest income resulted from a $2.9 million, or 8.1%, increase in interest income, partially offset by a $1.3 million, or 8.0%, increase in interest expense in 1996. Average interest earning assets increased $35.5 million, or 7.4%, to $513.2 million in 1996 from $477.7 million in 1995 as the Corporation experienced strong loan demand and shifted lower-yielding investment securities and federal funds sold to higher yielding loans. In addition, average interest earning assets increased from year to year as Peterson Bank was purchased on February 28, 1995, and 1995 included only ten months of Peterson Bank averages. Average interest bearing liabilities increased $40.6 million, or 10.5%, due to growth in time deposits. Overall the net interest margin increased to 4.23% in 1996 from 4.22% in 1995 as loan growth more than offset the increase in higher yielding deposits.

     PROVISION FOR LOAN LOSSES. The provision for loan losses increased to $572,000 for the year ended December 31, 1996 from $240,000 for the year ended December 31, 1995, primarily due to the Corporation's desire to maintain its allowance for loan losses at a sufficient level relative to the strong loan demand. Total loans increased $49.0 million, or 14.4%, to $388.3 million at December 31, 1996 from $339.3 million at December 31, 1995. The allowance for loan losses represented 1.21% of total loans at December 31, 1996, compared to 1.22% of total loans at December 31, 1995. Management believed the allowance for loan losses was adequate to cover potential losses in the loan portfolio.

     OTHER INCOME. Other income increased $1.0 million, or 54.8%, to $2.9 million in 1996 from $1.9 million in 1995. Service fees increased $448,000, or 27.5%, to $2.1 million in 1996 from $1.6 million in 1995. Service fees increased due to higher product fees and better fee collection practices. In addition, net gains (losses) on the sale of securities increased $633,000 to $75,000 in 1996 from ($558,000) in 1995 due to the sale of lower yielding securities to fund higher yielding loan demand.

     OTHER EXPENSES. Other expenses decreased $142,000, or 0.8%, to $16.9 million in 1996 from $17.0 million in 1995. FDIC fees, which are included in other operating expenses, decreased $520,000 due to nationwide rate reductions. Other expenses also decreased due to a $146,000 or 6.7% decrease in amortization expense to $2.0 million in 1996 from $2.2 million in 1995 as the amortization costs related to the purchase of MNC in 1992 were lower in 1996 than in 1995. The Corporation utilizes an accelerated amortization method which amortizes more of the purchase premium in early years than in later years. See "--Core Deposit Intangibles and Goodwill." Decreases in other expenses were offset by a $250,000 increase in occupancy and equipment expense, a $149,000 increase in operating losses, due to a loss on the sale of OREO property, which are included in other operating expenses, and a $66,000 increase in salaries and employee benefits.

     INCOME TAXES. The Corporation recorded income tax expense of $2.6 million for 1996 compared to $1.5 million for 1995 reflecting the increase in the Corporation's income before income taxes in 1996. The effective tax rate was 37.6% in 1996 compared to 34.3% in 1995.


COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1998 TO DECEMBER 31, 1997

     Total assets decreased $40.0 million, or 5.0% from $802.7 million at December 31, 1997 to $762.7 million at March 31, 1998. This decrease was due to the sale of Coal City Bank on January 28, 1998. Coal City Bank's total assets as of the date of sale were $56.0 million. Offsetting the decrease in total assets was growth in the loan portfolio and an increase in securities. Total loans were $527.3 million at December 31, 1997 and $526.9 million at March 31, 1998. Total securities were $141.9 million at December 31, 1997 and March 31, 1998. At December 31, 1997 approximately $18.0 million in loans and $15.5 million in securities were attributable to Coal City Bank. New loans were funded by the sale of federal funds sold and also by the increase in short term borrowings which increased by $11.4 million in the same time period. The decrease in deposits of $49.6 million was due primarily to the sale of Coal City Bank, which had total deposits of $52.1 million at the date of sale.


COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1997 TO DECEMBER 31, 1996

     Total assets increased by $214.9 million from $587.8 million at December 31, 1996 to $802.7 million at December 31, 1997 primarily due to the acquisition of U.S. Bancorp, which had total assets of $205.0 million at the date of acquisition. The acquisition cost was $40.2 million which was funded by the issuance of the Class B Preferred Stock of the Corporation of $10.2 million, cash held by the Corporation of $15.8 million and cash held by U.S. Bancorp of $14.2 million. The excess cost over the fair value of net assets acquired (goodwill) was $8.6 million. Approximately $5.7 million of the purchase price was allocated to the fair value of the core deposit intangible asset.


CORE DEPOSIT INTANGIBLES AND GOODWILL

     In acquiring its subsidiary banks, the Corporation recorded a portion of the purchase price as core deposit intangibles, which represented value assigned to the existing deposit base for which the annual interest and servicing costs are below market rates. In addition, the excess cost over fair value of net assets acquired is recorded as goodwill.

     The following table sets forth the core deposit intangible and goodwill amortization expense for each acquisition for the last five years and the expected expense for 1998 to 2002.

                                                         PLANNED AMORTIZATION FOR THE YEAR ENDING DECEMBER 31,
                                                    ------------------------------------------------------------------
                                                      2002          2001          2000          1999          1998
                                                    --------      --------      --------      --------      --------
                                                                             (IN THOUSANDS)

Coal City National Bank (1984) ..................    $   --        $   --        $   --        $   --        $   --
Manufacturers National Corporation (1992) .......       248           248           248           302           367
Peterson Bank (1995) ............................       531           730           770           970         1,025
U.S. Bancorp, Inc.  (1997) ......................       724           827         1,042         1,378         1,902
                                                        ---           ---         -----         -----         -----
        Total intangible amortization expense ...    $1,503        $1,805        $2,060        $2,650        $3,294
                                                     ======         =====         =====         =====         =====

                                                        ACTUAL AMORTIZATION FOR THE YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------
                                                     1997          1996          1995          1994          1993
                                                  --------       --------      --------      --------      --------
                                                                             (IN THOUSANDS)
Coal City National Bank (1984) .................    $    9        $    9        $    9        $    9        $    9
Manufacturers National Corporation (1992) ......       382           497           562           627           691
Peterson Bank (1995) ...........................     1,196         1,515         1,596            --            --
U.S. Bancorp, Inc.  (1997) .....................     1,734            --            --            --            --
                                                    ------        ------        ------        ------        ------
       Total intangible amortization expense ...    $3,321        $2,021        $2,167        $  636        $  700
                                                    ======        ======        ======        ======        ======

     The table demonstrates that in each of the years immediately following an acquisition, the Corporation amortizes more of the purchase premium than in later years. This has the effect of increasing other expense (decreasing net income) in early years and decreasing other expense (increasing net income) in later years. Amortization of purchase intangibles is a non-cash expense.


CASH EARNINGS

     The purchase method of accounting has been used to record each of the Corporation's acquisitions. As a result, the recorded basis of the net assets of the acquired entities has been adjusted to fair value. Adjustments included recording core deposit intangibles to reflect the difference between the fair value and underlying basis of deposits purchased and recording goodwill for the excess of the acquisition cost over the fair value of net assets acquired. Core deposit intangibles and goodwill are being amortized as a non-cash expense over periods of up to 8 and 20 years, respectively. Other fair value adjustments made to assets such as investment securities, loans, and buildings are also being amortized or depreciated over varying periods, ranging from 8 to 35 years. Amortization/depreciation expense reduces net income during the amortization periods.

     If the Corporation's acquisitions had met certain accounting rules, the pooling of interest method of accounting may have been used to account for the Corporation's acquisitions. Under this method of accounting, no goodwill or core deposit intangibles would have been recorded or other fair value adjustments made. Consequently net income is not reduced for the amortization of core deposit intangibles, goodwill or other fair value adjustments. Since application of the two methods can result in dramatically different net income, Management, certain analysts, and certain peer financial institutions have been computing cash earnings in order to compare results. At present, cash earnings is not a defined term or concept under generally accepted accounting principles.

         The following table sets forth the Corporation's cash earnings, which is defined by Management as net income, excluding amortization of purchase accounting non-cash items and the related deferred income tax effect.

                                                                    THREE MONTHS
                                                                        ENDED               YEAR ENDED DECEMBER 31,
                                                                      MARCH 31,    -----------------------------------------
                                                                        1998         1997           1996            1995
                                                                   ---------------------------------------------------------
                                                                                    (DOLLARS IN THOUSANDS)
Net income ........................................................  $ 3,558        $ 3,449        $ 3,637        $ 2,437
Goodwill amortization .............................................      235            801            570            515
Core deposit intangibles amortization (net of deferred tax) .......      380          1,663            958          1,090
Other fair value adjustment amortization (net of deferred tax) ....        3            (29)           (62)           (68)
                                                                     -------        -------        -------        -------

Cash earnings .....................................................    4,176          5,884          5,103          3,974
Preferred dividends ...............................................     (434)          (276)            --           (267)
                                                                     -------        -------        -------        -------

Cash earnings to common stockholders ..............................  $ 3,742        $ 5,608        $ 5,103        $ 3,707
                                                                     =======        =======        =======        =======

Cash earnings per share:
   Basic ..........................................................  $ 76.03        $112.81        $102.83        $ 73.92
   Diluted ........................................................  $ 76.03        $112.81        $102.83        $ 73.92

Performance ratios:
   Cash return on average tangible assets (1) .....................     2.20%          0.90%          1.03%          0.86%
   Cash return on average tangible equity (1) .....................    71.01%         24.95%         20.78%         16.82%

----------
(1) Cash return on average tangible assets and equity have been annualized for the quarter ended March 31, 1998 and include the $4.1 million gain on sale of Coal City Bank. Cash return on average tangible assets and equity, excluding the gain on sale of Coal City Bank, would have been 0.79% and 19.68%, respectively.


ASSET QUALITY

     GENERAL. The Corporation manages asset quality through various control, monitoring and review procedures. Asset quality is important in two areas: the credit quality of securities in the Bank's investment portfolio and the credit quality of loans in the Bank's loan portfolio. With regard to the Bank's investment portfolio, it is the Bank's policy to only invest in securities of the U.S. Treasury and agencies of, and corporations sponsored by, the U.S. Government, corporate and municipal securities rated in one of the top four grading categories by Standard & Poors, or Moody's, or local municipal non-rated securities for which the Bank has sufficient credit information to render an informed credit decision. Consequently, the Bank maintains a very high quality investment portfolio that has no nonaccruing or past due securities. The quality of loans in the Bank's loan portfolio is evidenced by the level of non-performing loans and assets as well as potential problem loans, which are discussed below.

     NON-PERFORMING LOANS AND NON-PERFORMING ASSETS. Non-performing loans include (i) loans accounted for on a non-accrual basis, (ii) accruing loans contractually past due 90 days or more as to interest and principal; and (iii) loans whose terms have been renegotiated to provide reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower. Management reviews the loan portfolio for problem loans on an ongoing basis. During the ordinary course of business, Management becomes aware of borrowers that may not be able to meet the contractual requirements of loan agreements. Such loans are placed under close supervision with consideration given to placing the loan on a non-accrual status, increasing the allowance for loan losses, and (if appropriate) partial or full charge-off. Those loans with respect to which Management does not expect to collect interest in the normal course of business are placed on a non-accrual status. After a loan is placed on non-accrual status, any current year interest previously accrued but not yet collected is reversed against current income. If interest payments are received on non-accrual loans, such payments will be applied to principal and not taken into income. Loans will not be placed back on accrual status unless all back interest and principal payments are made. If interest on non-accrual loans had been accrued, such income would have amounted to $158,700, $383,700 and $34,600 for the three months ended March 31, 1998, and the years ended December 31, 1997 and 1996, respectively.

     Non-performing assets consist of OREO, which represents properties acquired through foreclosure or other proceedings and is recorded at the lower of cost or fair value less the estimated cost of disposal. OREO is evaluated regularly to ensure that the recorded amount is supported by its current fair value. Valuation allowances to reduce the carrying amount to fair value less estimated costs of disposal are recorded as necessary. Revenues and expenses from the operations of OREO and changes in the valuation are included in other income and other expenses on the income statement.

     The following table sets forth the amounts of non-performing loans and non-performing assets at the dates indicated.


                                                        AT                            AT DECEMBER 31,
                                                     MARCH 31,  ---------------------------------------------------------
                                                       1998        1997        1996        1995        1994        1993
                                                    ---------    --------    --------    --------    --------    --------
                                                                       (DOLLARS IN THOUSANDS)
Non-performing loans:
      Non-accrual loans ............................  $9,364      $9,879      $  454      $  173      $   31      $  138
      Loans 90 days or more past due, still
           accruing interest .......................      --           2         903         974         553         247
      Restructured loans ...........................      --          --          --          --          --          --
                                                      ------      ------      ------      ------      ------      ------
     Total .........................................   9,364       9,881       1,357       1,147         584         385
Other real estate owned ............................   3,879       3,726          --         216         217          --
                                                      ------      ------      ------      ------      ------      ------
      Total non-performing assets ..................  $3,243      $3,607      $1,357      $1,363      $  801      $  385
                                                      ======      ======      ======      ======      ======      ======
Non-performing loans to total loans ................    1.78%       1.87%       0.35%       0.34%       0.26%       0.17%
Non-performing loans to allowance for loan losses ..  120.81%     124.73%      28.92%      27.75%      22.07%      14.22%
Non-performing assets to total assets ..............    1.74%       1.70%       0.23%       0.24%       0.21%       0.10%

     The increase in non-accrual loans of $9.4 million from December 31, 1996 to December 31, 1997 is directly attributable to the acquisition of U.S. Bancorp. As of March 31, 1998, $7.9 million, or 84.0%, of non-accruing loans represented loans that were acquired with U.S. Bancorp. Non-accrual loans consisted of 22 loans totaling $9.4 million. Of these loans, $8.3 million are secured by a first lien on real estate, $146,000 are secured by a mix of collateral, and $864,000 are secured by leases. Management is aggressively pursuing collection efforts with respect to these non-performing loans.

     As of March 31, 1998, all OREO, totaling $3.9 million, was attributable to the acquisition of U.S. Bancorp. At that date, OREO consisted of seven properties with recently appraised values totaling $5.1 million. Of these properties, the largest was a $2.9 million residential development property. This property was sold in June 1998. Three other properties, totaling $502,000, are occupied commercial properties paying rent to the Bank, while one of the remaining properties is an unoccupied commercial building valued at $385,000. The other two properties, totaling $114,000, are residential. Management is aggressively seeking the sale of the OREO properties.

     There were no loans identified as impaired as of March 31, 1998 or during the years ended December 31, 1997 and 1996. A loan is classified as impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. In contrast, a loan is classified as non-accrual when Management does not expect to collect interest in the normal course of business.

     POTENTIAL PROBLEM LOANS. The Bank utilizes an internal asset classification system as a means of reporting problem and potential problem assets. At each scheduled Board of Directors meeting, a watch list is presented, showing all loans listed as "Special Mention," "Substandard," "Doubtful" and "Loss." An asset is classified Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
Assets classified as Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and viewed as non-bankable assets, worthy of charge-off. Assets which do not currently expose the Bank to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses which may or may not be out of the control of the customer, are deemed to be Special Mention.

     When the Bank classifies one or more assets, or portions thereof, as Substandard or Doubtful, it establishes a general valuation allowance for loan losses ("General Valuation Allowance") in an amount deemed prudent by Management. General Valuation Allowance is a term which represents loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to specific problem assets. When the Bank classifies one or more assets, or portions thereof, as Loss, it either establishes a specific allowance for losses equal to 100% of the amount of the asset so classified or charges-off such amount.

     The Bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Bank's primary regulators, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of Management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that (i) institutions have effective systems and controls to identify, monitor and address asset quality problems; (ii) Management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and (iii) Management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Management believes it has established an adequate allowance for possible loan losses. The Bank analyzes its process regularly, with modifications made if needed, and reports those results four times per year at Board of Directors meetings. However, there can be no assurance that the regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase its allowance for loan losses at the time. Although Management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

     The aggregate principal amounts of potential problem loans rated Substandard, Doubtful, or Loss, excluding non-performing loans, as of March 31, 1998 and December 31, 1997 were approximately $6.5 million and $7.7 million, respectively. All loans classified as loss have been charged-off. Loans in this category generally include loans that were classified for regulatory purposes.

     ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is an amount that Management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While Management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

     The following table presents an analysis of the allowance for loan losses for the periods presented.

                                               THREE
                                               MONTHS
                                               ENDED                        YEAR ENDED DECEMBER 31,
                                              MARCH 31,  ------------------------------------------------------
                                                1998        1997        1996      1995        1994       1993
                                              ---------  ----------  ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN THOUSANDS)
Allowance at beginning of period ...........   $ 7,922     $ 4,692    $ 4,134    $ 2,646    $ 2,707    $ 2,305
Additions resulting from acquisitions ......        --       2,574         --      1,317         --         --
Decreases resulting from sale of
    subsidiary .............................      (399)         --         --         --         --         --

Charge-offs:
        Commercial .........................        --         178         --         70        145         --
        Commercial loans collateralized by
             assignment of lease payments ..        --          --         --         --         --         --
        Real estate - construction .........        --          --         --         --         --         --
        Real estate - mortgage .............         4          97         --         --         --         --
        Installment ........................        --          68         29          4          6          2
                                               -------     -------    -------    -------     -------   -------

Total charge-offs ..........................         4         343         29         74        151          2
                                               -------     -------    -------    -------     -------   -------

Recoveries:
        Commercial .........................        --          --         15          5         --         --
        Commercial loans collateralized by
             assignment of lease payments ..        --          --         --         --         --         --
        Real estate - construction .........        --          10         --         --         --         --
        Real estate - mortgage .............        31          --         --         --         --         --
        Installment ........................        13          18         --         --         --          4
                                               -------     -------    -------    -------     -------   -------

Total recoveries ...........................        44          28         15          5         --          4
                                               -------     -------    -------    -------     -------   -------

Net charge-offs (recoveries) ...............       (40)        315         14         69        151         (2)
Provision for loan losses ..................       188         971        572        240         90        400
                                               -------     -------    -------    -------     -------   -------

Allowance at end of period .................   $ 7,751     $ 7,922    $ 4,692    $ 4,134    $ 2,646    $ 2,707
                                               -------     -------    -------    -------     -------   -------

Allowance to total loans ...................      1.47%       1.50%      1.21%      1.22%      1.19%      1.19%

Net charge-offs to average loans ...........     (0.03)%      0.07%      0.00%      0.02%      0.07%      0.00%


     The following table sets forth the allocation of the allowance for loan losses for the periods presented and the percentage of loans in each category to total loans. An allocation for a loan classification is only for internal analysis of the adequacy of the allowance and is not an indication of expected or anticipated losses. The allowance is available for all loan losses.

                                                                        AT DECEMBER 31,
                         AT MARCH 31,    ---------------------------------------------------------------------------------
                             1998              1997              1996               1995               1994               1993
                       ---------------   ----------------   ---------------    ---------------    ---------------    ---------------
                        AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT    AMOUNT  PERCENT    AMOUNT  PERCENT    AMOUNT  PERCENT
                       ----------------  ----------------   ----------------   ----------------   ---------------   ----------------
                                                           (DOLLARS IN THOUSANDS)
Commercial ........... $1,204    19.56%   $1,430    21.24%   $1,030   24.22%   $  537    20.71%   $1,230    33.30%  $  913    33.43%
Commercial loans
     collateralized by
     assignment of
     lease payments ..    220    16.85%      215    16.25%      285   29.35%      271    31.89%      323    32.64%     420    36.98%
Real estate ..........  4,217    50.99%    2,695    48.75%      554   40.89%      193    43.62%       64    30.63%     502    27.27%
Real estate
    construction .....     --     6.81%       --     7.03%       --    1.82%       --     2.03%       --     1.67%      --     0.34%
Installment ..........     92     5.79%       73     6.73%       55    3.72%       38     1.75%       27     1.76%      33     1.98%
Unallocated ..........  2,018       --     3,509       --     2,768      --     3,095       --     1,002       --      839       --
                       ------   ------    ------   ------    ------  ------    ------   ------    ------   ------   ------   ------
     Total ........... $7,751   100.00%   $7,922   100.00%   $4,692  100.00%   $4,134   100.00%   $2,646   100.00%  $2,707   100.00%
                       ======   ======    ======   ======    ======  ======    ======   ======    ======   ======   ======   ======

     The Bank's loan quality is continually monitored by Management and is reviewed by the Board of Directors and the loan committee of the Bank on a monthly basis. In addition, independent external review of the loan portfolio is conducted by regulatory authorities and by independent public accountants in conjunction with their annual audit. The amount of additions to the allowance for loan losses which are charged to earnings through the provision for loan losses is determined based on a variety of factors, including actual charge-offs and anticipated charge-offs, delinquent loans, historical loss experience and economic conditions in the Bank's market area. Although Management believes the allowance for loan losses is sufficient to cover potential losses, there can be no assurance that the allowance will prove sufficient to cover actual loan losses in the future.

     At December 31, 1997, the allowance for loan losses was $7.9 million, representing an increase of $3.2 million from December 31, 1996. The increase was primarily due to the acquisition of U.S. Bancorp, which had an allowance for loan losses of $2.6 million at the date of acquisition.


ASSET LIABILITY MANAGEMENT

     The Corporation's net interest income is subject to "interest rate risk" to the extent that it can vary based on changes in the general level of interest rates. It is the Corporation's policy to maintain an acceptable level of interest rate risk over a range of possible changes in interest rates while remaining responsive to market demand for loan and deposit products. The strategy employed by the Bank to manage its interest rate risk is to measure its risk using an asset/liability simulation model and adjust the maturity of securities in its investment portfolio to manage that risk. Also, to limit risk, the Bank generally does not make fixed rate loans or accept fixed rate deposits with terms of more than five years.

     Based on simulation modeling as of December 31, 1997 and March 31, 1998, respectively, the Corporation's net interest income would change over a one-year time period due to changes in interest rates as follows:

                                    CHANGE IN                                 CHANGE IN
                               NET INTEREST INCOME                       NET INTEREST INCOME
                              OVER ONE-YEAR HORIZON                     OVER ONE-YEAR HORIZON
                             AS OF DECEMBER 31, 1997                     AS OF MARCH 31, 1998
     CHANGES IN      -------------------------------------      ---------------------------------------
      LEVEL OF              DOLLAR            PERCENTAGE             DOLLAR             PERCENTAGE
   INTEREST RATES           CHANGE              CHANGE               CHANGE               CHANGE
-------------------  -------------------   ---------------      ----------------    -------------------
     +2.00%                  $ 237,000          0.90%                  $ 141,000              0.52%
     +1.00%                  $ 102,000          0.39%                  $  80,000              0.30%
     (1.00)%                 $(133,000)        (0.50)%                 $ (66,000)            (0.24)%
     (2.00)%                 $(232,000)        (0.88)%                 $(124,000)            (0.46)%

Simulations used by the Corporation assume the following:

     o    Changes in interest rates are immediate.

     o With the exception of NOW, money market and savings accounts, all interest rates change by the same amount at the same time.

     o NOW, money market and savings accounts rates change by 0.25% for every 1.00% change in interest rates and by 0.50% for every 2.00% change in interest rates. Management believes, and experience has shown, that these deposit accounts take longer to change rates when economic conditions change and do not change rates as much as other general interest rates, such as prime or federal funds.

     It is the Bank's policy that interest rate exposure due to a 2.00% interest rate rise or fall be limited to 7.50% of the Bank's annual net interest income as forecasted by the simulation model. As demonstrated by the table above, the Bank's interest rate risk exposure was within this policy at December 31, 1997 and March 31, 1998.

     Interest rate risk can also be measured by analyzing the extent to which the repricing of assets and liabilities are mismatched to create an interest sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest earning assets maturing or repricing within a specific time period and the amount of interest bearing liabilities maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, therefore, a negative gap would tend to adversely affect net interest income. Conversely, during a period of falling interest rates, a negative gap position would tend to result in an increase in net interest income.

     The following table sets forth the amounts of interest earning assets and interest bearing liabilities outstanding at March 31, 1998, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined based on the earlier of the term to repricing or the term to repayment of the asset or liability. The table is intended to provide an approximation of the projected repricing of assets and liabilities at March 31, 1998 on the basis of contractual maturities and scheduled rate adjustments within a three-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be reinvested and/or repriced as a result of contractual amortization and rate adjustments on adjustable-rate loans. Loan and investment security prepayments are not considered significant and therefore contractual maturities or repricing is not adjusted for possible prepayments. While NOW, money market and savings deposit accounts have adjustable rates, it is assumed that the interest rates on these accounts will not adjust immediately to changes in other interest rates. Therefore, the table is calculated assuming that these accounts will reprice as follows: 25% in the first three months, 25% in the next nine months, and 50% after one year.

                                                                    TIME TO MATURITY OR REPRICING
                                          -----------------------------------------------------------------------------
                                              0-90           91-365           1-5            OVER 5
                                              DAYS            DAYS           YEARS            YEARS           TOTAL
                                          -----------     ------------    -----------      ------------    -----------
                                                                         (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
Net loans (1) ..........................    $260,706        $ 70,112        $177,311        $  1,670        $509,799
Investment securities ..................       5,175          83,640          51,009           2,070         141,894
                                            --------        --------        --------        --------        --------
   Total interest earning assets .......    $265,881        $153,752        $228,320        $  3,740        $651,693
                                            ========        ========        ========        ========        ========

INTEREST BEARING LIABILITIES:
NOW and money market deposit
    accounts ...........................    $ 34,910        $ 34,910        $ 69,820        $     --        $139,640
Savings deposits .......................      21,364          21,363          42,726              --          85,453
Time deposits ..........................     164,432          98,273          16,319              --         279,024
Long-term borrowings (2) ...............          --              --              --          30,537          30,537
Short-term borrowings ..................      29,365              --              --              --          29,365
                                            --------        --------        --------        --------        --------
   Total interest bearing liabilities ..    $250,071        $154,546        $128,865        $ 30,537        $564,019
                                            ========        ========        ========        ========        ========

Rate sensitive assets (RSA) ............    $265,881        $419,633        $647,953        $651,693        $651,693

Rate sensitive liabilities (RSL) .......     250,071         404,617         533,482         564,019         564,019

Cumulative GAP .........................      15,810          15,016         114,471          87,674          87,674
   (GAP = RSA - RSL)

RSA/Total assets .......................       34.86%          55.02%          84.96%          85.45%          85.45%
RSL/Total assets .......................       32.79%          53.05%          69.95%          73.95%          73.95%

GAP/Total assets .......................        2.07%           1.97%          15.01%          11.50%          11.50%
GAP/RSA ................................        5.95%           3.58%          17.67%          13.45%          13.45%

----------
(1)  Less non-accrual loans totaling $9.4 million.
(2)  Includes corporation obligated mandatorily redeemable preferred securities.

     Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets may lag behind changes in market rates. Additionally, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Therefore, the Corporation does not rely solely on a gap analysis to manage its interest rate risk, but rather it uses what it believes to be the more reliable simulation model relating to changes in net interest income presented earlier.


LIQUIDITY

     BANK LIQUIDITY. The Bank's primary sources of funds are retail and commercial deposits, short term and long term borrowings, and funds generated from operations. Funds from operations include principal and interest payments received on loans and securities and proceeds from the sale of securities and loans. While maturities and scheduled amortization of loans and securities provide an indication of the timing of the receipt of funds, changes in interest rates, economic conditions, and competition strongly influence mortgage prepayment rates and deposit flows, reducing the predictability of the timing on sources of funds.

     The Bank has no required regulatory liquidity ratios to maintain; however, it adheres to a Liquidity Policy, approved by its Board of Directors, which sets certain guidelines for liquidity purposes. This policy requires that the Bank maintain the following liquidity ratios:

     o Liquidity ratio (defined as cash, short-term investments, marketable securities, and investment grade scheduled lease loan payments due in one year or less divided by deposits plus short-term liabilities) greater than 20%
     o    Loans to deposit ratio less than 85%
     o    Loans to deposits minus public funds ratio less than 80%

At March 31, 1998, the Bank was in substantial compliance with the foregoing policy. Generally, when the Bank's loan to deposit ratios become higher than policy guidelines, the Bank sells Lease Loans to reduce the volume of total loans and provide a source of funds. In 1997, the Bank sold approximately $30 million of Lease Loans to remain in compliance with the Liquidity Policy. Management expects to continue to sell Lease Loans in the future as the need arises to remain in compliance with the Liquidity Policy. Liquidity management is monitored by the Asset/Liability Committee of the Bank, which takes into account the marketability of assets, the sources and stability of funding and the level of unfunded commitments.

     At March 31, 1998, the Bank had outstanding origination loan commitments and unused commercial and retail lines of credit of $87.4 million. The amount of loan commitments and unused lines of credit has remained approximately the same for the last several years. The Bank anticipates that it will have sufficient funds available to meet its current origination and other lending commitments. Certificates of deposit that are scheduled to mature within one year totaled $262.7 million at March 31, 1998. The Bank expects a substantial majority of these certificates of deposit to remain with the Bank.

     In the event that additional short-term liquidity is needed, the Bank has established relationships with several large regional banks to provide short-term borrowings in the form of federal funds purchases. While there are no firm lending commitments in place, the Bank has borrowed, and Management believes that the Bank could again borrow, more than $30.0 million for a short time from these banks on a collective basis. Additionally, the Bank is a member of the Federal Home Loan Bank of Chicago ("FHLB") and has the ability to borrow approximately $13.0 million on a short- or long-term basis without collateral. The Bank could borrow an additional $29.0 million from the FHLB by providing collateral in the form of U.S. Treasury or agency securities or certain whole loans.

     CORPORATION LIQUIDITY. The Corporation's main sources of liquidity at the holding company level are dividends from the Bank passed on to the Corporation through MNC and lines of credit maintained with a large regional correspondent bank in the amount of $15.0 million. As of March 31, 1998, the Corporation had $9.0 million undrawn and available under its lines of credit.

     The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies, which affect the Bank's ability to pay dividends to the Corporation. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Additionally, Bank policy requires that dividends cannot be declared in an amount that would cause the Bank's capital to fall below the minimum amount required for the Bank to be considered "well capitalized" for regulatory purposes. At March 31, 1998, the Bank could pay $14.6 million of dividends and comply with such minimum regulatory capital requirements, and MNC could pay $7.8 million of dividends and comply with the minimum regulatory capital requirements.


CAPITAL RESOURCES

     The Bank is subject to the risk based capital guidelines administered by the banking regulatory agencies. The risk based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Under the guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk weighted assets and off-balance sheet items. The guidelines currently require all banks to maintain a minimum ratio of total risk based capital to total risk weighted assets of 8%, including a minimum ratio of Tier 1 capital to total risk weighted assets of 4% and a Tier 1 capital to average adjusted assets of 4%. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators, that, if undertaken, could have a direct material effect on the Bank's financial statements. As of March 31, 1998, the most recent notification from the federal banking regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. Under the capital adequacy guidelines, a well capitalized institution must maintain a minimum total risk based capital to total risk weighted assets ratio of at least 10%, a minimum Tier 1 capital to total risk weighted assets ratio of at least 6%, a minimum leverage ratio of at least 5% and is not subject to any written order, agreement or directive. There are no conditions or events since that notification that Management believes have changed the Bank's capital classification.

     The Corporation and the Bank were in full compliance with all capital adequacy requirements to which they are subject as of December 31, 1997 and March 31, 1998, respectively. The required and actual amounts and ratios for the Corporation and Bank as of March 31, 1998 (unaudited) are presented below.

                                                                                                       TO BE WELL
                                                                                                    CAPITALIZED UNDER
                                                                            FOR CAPITAL             PROMPT CORRECTIVE
                                                       ACTUAL            ADEQUACY PURPOSES          ACTION PROVISIONS
                                            ------------------------------------------------------------------------------
                                               AMOUNT      RATIO        AMOUNT         RATIO      AMOUNT         RATIO
                                            -----------  ---------   -----------     ---------  ----------     ----------
                                                                     (DOLLARS IN THOUSANDS)
Total capital (to risk-weighted assets):
   Consolidated ...........................  $54,861        9.58%       $45,831        8.00%          N/A         N/A
   Manufacturers Bank .....................   60,523       10.55%        45,881        8.00%      $57,352       10.00%

Tier 1 capital (to risk-weighted assets):
   Consolidated ...........................   42,379        7.40%        22,916        4.00%          N/A         N/A
   Manufacturers Bank .....................   53,400        9.31%        22,941        4.00%       34,411        6.00%

Tier 1 capital (to average assets):
   Consolidated ...........................   42,379        5.44%        31,186        4.00%          N/A         N/A
   Manufacturers Bank .....................   53,400        7.05%        30,295        4.00%       37,869        5.00%


STATEMENTS OF CASH FLOWS

     The Bank's cash flows are composed of three classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. Net cash provided by operating activities, consisting primarily of earnings, was $13.2 million for the year ended December 31, 1997, $13.5 million for the year ended December 31, 1996 and $9.7 million for the year ended December 31, 1995. Net cash provided by operating activities increased $3.8 million from 1995 to 1996 primarily due to an increase in the non-cash adjustment for depreciation for lease investments. Net cash used in investing activities, consisting primarily of loan and investment funding, was $37.9 million, $13.1 million and $39.0 million for the years ended December 31, 1997, 1996 and 1995, respectively. Net cash provided by financing activities, consisting principally of deposit growth and other borrowings, was $29.6 million, $4.1 million and $32.4 million for the years ended December 31, 1997, 1996 and 1995, respectively.


YEAR 2000

     For a discussion of costs associated with the Year 2000 Problem see, "Risk Factors -- Year 2000 Problem" and "Supervision and Regulation -- Year 2000 Problem."


EFFECTS OF INFLATION

     The Consolidated Financial Statements and the Notes thereto and the related financial data concerning the Corporation have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Inflation can have a significant effect on the operating results of all businesses, however the effects of inflation in the local economy and on the Corporation's operating results have been minimal for the past several years, although there can be no assurance that this will continue in the future. Since the majority of the Corporation's assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates.

     The most significant impact of inflation on the Corporation would be reflected in increased operating costs. Increases in interest rates affect the ability of the Corporation's borrowers to repay their debt. Furthermore, inflation can directly affect the value of loan collateral in general, and real estate collateral in particular. These factors are taken into account as loans are approved. The Corporation believes that it has systems in place to continue to manage the rates, liquidity and interest rate sensitivity of the Corporation's assets and liabilities. See "--Asset Liability Management."


                                    BUSINESS


GENERAL

     The Corporation was incorporated in Illinois in 1986 and is registered as a bank holding company under the BCA and the Illinois BCA, and has its principal business offices at the Main Banking Premises.

     The Corporation owns 96.5% of the issued and outstanding shares of common stock and all of the issued and outstanding shares of Class A Preferred Stock of MNC, which is also registered as a bank holding company under the BCA and the Illinois BCA. MNC owns all of the issued and outstanding shares of common stock of Manufacturers Bank.

     Manufacturers Bank owns all of the issued and outstanding shares of common stock of three special purpose Illinois corporations, Ashland Management Agency, Inc. ("Ashland"), MB1200 Corporation ("MB1200"), and Manufacturers Deferred Exchange Corporation ("MDEC"), all of which have their principal business offices at the Main Banking Premises. The principal purpose of Ashland is to act as manager of certain real estate owned by Manufacturers Bank; the principal purpose of MB1200 is to hold title to any real estate that Manufacturers Bank may receive pursuant to a foreclosure or other resolution of a non-performing loan; and the principal purpose of MDEC is to hold escrowed funds relating to certain tax advantaged real estate exchanges entered into by the customers of Manufacturers Bank. The Corporation also owns all of the issued and outstanding 1997 Trust Common Securities, making the 1997 Trust a subsidiary of the Corporation for financial reporting purposes. See "Use of Proceeds."

HISTORY AND DEVELOPMENT

     The Corporation was originally established as a one-bank holding company for Coal City Bank by Messrs. Thomas Carey, Alfred Feiger, Lawrence Gilford, Richard Gilford, David Husman, Clarence Mann and the late Marvin Neland, who, as a group, constituted the Corporation's initial Board of Directors (collectively, the "Director Group"). For many years prior to the establishment of the Corporation, these individuals (all of whom, except the late Mr. Neland, are still on the Corporation's Board of Directors), had been active in the Chicago banking community establishing and acquiring a series of independent banks that were eventually brought together under a single bank holding company known as Affiliated Banc Group, Inc. ("Affiliated"). In 1987, by which time Affiliated had seven banking subsidiaries with total assets of approximately $750 million, Affiliated was sold to Manufacturers National Corporation, a multi-bank holding company headquartered in Detroit, Michigan (which is unrelated to MNC).

     The Director Group had made Affiliated an attractive acquisition target by positioning its subsidiary banks as important players in the small and middle market business segment in the Chicago area, serving mainly privately owned entrepreneur-operated companies with annual sales in the range of $1.0 million to $10.0 million. Targeted customers for Affiliated were manufacturers, wholesalers, distributers, commercial real estate companies and selected service providers. When the Director Group left Affiliated three years after the time of its sale, they left behind a financial institution that had strong earnings, a high quality loan portfolio and a premier base of small and middle market customers. The success of the Director Group at Affiliated had also been based upon several other key factors, such as the ability to make rapid decisions, flexible loan underwriting, knowledge of the Chicago area business community and providing customer access to senior management of the subsidiary banks.

     In 1992, the Director Group decided to re-enter the marketplace of mid-sized banks serving small and middle market businesses in Chicago, because it believed that most of the mid-sized banks serving the Chicago market were, at the time, being absorbed by larger financial institutions, leaving a noticeable gap in the banking community. Accordingly, the Corporation acquired an 80.1% interest in MNC, which owned Manufacturers Bank. In addition to servicing the special needs of the manufacturing, wholesaling and distributing industries, Manufacturers Bank also had specific expertise, and niche business, in the field of servicing equipment leasing companies throughout the country. Burton Field, who was at that time the President and a long-time employee of Manufacturers Bank, continued in that position after the acquisition and joined the Corporation's Board of Directors, where he remains to this date. At the same time, Mitchell Feiger, an Executive Vice President of Affiliated, joined the Corporation as its President and a member of the Board of Directors, where he, too, remains to this date.

     The Corporation, through additional stock purchases, increased its ownership of MNC's outstanding common stock to 96.5% as of June 30, 1998. The Corporation also owns all of MNC's outstanding Class A Preferred Stock. It is possible that the Corporation may acquire the outstanding 3.5% of MNC that it does not currently own through the exercise by the other MNC stockholders of their right to put their MNC common stock to the Corporation, which right expires on October 31, 1998. The number of shares of MNC common stock that could be tendered under these put rights is 79,912, and the price that the Corporation would be required to pay for such stock, if tendered, is $11.66 per share (or $931,774 in the aggregate if all of such shares are tendered).

     In February 1995, the Corporation and MNC acquired a controlling interest in Peterson Bank, located on Chicago's far north side, and by December 31, 1995 owned 100% of Peterson Bank. In 1997 MNC acquired the Corporation's interest in Peterson Bank, making Peterson Bank a wholly-owned subsidiary of MNC. At the date of acquisition, Peterson Bank had assets of $172.1 million and operated out of a main office and a single branch facility. Peterson Bank specialized in serving the banking needs of real estate investors and operators, long-term health care companies and Chicago's Korean community.

     In May 1997, MNC acquired 100% of U.S. Bancorp, the single-bank holding company for U.S. Bank. At the time of this acquisition, U.S. Bancorp had assets of $205.0 million and operated out of a main office and four branch facilities, all located either on Chicago's south side or in the southern Chicago suburbs of Tinley Park, Lansing and South Holland, Illinois. U.S. Bank specialized in serving home developers whose projects were located throughout the Chicago metropolitan area and northwest Indiana.

     In 1997, the Corporation caused Peterson Bank to be merged into Manufacturers Bank, and Manufacturers Bank to be merged into U.S. Bank, with the latter entity changing its name to "Manufacturers Bank." The Corporation also caused U.S. Bancorp, which was then a mid-tier bank holding company wholly owned by MNC, to be merged into Manufacturers Bank in order to eliminate the costs associated with an unnecessary third holding company layer.

     In January, 1998, the Corporation sold 100% of the outstanding common stock of Coal City Bank to Kankakee Bancorp, Inc., the parent holding company of
Kankakee Federal Savings Bank, which is headquartered in Kankakee, Illinois. Coal City Bank is located in Coal City, Illinois, more than 50 miles from downtown Chicago, in a community where Management believed business lending opportunities are limited. Management decided that the Corporation could no longer benefit from a presence in the Coal City marketplace, and that continued ownership of Coal City Bank, although then profitable, would divert the Corporation, its Management and staff from their principal focus of growing the business of Manufacturers Bank. It was also decided that the capital required to operate Coal City Bank would be better utilized in the operation of Manufacturers Bank.

     The Corporation, through MNC, currently owns a single bank, Manufacturers Bank, which, in turn, owns three single purpose corporate subsidiaries: Ashland, MB 1200 and MDEC. Manufacturers Bank at March 31, 1998 had $762.7 million in assets and operated from a total of eight offices, including the Main Banking Premises.


BUSINESS AREAS

     Manufacturers Bank concentrates its business efforts on serving small and middle market businesses, such as manufacturers, wholesalers, distributors, long-term health care operators, real estate operators and investors, and home developers located throughout the entire Chicago metropolitan area. The Corporation, through its acquisition program and through careful selection of officers and employees, has moved to position Manufacturers Bank to take a leading role in filling this attractive niche in the market. In order to further the ability of Manufacturers Bank to play such a leading role, Management has also caused Manufacturers Bank to divide its business into four distinctly recognizable areas, referred to as Business Banking, Convenient Retail Banking, Lease Banking and Korean Banking.

     BUSINESS BANKING. The Business Banking Group focuses on serving privately-owned companies run by entrepreneurs. The kinds of companies served are manufacturers, wholesalers, distributors, home developers, long-term health care operators, real estate operators and investors, and selected types of service companies. Manufacturers Bank provides a full set of credit, deposit, cash management and investment products to these companies. These products are specifically designed for companies with sales of between $1 million and $25 million, with marketing principally aimed at companies with sales between $3 million and $25 million. The products developed for this target market include:

Credit products:
     o    Working  capital  loans  and  lines  of  credit,   including  accounts
          receivable and inventory financing
     o    Equipment loans and leasing
     o    Business acquisition loans
     o    Owner occupied real estate loans
     o    Financial, performance and commercial letters of credit

Deposit and cash management products:
     o    Corporate InterConnect - a PC banking product for businesses
     o    Zero balance accounts
     o    Automated tax payments
     o    ATM access
     o    Merchant credit card program
     o    Telephone banking
     o    Lockbox services
     o    Direct deposit (ACH)
     o    Account reconciliation

     o    Controlled disbursement
     o    Detail and general information reporting
     o    Wire transfers
     o    A variety of international banking services

For real estate operators and investors, Manufacturers Bank also offers a full set of products, including, in addition to those listed above, the following:
     o    Commercial mortgages
     o    Residential, commercial, retail and industrial construction loans
     o    Land acquisition and development loans

     The Bank's strategy is to provide rapid service, customer access to decision makers, flexible loan underwriting, modern, technologically advanced banking products, and talented, experienced lending officers. The goal of Manufacturers Bank in this area is to build a high quality, controlled risk loan portfolio that consistently grows in excess of average market growth. Manufacturers Bank currently has more than 1,000 Business Banking customers with more than $300 million of commercial loans, and over $300 million of commercial deposits.

     CONVENIENT RETAIL BANKING. The target market for the Convenient Retail Banking group consists of consumers who live or work near Manufacturers Bank's offices. Manufacturers Bank offers a full set of consumer products to these individuals, including checking accounts, savings accounts, money market accounts, time deposit accounts, secured and unsecured consumer loans, residential mortgage loans, and a variety of fee for service products, such as money orders and travelers checks. Manufacturers Bank refers to this area of its business as "Convenient Retail Banking," because it targets only those consumers for whom Manufacturers Bank's offices are a convenient place to perform the customers' financial transactions.

     The Chicago retail banking market is very large with correspondingly high advertising and marketing costs. Several banks have in excess of 100 branches in the Chicago metropolitan area. Furthermore, these banks have the resources to advertise and market on a large scale and can afford to target consumers located throughout the entire area. Manufacturers Bank is far smaller, has only eight offices and, consequently, cannot compete directly with the large banks for consumers on a mass basis. Moreover, seven of the eight offices of Manufacturers Bank are located in low growth markets - five in Chicago, one in Lansing, Illinois and one in South Holland, Illinois. The eighth office is located in rapidly growing Tinley Park, Illinois. Manufacturers Bank faces considerable retail banking competition from other local banks and thrifts, large regional banks that have local offices, and brokerage and mutual fund companies that market their products through mass media and direct mail. Therefore, Manufacturers Bank has chosen a strategy that leverages one of the most important  reasons  that  consumers  choose a  bank--convenience.  By  targeting consumers who live or work in the trade area immediately surrounding each banking office, Manufacturers Bank hopes to attract consumers who want this convenience for their banking transactions. Manufacturers Bank wins business by keeping deposit rates above most competitors' rates, and loan rates at the market rate, offering a complete selection of consumer products, and providing superior, personal service on a price competitive basis. Manufacturers Bank currently has over $300 million of deposits and $18 million of loans attributable to its Convenient Retail Banking group.

     LEASE BANKING. The target market for the Lease Banking group consists of small and medium size equipment leasing companies located throughout the United States. Manufacturers Bank has provided Lease Banking services to these companies for more than 20 years. Competition in servicing this equipment leasing market generally comes from large banks, financing companies, large industrial companies and some community banks in certain segments of the business. Manufacturers Bank provides rapid service and decision making, and flexible financial solutions, to meet its customers' needs in this market. The Bank provides full banking services for these leasing companies by financing the debt portion of leveraged leases ("Lease Loans"), providing short-term and long-term equity financing, making working capital and bridge loans, and investing directly in leased equipment. The volume of Lease Loans is closely managed, in order to control the Bank's level of total risk adjusted assets.

     Assets  generated by the Lease  Banking  group fall into three  categories:
Lease Loans, working capital loans to leasing companies and investments in leased equipment. A Lease Loan arises when a leasing company discounts the equipment rental revenue stream owed to the leasing company by a lessee. Generally, Manufacturers Bank receives repayment of its loan directly from the lessee in the form of lease rental payments. Loan yields and returns on equity for this type of lending tend to be low. Thus, Manufacturers Bank views this kind of lending as an adjunct to its investment portfolio. Generally, such a loan is made only when the lessee has a public debt rating in one of the top four rating categories of Moody's or Standard & Poors. If the lessee does not have a public debt rating, then Manufacturers Bank will lend when its own analysis indicates that if the lessee did have a debt rating it would be in one of those top four categories. Since these loans are very high quality, short-term, and made to companies with well known names, they are easily sold to other banks. During 1997, Manufacturers Bank sold approximately $30 million of Lease Loans to large and small banks in the Chicago area (retaining the servicing rights, however). As of the end of the past several years, Manufacturers Bank has carried between $72.5 million and $114.0 million of Lease Loans, varying the amount as needed to manage its risk adjusted asset totals.

     Working capital loans made to leasing companies are made in a manner similar to the loans made by the Business Banking group. In addition to loans made to support the day-to-day operating needs of the leasing company, loans are made to facilitate the purchase and sale of equipment. Manufacturers Bank tends to have between $5 million and $20 million of these kinds of loans to leasing companies outstanding at any one time.

     Manufacturers Bank also invests in equipment leased to other companies. In this case, the Bank owns the equipment that is leased to the user. The credit quality of the lessee generally must be in one of the top four rating categories of Moody's or Standard & Poors. Over the last four years, the Bank has increased its investment in leased equipment from virtually nothing to $21.8 million at March 31, 1998. In most cases, during the early years of a lease, Manufacturers Bank recognizes a loss on its investment, and in later years a gain. Consequently, as Manufacturers Bank has built its leased equipment portfolio, current earnings have been reduced. Gains, if any, on leased equipment result when a lessee renews a lease or purchases the equipment at the end of a lease. Individual lease transactions can, however, result in a loss. This generally happens when, at the end of a lease, the lessee does not renew the lease or purchase the equipment. To mitigate this risk of loss, Manufacturers Bank limits individual leased equipment investments to approximately $500,000 per transaction, and seeks to diversify both the type of equipment leased and the industries in which the lessees to whom such equipment is leased participate.

     KOREAN BANKING. The Korean Banking group focuses on the expanding Korean community located principally on the north side of Chicago and in Chicago's northwestern suburbs. Manufacturers Bank serves ethnic Korean consumers and Korean-owned businesses by providing complete banking services using the Korean language. Korean commercial customers tend to be small owner-operated, cash businesses, such as dry cleaners, gift shops and restaurants. While continuing to serve these customers, Manufacturers Bank is also targeting those Korean-owned businesses with annual sales between $2 million and $20 million. Personnel in the Korean Banking group, as well as a number of other individuals in key service positions at the Bank speak Korean. The Bank's automated telephone account access services are provided in the Korean language as well. Competition in this growing market segment is quite limited because of the need to provide all banking services in Korean. Currently, Manufacturers Bank has approximately $44 million of loans and $25 million of deposits attributable to the Korean Banking group.


LENDING ACTIVITIES

     As of March 31, 1998, Manufacturers Bank's outstanding loans, net of loan loss allowance, totaled $519.2 million, representing 68.1% of total assets of the Corporation. Manufacturers Bank is primarily a business lender and the loan portfolio consists almost entirely of loans to businesses or for business purposes. Of the total loans outstanding on March 31, 1998, only $30.5 million represented installment loans. Lease Loans comprised 16.9% of total loans outstanding as of March 31, 1998. Also, of the $304.6 million of real estate loans outstanding on that date, 71.0% were secured by commercial properties, many of which were owner occupied. Virtually all commercial, real estate, real estate construction and installment loans were made to companies located in the Chicago metropolitan area. Lease Loans, on the other hand, are distributed around the country.

     Manufacturers Bank's underwriting philosophy is to lend money on a secured basis to companies or individuals who have a record of success in their business or job, as demonstrated by sufficient cash flow on an historical basis to fully service their loans. Additionally, borrowers generally have a secondary source of repayment without having to liquidate loan collateral. Also, loans to businesses are almost always guaranteed by the owners of the business.

     The primary source of income for Manufacturers Bank (and thus, the Corporation) comes from interest on loans. Net loans as a percentage of total assets increased to 64.7% at December 31, 1997 from 57.0% at December 31, 1993. Total loans increased $299.4 million during this period. The majority of the increase from 1994 to 1995 was due to the acquisition of Peterson Bank, which had total loans of $90.3 million at the acquisition date. The majority of the increase from 1996 to 1997 was due to the acquisition of U.S. Bancorp, which had total loans of $126.8 million at the acquisition date.

     The following table sets forth the composition of the Bank's loan portfolio in dollars and as a percentage of the portfolio at the dates indicated.

                            AT                                            AT DECEMBER 31,
                         MARCH 31,      ---------------------------------------------------------------------------------------
                           1998              1997              1996             1995              1994               1993
                      ---------------   ---------------- ---------------   ----------------  ----------------  ----------------
                      AMOUNT   PERCENT  AMOUNT   PERCENT  AMOUNT  PERCENT  AMOUNT   PERCENT  AMOUNT   PERCENT  AMOUNT   PERCENT
                      ------   -------  ------   -------  ------  -------  ------   -------  ------   -------  ------   -------
                                                           (DOLLARS IN THOUSANDS)
Commercial.........  $103,055  19.56%  $112,010   21.24% $ 94,066  24.22%  $ 70,255  20.71% $ 73,998   33.30% $ 76,178   33.43%
Commercial loans
    collateralized by
    assignment of lease
    payments.......    88,793  16.85%    85,658   16.25%  113,960  29.35%   108,223  31.89%   72,529   32.64%   84,280   36.98%
Real estate........   268,683  50.99%   257,074   48.75%  158,792  40.89%   148,010  43.62%   68,055   30.63%   62,157   27.27%
Real estate
    construction...    35,902   6.81%    37,079    7.03%    7,057   1.82%     6,890   2.03%    3,709    1.67%      783    0.34%
Installment........    30,481   5.79%    32,500    6.73%   14,427   3.72%     5,948   1.75%    3,920    1.76%    4,504    1.98%
                     --------  ------  --------  ------  -------- ------   -------- ------  --------  ------  --------  ------
      Gross loans..   526,914  100.00%  527,321  100.00%  388,302 100.00%   339,326 100.00%  222,211  100.00%  277,902  100.00%
                               ======            ======           ======            ======            ======            ======


Allowance for
     loan losses...    (7,751)          (7,922)           (4,692)            (4,134)          (2,646)           (2,707)
                     --------         --------          --------           --------         --------          --------
       Net loans...  $519,163         $519,399          $383,610           $335,192         $219,565          $225,195
                     ========         ========          ========           ========         ========          -------


         COMMERCIAL LENDING. The Bank makes commercial loans to small and middle market businesses. The borrowers tend to be privately-owned and are generally manufacturers, wholesalers, distributors, long-term health care operators, and selected types of service providers. The loan products offered are primarily working capital loans and lines of credit. These general product classifications include accounts receivable and inventory financing, equipment loans and business acquisition loans. The Bank also offers financial, performance and commercial letters of credit. Most commercial loans are short-term in nature, being one year or less, although the maximum allowable term is five years.

         The Bank's lines of credit are typically secured, established for one year, and are subject to renewal upon satisfactory review of the borrower's financial statements and credit history. Secured short-term commercial business loans are usually collateralized by accounts receivable, equipment or real estate. Such loans are typically guaranteed by the owners of the business. Interest rates tend to be at or above the prime rate, although there has been considerable recent market pressure to make loans at a spread above LIBOR.

         Commercial loans have grown from $70.3 million at December 31, 1995 to $103.1 million at March 31, 1998, an annual growth rate of 18.4%. This increase is partially related to the purchase of U.S. Bancorp as well as to internal loan growth. Commercial loans represented 19.6% of the total loan portfolio at March 31, 1998, as compared to 24.2% of the total loan portfolio at December 31, 1996.

         COMMERCIAL REAL ESTATE LENDING. Manufacturers Bank originates commercial real estate mortgage loans that are generally secured by one or more of the following kinds of properties: multi-unit residential property, owner and nonowner occupied commercial and industrial property, and residential property for development. Loans are also made to acquire and develop land. Manufacturers Bank's loan policy and underwriting procedures provide that commercial real estate loans may be made in amounts up to the lesser of (i) 80% of the appraised value of multi-family properties; (ii) 75% of the appraised value of commercial and non-residential construction property; (iii) 70% of the appraised value of commercial land development property (generally held for subdivision or industrial park land development); and (iv) 60% of the appraised value of undeveloped land. In addition to restrictions on the amount of loan to value, Manufacturers Bank's underwriting procedures provide that commercial real estate loans may be made in amounts up to Manufacturers Bank's current legal lending limit. Regarding the properties described in (iii) and (iv) above, Manufacturers Bank usually engages in this type of lending only with experienced local developers operating in Manufacturer Bank's primary market. Such loans are typically offered for the construction of residential properties that are pre-sold or for commercial or retail properties where end financing is readily available. As of March 31, 1998, Manufacturers Bank had approximately $50 million in a variety of acquisition, development and construction ("ADC") loans in its commercial real estate lending area. Manufacturers Bank's policy is not to make construction loans for purposes of speculation. While the number and volume of this type of specialized lending is presently limited, it should be noted that Manufacturers Bank intends to continue to emphasize its commercial real estate, including ADC loan activity.

         Manufacturers Bank's commercial mortgage loans are generally made at fixed rates, although some float with prime. Terms of up to 10 years are permissible, but most loans mature in 5 years and have a 15 to 25 year amortization schedule. In reaching a decision as to whether or not to make a commercial real estate loan, Manufacturers Bank considers the qualifications of the borrower as well as the underlying property. Some of the factors considered are: the net operating income of the mortgaged premises before debt service and depreciation, the debt service ratio (i.e., the ratio of the property's net cash flow to debt service requirements), which must be a minimum of 1.20, the ratio of loan amount to appraised value and the creditworthiness of the borrower.

         Real estate and real estate construction loans have increased from $154.9 million at December 31, 1995, to $304.6 million at March 31, 1998, an increase of $149.7 million. This increase is primarily attributable to the acquisition of U.S. Bancorp, which had total real estate and real estate construction loans of $116.4 million at the acquisition date.

         LEASE LOANS. Manufacturers Bank lends money to small and mid-sized leasing company customers to finance the debt portion of leveraged leases (i.e., Lease Loans). A Lease Loan arises when a leasing company discounts with Manufacturers Bank the equipment rental revenue stream owed to the leasing company by a lessee. Lease Loans are generally non-recourse to the leasing company, and, consequently, Manufacturers Bank underwrites Lease Loans by examining the creditworthiness of the lessee rather than the lessor. Lease Loans are secured by the equipment being leased. The lessee acknowledges Manufacturers Bank's security interest in the leased equipment and agrees to make lease payments to Manufacturers Bank. Lessees tend to be Fortune 500 or Fortune 1000 companies and must have a public debt rating in one of the top four rating categories by Moody's or Standard & Poors. If the lessee does not have a public debt rating, then Manufacturers Bank lends when its own credit analysis indicates that if the lessee did have a debt rating it would be in one of the top four categories. Lease Loans are fully amortizing, with maturities ranging from two to five years. Loan rates are fixed at a spread of 1% to 2% over the U.S. Treasury curve.

         Manufacturers Bank uses Lease Loans to manage its risk adjusted asset totals. Since these loans are very high quality and made to well-known public companies, the loans are marketable. Manufacturers Bank regularly sells loans to correspondents that range from a large regional bank to several small community banks. During 1997, Manufacturers Bank sold approximately $30 million of Lease Loans. As commercial loans and commercial real estate loans outstanding increase, Manufacturers Bank expects to sell more and more Lease Loans, creating a significant stream of revenue from servicing Lease Loans sold. As a result, Lease Loans outstanding (identified as "Commercial loans collateralized by assignment of lease payments" in the table above) have fluctuated, having outstanding balances as high as $114.0 million, and as low as $85.7 million, over the last two and one-quarter years. From December 31, 1996 to December 31, 1997, Lease Loans decreased $28.3 million, or 24.8%.

         LOAN APPROVAL POLICY. Generally, each lending officer may approve a loan within a specified limit, the maximum of which is $1.0 million, with the exception of investment grade Lease Loans up to $4.0 million, which may be approved by the President or Executive Vice-President of the Bank. Loans (which are not investment grade Lease Loans) in excess of $1.0 million but less than $6.0 million, and Lease Loans in excess of $4.0 million but less than $6.0 million, must be approved by the Executive Loan Committee of the Bank (comprised primarily of members of the Board of Directors), and loans in excess of $6.0 million must be approved by the Bank's Board of Directors.

         LOAN MATURITIES. The following table sets forth the maturities of commercial and real estate construction loans outstanding at March 31, 1998. Also set forth are amounts of such loans classified according to sensitivity to changes in interest rates.

                                                 DUE IN ONE
                                                   YEAR OR        DUE AFTER ONE YEAR         DUE AFTER
                                                    LESS          THROUGH FIVE YEARS        FIVE YEARS
                                           --------------------   ------------------    ---------------------
                                                       FLOATING             FLOATING                FLOATING
                                              FIXED      RATE       FIXED      RATE       FIXED       RATE        TOTAL
                                           ----------  --------   --------- --------    ---------   --------    ---------
                                                                          (IN THOUSANDS)
Commercial loans, commercial loans
   collateralized by assignment of
   lease payments and real estate
   construction loans...................... $  51,872  $ 117,754   $ 58,124  $     --   $      --   $     --   $  227,750
                                            =========  =========   ========  ========   =========   ========   ==========


INVESTMENT SECURITIES

         Manufacturers Bank maintains an investment portfolio consisting primarily of securities of the U.S. Treasury and agencies of, and corporations sponsored by, the U.S. Government. Because the Bank maintains a relatively high loan-to-deposit ratio, in order to maintain a prudent amount of liquidity, the Bank has found it necessary to keep the duration and average maturity of its investment portfolio short. The primary purpose of the investment portfolio is to provide a source of earnings for liquidity management purposes, and control interest rate risk. In managing the portfolio, the Bank seeks to obtain the objectives of safety of principal, liquidity, diversification and maximized return on funds. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations," --Asset Liability Management" and "--Liquidity."

         The following table sets forth the amortized cost and fair value of the Corporation's securities by accounting classification category and by type of security as indicated.

                                                                              AT DECEMBER 31,
                                    AT MARCH 31,      ---------------------------------------------------------------------
                                        1998                   1997                   1996                   1995
                            ------------------------  ---------------------------------------------------------------------
                                AMORTIZED     FAIR     AMORTIZED     FAIR     AMORTIZED     FAIR     AMORTIZED     FAIR
                                  COST        VALUE      COST        VALUE      COST        VALUE      COST        VALUE
                            --------------  --------  ---------  -----------  ---------   --------   ---------  ---------
                                                                  (IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE:
     U.S. Treasury securitie   $  97,179   $  97,328  $ 119,160   $ 119,380  $  76,919   $  76,936  $  35,769  $  35,975
     U.S. government agencies
        and corporations....      33,680      33,691      9,971      10,116     10,844      11,118    101,493    102,457
    Mortgage-backed
        securities..........       5,513       5,651      7,022       7,189     12,132      12,416     17,753     18,231
                               ---------   ---------  ---------   ---------  ---------   ---------  ---------  ---------
          Total securities..   $ 136,372   $ 136,670  $ 136,153   $ 136,685  $  99,895   $ 100,470  $ 155,015  $ 156,663
                               =========   =========  =========   =========  =========   =========  =========  =========

SECURITIES HELD TO MATURITY:
    States and political
       subdivisions.........   $   4,256   $   4,669  $   4,423   $   4,860  $   8,192   $   8,678  $  13,320  $  13,935
    Other securities........         968         969        819         819      1,319       1,317      1,135      1,134
                               ---------   ---------  ---------   ---------  ---------   ---------  ---------  ---------
          Total securities..   $   5,224   $   5,638  $   5,242   $   5,679  $   9,511   $   9,995  $  14,455  $  15,069
                               =========   =========  =========   =========  =========   =========  =========  =========

         U.S. Treasury securities and securities of U.S. Government agencies and corporations generally consist of fixed rate securities with maturities of three months to three years. State and political subdivision investment securities consist of investment grade and local non-rated issues with maturities of less than six years. The average term of mortgage-backed securities generally ranges between two and six years.

         There are no securities of any single issuer, other than the U.S. Treasury or U.S. Government agencies and corporations, which had a book value in excess of 10% of the Corporation's stockholders' equity at March 31, 1998.

         The   following   table  sets  forth  certain   information   regarding
contractual maturities and the weighted average yields of the Bank's securities portfolio at March 31, 1998.

                                                               DUE AFTER ONE       DUE AFTER FIVE
                                           DUE IN ONE          YEAR THROUGH         YEARS THROUGH          DUE AFTER
                                          YEAR OR LESS          FIVE YEARS            TEN YEARS            TEN YEARS
                                -----------------------------------------------------------------------------------------
                                                 WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED
                                                  AVERAGE              AVERAGE              AVERAGE              AVERAGE
                                        BALANCE    YIELD     BALANCE    YIELD     BALANCE    YIELD     BALANCE    YIELD
                                        -------  --------    -------  --------    -------  --------    -------  --------
                                                              (DOLLARS IN THOUSANDS)
SECURITIES AVAILABLE FOR SALE:
     U.S. Treasury (1).........       $  57,951   6.37%    $  39,377    6.22%     $    --     --       $    --      --
     U.S. Government agencies and
          corporations (1).....          26,700   6.59%        6,991    5.99%          --     --            --      --
     Mortgage-backed (2).......           1,466   8.23%        3,581    8.40%         354   8.75%          250   10.20%
                                      ---------            ---------              -------              -------
                       Total...       $  86,117           $   49,949              $   354              $   250
                                      =========           ==========              =======              =======

SECURITIES HELD TO MATURITY:
     States and political
         subdivisions (3)......       $     871   9.66%   $    3,216   11.35%     $   169   7.76%      $    --      --
     Other securities..........               5   5.50%          303    7.50%         660   6.26%           --      --
                                      ---------           ----------              -------              -------
                       Total...       $     876           $    3,519              $   829              $    --
                                      =========           ==========              =======              ========

----------------------

(1) Yields on U.S. Treasury and certain U.S. Government agency and corporation securities are reflected to include the state tax benefit.
(2)  These securities are presented based upon contractual maturities.
(3) Yield is reflected on a fully tax equivalent basis utilizing a 34% tax rate.


SOURCES OF FUNDS

         GENERAL. Deposits, long-term and short-term borrowings, loan and investment security repayments and prepayments, proceeds from sales of securities, and cash flows generated from operations are the primary sources of the Bank's funds for lending, investing, leasing and other general purposes. Loan repayments are a relatively predictable source of funds except during periods of significant interest rate declines, while deposit flows tend to fluctuate with prevailing interest rates, money market conditions, general economic conditions and competition.

         DEPOSITS. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's core deposits consist of regular (passbook) savings accounts, statement savings accounts, checking accounts, NOW accounts, money market accounts, and non-public certificates of deposit. These deposits, along with public fund deposits and long-term and short-term borrowings are used to support the Bank's asset base. The Bank's deposits are obtained predominantly from the geographic trade areas surrounding each of the Bank's office locations. The Bank relies primarily on customer service and long-standing relationships with customers to attract and retain deposits; however, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits.

         The Bank also has deposits of $41.0 million from a single public entity located in Illinois. These deposits have been with the Bank for more than 13 years and while the Bank does not consider these deposits to be core deposits, it does believe that they are stable. Management of the Bank is careful to consider the impact of the possible withdrawal of these deposits on the Bank's liquidity and overall funding needs.

         BORROWINGS. The Corporation has access to a variety of borrowing sources and uses short-term and long-term borrowings to support its asset base. Short-term borrowings include federal funds purchased, securities sold under agreements to repurchase, and U.S. Treasury demand notes. From time to time, the Bank enters into short-term low-risk arbitrage transactions pursuant to which it purchases U.S. Treasury securities and a few days later permanently funds the purchase by entering into a reverse repurchase agreement with a securities dealer. These transactions have the effect of inflating short-term borrowings. The Bank also offers a deposit account that sweeps balances in excess of an agreed upon target amount into overnight repurchase agreements. As business customers have grown more sophisticated in managing their daily cash position, demand for the sweep product has increased, thus increasing short-term borrowings on the Bank's balance sheet. As a result, short-term borrowings increased from $9.4 million at December 31, 1996, to $18.0 million at December 31, 1997, to $29.4 million at March 31, 1998. Management expects short-term borrowings to continue to increase.

         Long-term borrowings include notes payable to other banks to support a portfolio of equipment that the Bank owns and leases to other companies as well as general debt incurred to fund recent corporate acquisitions. Long-term borrowings increased to $22.4 million at December 31, 1997 from $16.0 million at December 31, 1996 due to funding the acquisition of U.S. Bancorp. From December 31, 1997 through March 31, 1998 long-term borrowings declined by $1.9 million, to $20.5 million, as a result of increased debt used to support the Bank's leased equipment portfolio which was more than offset by the repayment of part of the Corporation's acquisition debt. The repayment of the acquisition debt was funded with the proceeds from the sale of Coal City Bank.

         The following table sets forth the distribution of the Bank's average deposit accounts and average borrowings for the periods indicated:

                                                                            YEAR ENDED DECEMBER 31,
                                THREE MONTHS ENDED   -------------------------------------------------------------------
                                  MARCH 31, 1998              1997                   1996                   1995
                            --------------------------------------------------------------------------------------------
                               AMOUNT      PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT    AMOUNT     PERCENT
                            ------------  --------- -----------  ---------   ---------  --------- ---------   ----------
                                                               (DOLLARS IN THOUSANDS)
NOW and money market
    deposit accounts....... $   146,342     20.10%  $  151,544     22.94%  $ 130,972      25.30%  $ 123,987      25.91%
Savings deposits...........      88,586     12.16%      86,445     13.09%     65,306      12.62%     65,620      13.71%
Time deposits..............     283,439     38.92%     265,477     40.19%    206,357      39.86%    176,403      36.86%
Demand deposits - non-
    interest bearing.......     123,400     16.95%     113,355     17.16%     91,380      17.65%     92,822      19.40%
                            -----------  --------   ----------  ---------  ---------    -------   ---------   --------
        Total deposits.....     641,767     88.13%     616,821     93.38%    494,015      95.43%    458,832      95.88%

Long-term borrowings (1)...      28,871      3.96%      23,632      3.58%     13,653       2.64%     12,453       2.60%
Short-term borrowings......      57,564      7.91%      20,066      3.04%     10,012       1.93%      7,256       1.52%
                            -----------  --------   ----------  --------   ---------    -------   ---------   --------
Total deposits and
    borrowings............. $   728,202    100.00%  $  660,519    100.00%  $ 517,680     100.00%  $ 478,541     100.00%
                            ===========  ========   ==========  ========   =========    =======   =========   ========


----------------------

(1) Long-term borrowings include corporation obligated mandatorily redeemable preferred stock.

         The following table sets forth the maturities of certificates of deposits and other time deposits at March 31, 1998 and December 31, 1997.

                                                       AT                AT
                                                     MARCH 31,      DECEMBER 31,
                                                      1998              1997
                                                 --------------    -------------
                                                          (IN THOUSANDS)

Maturing within three months...............       $   164,432       $   151,010
After three but within six months..........            45,535            62,637
After six but within twelve months.........            52,738            54,072
After twelve months........................            16,319            22,621
                                                  -----------       ------------
      Total................................       $   279,024       $   290,340
                                                  ===========       ===========

PROPERTIES

         At March 31, 1998, the net book value of the Corporation's total investments in premises and equipment was $11.1 million. The Bank owns the Main Banking Premises at 1200 North Ashland Avenue, in Chicago, and five of its branch facilities. The Lansing facility is leased for a remaining term of three years and the motor bank on the far north side of Chicago for a remaining term of five years. The Bank also owns a residence within walking distance of its facility on the far north side of Chicago which it leases to a third party. The Corporation believes that all of its properties and equipment are well maintained, in good operating condition and adequate for all present and anticipated needs of the Corporation and its subsidiaries.

COMPETITION

         Vigorous competition exists in the major market areas in which Manufacturers Bank is presently engaged in business. Competition includes not only commercial banks but also other financial institutions, including savings and loan associations, money market and other mutual funds, mortgage companies, leasing and finance companies and a variety of financial services and advisory companies. Manufacturers Bank competes by providing quality of services to its customers, ease of access to facilities and competitive pricing of services (including interest rates paid on deposits, interest rates charged on loans and fees charged for other non-loan or non-deposit services).

LEGAL PROCEEDINGS

         There  are  no  material   pending  legal   proceedings  to  which  the
Corporation or any of its subsidiaries is a party.

PERSONNEL

         As of March 31, 1998, the Corporation had 223 full time employees and 105 part-time employees. The employees are not represented by a collective bargaining unit, and the Corporation considers its relationship with its employees to be good.

                                   MANAGEMENT

         The following table sets forth certain information regarding the directors and executive officers of the Corporation as of the date hereof.

                                       PRINCIPAL OCCUPATION; POSITION
                                       ------------------------------
NAME                          AGE      WITH THE CORPORATION
----                          ---      --------------------

Thomas Carey                  65       President and General Manager of
                                       Hawthorne Race Track (Maywood,
                                       Illinois); Director of the
                                       Corporation

Alfred Feiger                 73       Chairman of the Board, Chief
                                       Executive Officer and Director of
                                       the Corporation

Mitchell Feiger               40       President and Director of the
                                       Corporation

Burton Field                  63       President of Manufacturers Bank;
                                       Senior Executive Vice President
                                       and Director of the Corporation

Lawrence Gilford              75       Private Investor; Director of the
                                       Corporation

Richard Gilford               74       Private Investor; Director of the
                                       Corporation

David Husman                  64       Private Investor; Director of the
                                       Corporation

Clarence Mann                 73       Private Investor; Director of the
                                       Corporation

         Thomas Carey has served as a Director of Manufacturers Bank since January 1997. Mr. Carey previously served as a Director of each of the seven banks that were owned by Affiliated. Mr. Carey is also an attorney and is currently the President of Hawthorne Race Track in Maywood, Illinois.

         Alfred Feiger, Lawrence Gilford, Richard Gilford, David Husman and Clarence Mann each has over 45 years of banking experience, having served in various executive capacities during such period. Each gentleman also served as a director of the seven banks that were owned by Affiliated. In addition, each of these gentleman has served as a Director of Manufacturers Bank since its acquisition by the Corporation in 1992, with Mr. Feiger also serving as the Chairman of the Board of the Bank.

         Mitchell Feiger began his career as an Associate Consultant with Touche Ross & Company in 1982, and then joined Affiliated in 1984 where he worked in various capacities until eventually becoming Executive Vice President. Mr. Feiger became President and a Director of the Corporation, and a Director of the Bank, in 1992.

         Burton Field has served as President of Manufacturers Bank since 1983, and as a Director of the Bank since 1977. Mr. Field has over 40 years of banking and finance experience, mainly in the areas of commercial lending and leasing. Mr. Field began his career in 1958 at Investors Commercial Corporation, where he worked until 1966 in various capacities, including Commercial and Consumer Loan Officer and Corporation Treasurer. From 1966 through 1969, Mr. Field was employed by Mercantile Leasing as a Commercial Leasing Officer. Mr. Field was also employed by LaSalle National Bank for a short period as a Commercial Lending Officer until he joined Manufacturers Bank in 1970 as Executive Vice President in charge of commercial lending.

         Alfred Feiger is Mitchell Feiger's father. Lawrence Gilford and Richard Gilford are cousins.

                           SUPERVISION AND REGULATION

GENERAL

         Banks and their holding companies are regulated under both federal and state laws. Consequently, the Corporation, MNC and Manufacturers Bank (collectively, the "Regulated Companies") may be materially affected by applicable statutes, regulations and policies promulgated by regulatory agencies with jurisdiction over the Regulated Companies, such as the FRB, the FDIC and the Commissioner. The effects of such statutes, regulations and policies may be significant and are often unpredictable because they change from time to time. Furthermore, such statutes, regulations and policies are intended to protect bank depositors and the FDIC's deposit insurance fund, not the stockholders of any of the Regulated Companies.

         Banks and their holding companies are subject to enforcement actions by their regulators for violations of the applicable regulatory statutes, regulations and policies. In addition to compliance with regulatory limitations concerning financial and operating matters, the Regulated Companies must file periodic and other reports and information with their regulators and are subject to examination by each of their regulators.

         The statutory requirements applicable to the regulatory supervision of bank holding companies and banks have increased significantly and undergone substantial change in recent years. To a great extent, these changes are embodied in the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), enacted in August 1989, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), enacted in December 1991, and the regulations promulgated under FIRREA and FDICIA.

         Adequately capitalized and managed bank holding companies are permitted, subject to regulatory approval and certain other limitations, to acquire control of a bank in any state. In addition, interstate branching legislation permits banks to merge across state lines, thereby creating a bank chartered in one state with branches in one or more other states. Approval of interstate bank mergers will be subject to certain conditions: adequate capitalization; adequate management; Community Reinvestment Act ("CRA") compliance; deposit concentration limits; and compliance with federal and state antitrust laws. An interstate merger transaction may involve the acquisition of a branch without the acquisition of the bank only if the law of the state in which the branch is located permits out-of-state banks to acquire a branch of a bank in that state without acquiring the bank. Following the consummation of an interstate transaction, the resulting bank may establish additional branches at any location where any bank involved in the transaction could have established a branch under applicable federal or state law if such bank had not been a party to the merger transaction. The interstate branching by merger provisions became effective on June 1, 1997.

         The effects on the Regulated Companies of such recent changes in interstate banking law cannot be accurately predicted, but it is likely that there will be increased competition from national and regional banking firms headquartered outside of Illinois that may have greater resources than the Regulated Companies.

REGULATION OF BANK HOLDING COMPANIES

         Each of the Corporation and MNC is a registered bank holding company within the meaning of the BCA. As such, the Corporation and MNC are subject to regulation, supervision and examination by the FRB. The Corporation and MNC are also subject to the limitations and requirements of the Illinois BCA. The business and affairs of the Corporation and MNC are therefore regulated in a variety of ways, including limitations on acquiring control of other banks and bank holding companies, on activities and investments, on interstate acquisitions, on regulatory capital requirements and on payment of dividends. Also, the FRB could require the Corporation and MNC to commit resources to support their respective banking subsidiaries in circumstances in which they might not otherwise do so.

         ACQUISITION OF BANKS AND BANK HOLDING COMPANIES. Under the BCA, a bank holding company generally may not (i) acquire, directly or indirectly, more than 5% of the outstanding shares of any class of voting securities of a bank or bank holding company; (ii) acquire control of a bank or another bank holding company;
(iii) acquire all or substantially all the assets of a bank; or (iv) merge or consolidate with another bank holding company, without first obtaining FRB approval. In addition, both the Change in Bank Control Act of 1978 and the Illinois Banking Act ("IBA") would require regulatory approval before any one or more individuals or other entities may acquire control of the Corporation, MNC or Manufacturers Bank.

         The BCA generally imposes certain limitations on extensions of credit and other transactions by and between banks that are members of the Federal Reserve System and other banks and non-bank companies in the same holding company. Under the BCA and the FRB's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

         PERMITTED NON-BANKING ACTIVITIES. The BCA generally prohibits a bank holding company from engaging in activities or acquiring or controlling, directly or indirectly, the voting securities or assets of any company engaged in any activity other than banking, managing or controlling banks and bank subsidiaries or another activity that the FRB has determined, by regulation or otherwise, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Subject to certain exceptions, before making any such acquisition or engaging in any such activity, a bank holding company must obtain the approval of the FRB as provided in applicable regulations.

         On May 13, 1998, the U.S. House of Representatives adopted, by a narrow margin, a bill known as H.R.10, The Financial Services Act of 1998 ("H.R.10"). The principal purpose of H.R.10 is to enhance competition in the financial services industry, in order to foster innovation and efficiency. It is also aimed at reducing or eliminating many of the restrictions placed on U.S. banks by the so-called Glass-Steagall Act of 1933. Among the restrictions that would no longer apply or would be liberalized if H.R.10 were to be similarly adopted by the U.S. Senate and signed into law by the President, would be those statutory provisions and regulations separating commercial banking and investment banking activities, as well as restrictions that currently limit the securities underwriting and insurance marketing activities of banks and their holding companies. H.R. 10 would also create financial holding companies which may engage in any activity, and acquire and retain the shares of any company engaged in any activity, which the FRB has determined to be financial in nature or incidental to such financial activity. H.R.10 also would create a new type of entity called a wholesale financial institution ("WFI"), which could be chartered at the state or national level, which would not be insured, and which could not take retail deposits or any deposits of less than $100,000. WFI's would be subject to regulation as if they were bank holding companies. H.R.10 would also shift a significant amount of regulatory authority over newly-hybridized institutions to the FRB, although the FRB would be required to take into account the rules, regulations and pronouncements of other traditional regulators, such as the Commission and state insurance regulators, although other provisions of H.R.10 make clear that federal preemption in this area would keep state authorities from blocking Congress' intent to liberalize the financial services industry so that it can better compete in a globalized economic environment. It is currently unknown whether H.R.10 will be adopted by the U.S. Senate either in its present, or some other, form (the Senate is currently debating its own version of a bill that would have much the same effect), or whether the President would sign such a bill even if passed by Congress. Accordingly, it is impossible to predict what effect H.R.10, or a bill like it, would have on the Corporation or Manufacturers Bank, except that any such law, if enacted, would be bound to increase the pressure on all financial institutions to become involved, to some extent, in economic activities that may be non-traditional for them in order to remain competitive.

         CAPITAL REQUIREMENTS. Regulatory capital requirements applicable to all regulated financial institutions, including bank holding companies and banks, have increased significantly in recent years and further increases are possible in future periods. The FRB has adopted risk-based capital standards for bank holding companies. The articulated objectives of Congress and the FRB in establishing a risk-based method of measuring capital adequacy are (i) to make regulatory capital requirements applicable to bank holding companies more sensitive to differences in risk profiles among bank holding companies, (ii) to factor off-balance sheet liabilities into the assessment of capital adequacy,
(iii) to reduce disincentives for
bank holding companies to hold liquid, low risk assets, and (iv) to achieve greater consistency in the evaluation of capital adequacy of major banking organizations throughout the world by conforming to the framework developed jointly by supervisory authorities from countries that are parties to the so-called "Basle Accord" adopted by such supervisory authorities in July 1988.

         The FRB requires bank holding companies to maintain a minimum ratio of risk-weighted capital to total risk- adjusted assets. Banking organizations, however, generally are expected to operate well above the minimum risk-based ratios, without significant reliance on intangibles. Risk-adjusted assets include a "credit equivalent amount" of off-balance sheet items, determined in accordance with conversion formulae set forth in the FRB's regulations. Each asset and off- balance sheet item, after certain adjustments, is assigned to one of four risk-weighing categories, 0%, 20%, 50% or 100%, and the risk-adjusted values then are added together to determine risk-weighted assets.

         The failure of a bank holding company to meet its risk-weighted capital ratios may result in supervisory action, as well as inability to obtain approval of any regulatory applications and, potentially, increased frequency of examination.

         The FRB also requires bank holding companies, such as the Corporation and MNC, to maintain a minimum leverage capital requirement of not less than 3.0% Tier 1 capital to total assets for banks in the strongest financial and managerial condition, with a CAMEL Rating of 1 (the highest examination rating of the FDIC for banks). For all other banks, the minimum leverage capital requirement is 3.0% plus an additional cushion of at least 100 to 200 basis points. Tier 1 capital is comprised of the sum of common stockholders' equity, non-cumulative perpetual preferred stock (including any related surplus) and minority interests in consolidated subsidiaries, minus all intangible assets (other than qualifying servicing rights). The FRB and the federal regulators of depository institutions have each proposed amendments to their minimum capital regulations to provide that the minimum leverage capital ratio for a bank holding company or a depository institution, as the case may be, that has been assigned the highest composite rating of 1 under the Uniform Financial Institutions Rating System will be 3.0% and that the minimum leverage capital ratio for any other depository institution will be 4.0%, unless a higher leverage capital ratio is warranted by the particular circumstances or risk profile of the depository institution.

         The Regulated Companies are currently in compliance with the above minimum capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources" and the Consolidated Financial Statements and Notes thereto.

         Risk-based capital ratios focus principally on broad categories of credit risk and do not incorporate factors that might affect the financial condition of the Regulated Companies, such as overall interest rate risk exposure, liquidity, funding and market risks, the quality and level of earnings, investment or loan portfolio concentrations, the quality of loans and investments, the effectiveness of loan and investment policies and Management's ability to monitor and control financial and operating risks. For this reason, the overall financial health of the Regulated Companies and the assessment of the Regulated Companies by various regulatory agencies may differ from conclusions that might be drawn solely from the level of the risk-based and leverage capital ratios of the Regulated Companies.

         DIVIDENDS. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the FRB expressed its view that a bank holding company experiencing earnings weaknesses should not pay cash dividends which exceed its net income or which could only be funded in ways that would weaken its financial health, such as by borrowing. The FRB also may impose limitations on the payment of dividends as a condition to its approval of certain applications, including applications for approval of mergers and acquisitions.

REGULATION OF BANKS

         Manufacturers Bank, as an Illinois banking corporation, is subject to the rules, regulations, supervision and examination of the Commissioner. The deposit accounts of Manufacturers Bank are insured up to the applicable limits by the FDIC's Bank Insurance Fund ("BIF"). Thus, Manufacturers Bank is subject to regulation, supervision and examination by the FDIC. Such regulations apply to, among other things, insurance of deposit accounts, a bank's capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that a bank may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of a bank and changes in control of a bank.

         DEPOSIT INSURANCE. As an FDIC-insured institution, Manufacturers Bank is required to pay deposit insurance premiums to the FDIC. Under FDICIA and the FDIC regulations thereunder, Manufacturers Bank is required to pay deposit insurance premiums based on the risk it poses to the BIF. The FDIC has authority to raise or lower assessment rates on insured deposits in order to achieve certain designated reserve ratios in the BIF and to impose special additional assessments. The current assessment rate schedule provides for an assessment range of zero to .27% of deposits, depending on capital and supervisory factors. Each depository institution is assigned to one of three capital groups: "well capitalized," "adequately capitalized" or "under capitalized." Within each capital group, institutions are assigned to one of three supervisory subgroups:
Subgroup A, Subgroup B or Subgroup C. Subgroup A consists of financially sound institutions with only a few, minor weaknesses. Subgroup B consists of institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk of loss to the BIF. Subgroup C consists of institutions that pose a substantial probability of loss to the BIF unless effective corrective action is taken. Accordingly, there are nine combinations of capital groups and supervisory subgroups to which varying assessment rates would be applicable. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned.

         The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after hearing, that the institution has engaged or is engaging in unsafe or unsound banking practices, is in a condition that is unsafe or unsound for the continuation of operations or otherwise has violated any applicable law, regulation or order, or any condition imposed in writing by or in a written agreement with the FDIC. The FDIC also may suspend deposit insurance temporarily during the pendency of a proceeding to terminate insurance if the institution has no tangible capital.

         On December 20, 1996, the FDIC adopted the updated Uniform Financial Institutions Rating System ("UFIRS") as a policy statement of the FDIC. Under the UFIRS, each financial institution is assigned a composite rating based on an evaluation and rating of six essential components of an institution's financial condition and operations. These component factors address the adequacy of capital, the quality of assets, the capability of Management, the quality and level of earnings, the adequacy of liquidity, and the sensitivity to market risk. The UFIRS is intended to promote and complement efficient examination processes and also serves as a useful vehicle for identifying problem or deteriorating financial institutions, as well as for categorizing institutions with deficiencies in particular component areas. Further, UFIRS assists Congress in following safety and soundness of the financial industry.

         DIVIDENDS. Under the IBA, a bank, such as Manufacturers Bank, is permitted to declare and pay dividends in amounts up to the amount of its accumulated net profits, provided that it shall retain in its surplus at least one-tenth of its net profits since the date of the declaration of its most recent previous dividend until said additions to surplus, in the aggregate, equal at least the paid-in-capital of such bank. In no event may such bank, while it continues its banking business, pay dividends in excess of its net profits then on hand (after deductions for losses and bad debts).

         INSIDER AND AFFILIATE TRANSACTIONS. Manufacturers Bank is subject to certain restrictions imposed by the Federal Reserve Act (the "FRA") and, the IBA (and, respectively, the regulations adopted under each), on, among other transactions, any extensions of credit to the Corporation and its other subsidiaries, investments in the stock or other securities of the Corporation and its other subsidiaries and the acceptance of the stock or other securities of the Corporation or its other subsidiaries as collateral for loans made by Manufacturers Bank. Certain limitations and reporting requirements are also placed on extensions of credit by Manufacturers Bank to principal stockholders of the Corporation and its other subsidiaries, and to directors and certain executive officers of the Corporation and its other subsidiaries, and to "related interests" of such principal stockholders, directors and officers.

         COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS. In connection with its lending activities, Manufacturers Bank is subject to a variety of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. Included among these are the Federal Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act ("ECOA"), the Fair Credit Reporting Act and

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the CRA.  Manufacturers Bank is also subject to similar Illinois laws applicable to, among other things, usury, credit discrimination and general business practices.

         Under the CRA, a financial institution has a continuing and affirmative obligation, consistent with the safe and sound operation of such institution, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires each federal banking regulatory agency, in connection with its examination of a financial institution, to assess and assign one of four ratings to the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including applications for charters, branches and other deposit facilities, relocations, mergers, consolidations, acquisitions of assets or assumptions of liabilities, and savings and loan holding company acquisitions. The CRA also requires that all institutions make public disclosure of their CRA ratings.

         The federal banking regulatory agencies will take into account the CRA ratings of combining organizations and their level of compliance with ECOA in connection with acquisitions involving the change or control of a financial institution and, if any of the combining institutions have CRA ratings of "needs improvement" or "unsatisfactory," the agency in question may deny the application on CRA grounds or require corrective action as a condition of its approval. The current CRA rating for Manufacturers Bank is "satisfactory."

         In April 1995, the FRB and other federal banking regulatory agencies adopted amendments revising their CRA regulations. Among other things, the amended CRA regulations establish a new evaluation system that rates an institution based on its actual performance in meeting community needs. In particular, the system focuses on three tests (i) a lending test, to evaluate the institution's record of making loans in its assessment areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefitting low or moderate income individuals and business; and (iii) a service test, to evaluate the institution's delivery of services through its branches, ATMs and other offices. The amended CRA regulations also clarify how an institution's CRA performance should be considered in the application process.

         FDICIA RULES. Certain rules pursuant to FDICIA include: (i) real estate lending standards for banks, which provide guidelines concerning loan-to-value ratios for various types of real estate loans; (ii) revisions to the risk-based capital rules to account for interest rate risk, concentration of credit risk and the risks posed by "non-traditional activities;" (iii) rules requiring depository institutions to develop and implement internal procedures to evaluate and control credit and settlement exposure to their correspondent banks; (iv) rules implementing the FDICIA provision prohibiting, with certain exceptions, state member banks from making equity investments of types and in amounts not permissible for national banks; and (v) rules addressing various "safety and soundness" issues, including operations and managerial standards, standards for asset quality, earnings and stock valuations, and compensation standards for the officers, directors, employees and principal stockholders of the depository institution.

         CHANGE IN CONTROL. As an Illinois banking corporation controlled by a bank holding company, Manufacturers Bank is not only subject to the rules regarding change of control contained in the FRA and the FDIA and the regulations promulgated thereunder by the FRB, but it is also subject to the rules regarding change in control of Illinois banks contained in the IBA. The Corporation and MNC are also subject to these rules by virtue of their control of Manufacturers Bank. Generally, the IBA provides that no person or entity or group of affiliated persons or entities may, without the Commissioner's consent, directly or indirectly, acquire control of an Illinois bank. Such control is presumed if any person owns or controls 20% or more of the outstanding stock of an Illinois bank or such lesser amount as would enable the holder or holders, by applying cumulative voting, to elect one director of the bank. In evaluating an application for acquisition of control of an Illinois bank or bank holding company, in addition to the Commissioner's consideration of other factors deemed relevant, the Commissioner must find that the character of the proposed management of the bank after the change in control will assure reasonable promise of successful, safe and sound operation; the future earnings prospects of the bank after the proposed change in control are favorable; and any prior involvement that the proposed controlling persons or the

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proposed management of the institution after the change in control have had with any other financial institution has been conducted in a safe and sound manner.

YEAR 2000 PROBLEM

         On March 20, 1998, the Examination Parity and Year 2000 Readiness for Financial Institutions Act, P.L. 105-164, became law. In that statute, Congress emphasized the seriousness with which the financial services industry and its regulators must view the Year 2000 Problem by requiring the regulators to conduct seminars for, and otherwise provide information and model approaches concerning common problems to, the nation's financial institutions concerning this problem. The regulators, acting through the FFIEC, had already begun compiling and disseminating such information through industry-wide pronouncements which emphasized that safety and soundness examinations would focus on the institutions' awareness and preparations with respect to the Year 2000 Problem.

         After passage of P.L. 105-164, the efforts of the FFIEC, as well as the individual regulatory agencies, in regard to the Year 2000 Problem began increasing and numerous Financial Institution Letters and other bulletins were issued mandating various actions that financial institutions must take in order to avoid possible sanctions. In FIL-51-98, issued on May 13, 1998, the FFIEC discussed the position of the FDIC in regard to contingency planning for the Year 2000 Problem, stating that it is imperative for the Board of Directors and senior management of each FDIC-insured institution to adopt a proactive role in developing and supervising the contingency planning process. Furthermore, according to the FDIC, an institution's failure to appropriately address the Year 2000 Problem may result in supervisory actions, including formal and informal enforcement actions, denials of applications filed pursuant to the FDIA, civil money penalties and reductions in the institution's management component of composite ratings. It was also recommended that the institution's readiness plan should focus, among other things, on the key issues of business risk and testing, with the goal being to provide assurance that mission-critical functions will continue even if one or more systems fail. The readiness plan for the Year 2000 Problem must also be viewed as an evolving, and not static, document, and must be reviewed, updated and validated on a continuous basis. Each financial institution is also required to provide forthright and honest responses to questions and concerns raised by customers and business partners about the institution's readiness for the Year 2000 Problem. See "Risk Factors--Year 2000 Problem."

                            COAL CITY CAPITAL TRUST I

         The Trust is a statutory business trust that was organized by the Corporation under Delaware law on July 2, 1998, by the filing of a Certificate of Trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities; (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures; and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will be the sole assets of the Trust, and, accordingly, payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation. The Corporation will acquire Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities--Subordination of Common Securities." The Trust has a term of approximately 35 years, but may dissolve earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust will be LaSalle National Bank, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee, and three Administrative Trustees who are officers of the Corporation or the Bank. LaSalle National Bank will also act as trustee under the Indenture and under the Guarantee. See "Description of Junior Subordinated Debentures" and "Description of Guarantee." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will

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the holders of the Capital Securities have the right to vote to appoint,  remove or replace the Administrative Trustees; such rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the payment of principal or interest on the Trust Securities) related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is located at the Main Banking Premises.

                        DESCRIPTION OF CAPITAL SECURITIES

         The Capital Securities will represent preferred beneficial interests in the Trust, and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement will not be qualified under the Trust Indenture Act of 1939, as amended (the "Trust
Indenture Act"). By its terms, however, the Trust Agreement will incorporate certain provisions of the Trust Indenture Act. This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

         The Capital Securities will be limited to $25.0 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

DISTRIBUTIONS

         Distributions on the Capital Securities will be cumulative, will accumulate from July 24, 1998, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 1998, at a rate per annum, reset quarterly, to equal 3-month LIBOR (as defined below) plus 180 basis points to the holders of the Capital Securities on the relevant record dates. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in such period and a 360-day year. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a legal holiday on which banking institutions in New York, New York or Chicago, Illinois are open for business. The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

         The  Distribution  Rate on the Capital  Securities  for each quarter or other period for which interest is payable will be determined on the Determination Date (as defined below) for such quarter or other period for which interest is payable

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and will be a per annum rate, reset quarterly,  to 3-month LIBOR  (determined as set forth below), plus 180 basis points, and will be effective as of the first day of such quarter or other period for which interest is payable.

DETERMINATION OF 3-MONTH LIBOR

         The Calculation Agent will calculate the interest rate for each interest period based on 3-month LIBOR commencing on the second London Banking Day immediately following the Determination Date for such period. "3-month LIBOR" means, with respect to an interest period relating to a Distribution Date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

                  (a) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

                  (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                  (c) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the
         Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

                  (d) if fewer than two such quotations are provided as requested in clause (c) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

                  (e) if fewer than two such quotations are provided as requested in clause (d) above, 3-month LIBOR will be 3-month LIBOR determined with respect to the interest period immediately preceding such current interest period.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on the London Banking Day immediately following such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.

         As used herein:

         "Calculation   Agent"  means  Wilmington  Trust  Company,   Wilmington,
Delaware.

         "Determination Date" means the date that is two London Banking Days preceding the first day of any period for which a Distribution will be payable.

         "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

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         "Telerate Page 3750" means the display designated as "Page 3750" on the
Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         All percentages resulting from any calculations on the Capital Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         On the Determination Date, the Calculation Agent shall notify the Corporation and the Paying Agent of the applicable Distribution Rate in effect for the related Distribution Period. The Calculation Agent shall, upon the request of the holder of any Capital Securities, provide the Distribution Rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Corporation and the holders of the Capital Securities.

OPTION TO DEFER INTEREST PAYMENTS

         So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures, at any time or from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date, or extend beyond the Stated Maturity Date. Upon any such election, quarterly Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the applicable periodic Distribution Rate, compounded quarterly from the relevant
Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period; and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences-- Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock;
(ii) make any payment of principal of, or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a

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reclassification  of  the  Corporation's   capital  stock  or  the  exchange  or
conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

REDEMPTION

         Upon the repayment on the Stated Maturity Date or prepayment, in whole or in part, prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price, which shall be equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures being redeemed. See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Junior Subordinated
Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities. Upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Debentures thereafter will be subject to optional prepayment, in whole, but not in part, on or after the Initial Optional Redemption Date.

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms; and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         The Corporation will have the option to prepay the Junior Subordinated Debentures (i) in whole or in part, on or after the Initial Optional Redemption Date; and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, in each case, at the Prepayment Price and subject to the receipt of any required regulatory approval. See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

         The Corporation will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities; and (ii) receipt of any required regulatory approval.

         The Trust shall automatically dissolve upon the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and
(v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event

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such holders will be entitled to receive out of the assets of the Trust  legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions
thereon  to  the  date  of  payment   (such   amount   being  the   "Liquidation
Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital
Securities   shall   have  a   priority   over  the   Common   Securities.   See
"--Subordination of Common Securities."

         If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities (i) the Trust Securities will no longer be deemed to be outstanding; (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

         If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made, and the applicable Redemption Price shall be payable, on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, Chicago time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency."
Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price

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



payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar month, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee" (i) Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid; and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the Trust Agreement. See "Description of Junior Subordinated Debentures--Debenture Events of Default."

         Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

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REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities, or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures; (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any; (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization;
(v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect; (vi) such successor entity has a purpose identical to that of the Trust; (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced

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by or convey,  transfer  or lease its  properties  and assets as an  entirety or substantially  as an entirety to, any other entity or permit any other entity to
consolidate,   amalgamate,   merge   with  or  into,   or  replace  it  if  such
consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities; and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures; (ii) waive certain past defaults under the Indenture; (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures; or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

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



         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or of any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Capital Securities are being offered and sold to qualified institutional buyers ("QIBs") in reliance on Rule 144A ("Rule 144A Capital Securities"). Capital Securities also may be offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A ("Other Capital Securities").

         In the event that Capital Securities are issued in certificated form, the Capital Securities will be issued in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

         Rule 144A Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in Chicago, Illinois, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form, except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities, except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Rule 144A Capital Securities and Other Capital Securities will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

DEPOSITARY PROCEDURES

         DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership

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interest of each actual  purchaser of each  security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities, and
(ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC, or its nominee, will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect
Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities; or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Any secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only

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



at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of any of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days of receipt of such notice, or (b) has ceased to be a clearing agency registered under the Exchange Act and the Trust thereupon fails to appoint a successor Depositary within 90 days of becoming aware of such condition; (ii) the Corporation in its sole discretion elects to cause the issuance of the Capital Securities in certificated form; or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors," unless the Property Trustee determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL SECURITIES

         Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security, unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

PAYMENT AND PAYING AGENCY

         Payments with respect to the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or with respect to the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

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RESTRICTIONS ON TRANSFER

         The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Capital Securities.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Capital Securities.

         Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, will undertake to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act; (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes; and (iii) the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. The Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of Trust Securities is not subject to preemptive rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

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



                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures are to be issued under the Indenture, as supplemented from time to time. The Indenture will not be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). By its terms, however, the Indenture will incorporate certain provisions of the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Capital Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will bear interest from July 24 , 1998 at the rate per annum reset quarterly equal to 3-month LIBOR plus 180 basis points ("Interest Rate"), payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1998. It is anticipated that, until the liquidation (if any) of the Trust, the Junior Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in such period and a 360-day year. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. To the extent permitted by applicable law, accrued interest that is not paid on the applicable Interest Payment Date will bear interest thereon at the applicable periodic Interest Rate, compounded quarterly for each quarterly period ("Compounded Interest"). The term "interest," as used herein, shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Interest Rate and amount of interest payable will be calculated or determined in the same manner as the Distribution Rate and amounts of Distributions payable, respectively, as described under "Description of Capital Securities--Distributions."

         The Junior Subordinated Debentures will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof. The Junior Subordinated Debentures will mature on September 1, 2028 (the "Stated Maturity Date").

         The Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

         The Corporation is a bank holding company regulated by the FRB, and almost all of the operating assets of the Corporation are owned by its second tier subsidiary, Manufacturers Bank. The Corporation relies primarily on preferred stock dividends from MNC, which in turn relies on common stock dividends from Manufacturers Bank, to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations (discussed in more detail below) on the payment of dividends to the Corporation from MNC and to MNC from Manufacturers Bank. In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and MNC and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and MNC and such other affiliates from borrowing from Manufacturers Bank, unless the loans are secured by certain types of collateral. Furthermore, such secured loans, other transactions and investments by Manufacturers Bank are generally limited in amount as to each of the Corporation, MNC and such other affiliates to 10% of Manufacturers Bank's capital and surplus, and as to all of the Corporation, MNC and such other affiliates to an aggregate of 20% of Manufacturers

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Bank's capital and surplus. As of March 31, 1998, approximately $12.1 million of credit was available to the Corporation from the Bank under this limitation.

         Manufacturers Bank is a state non-member bank of the Federal Reserve System and is regulated by the FDIC and the Commissioner. There are various regulatory limitations applicable to the payment of dividends by MNC and Manufacturers Bank as well as the payment of dividends by the Corporation to its shareholders. Under the laws of Illinois, a state-chartered bank is permitted to declare and pay dividends in amounts up to the amount of its accumulated net profits, provided that it shall retain in its surplus at least one-tenth of its net profits since the date of the declaration of its most recent previous dividend until said additions to surplus, in the aggregate, equal at least the paid-in-capital of such bank. In no event, therefore, may Manufacturers Bank, while it continues its banking business, pay dividends in excess of its net profits then on hand (after deduction for losses and bad debts). Under existing supervisory practices at March 31, 1998, Manufacturers Bank could have paid additional dividends of up to $1.5 million without regulatory approval and MNC could have paid $7.8 million of dividends and complied with the minimum regulatory capital requirements applicable to it. Bank regulatory agencies have authority to prohibit MNC, Manufacturers Bank or the Corporation from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of Manufacturers Bank, MNC or the Corporation, could be deemed to constitute such an unsafe or unsound practice. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

FORM, REGISTRATION AND TRANSFER

         If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of and interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Chicago, Illinois or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures; or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

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OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures, at any time and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the applicable periodic Interest Rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock;
(ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period; or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

         The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after September 1, 2008 (the "Initial Optional Redemption Date"), subject to the Corporation having received any required regulatory approval, at a price (the "Prepayment Price") equal to 100% of the principal amount of the Junior Subordinated Debentures so prepaid, plus accrued and unpaid interest thereon to the date of prepayment.

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SPECIAL EVENT PREPAYMENT

         Prior to the Initial Optional Redemption Date, if a Special Event has occurred and is continuing, the Corporation may, at its option and subject to receipt of any required regulatory approval, elect to prepay the Junior Subordinated Debentures, in whole but not in part, which election shall be made at any time within 90 days of the occurrence of such Special Event, at the
Prepayment Price. If, following the occurrence of a Special Event, the Corporation exercises its option to prepay the Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Redemption Price. See "Description of Capital Securities--Redemption."

         A "Special Event" means an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the case may be.

         An "Investment Company Event" means the receipt by the Corporation and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for the Corporation, or (b) any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Trust is, or within 90 days of the date of such opinion will be, considered an Investment Company that is required to be registered under the Investment Company Act.

         A "Regulatory Capital Event" means the receipt by the Corporation of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, the Capital Securities do not constitute, or within 90 days of the date of such opinion, would not constitute, Tier 1 Capital (or its then equivalent if the Corporation were subject to such capital requirement).

         A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest shall cease to accrue on such Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

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CERTAIN COVENANTS OF THE CORPORATION

         The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock;
(ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time: (A) there shall have occurred any event of which the Corporation has actual knowledge that (1) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default, and (2) with respect to which the Corporation shall not have taken reasonable steps to cure; (B) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee; or (C) the Corporation shall have given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities; (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures; and (iv) to not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding up or liquidation of the Trust, except as provided in the Trust Agreement.

MODIFICATION OF INDENTURE

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, (ii) reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on prepayment thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), (iii) make the principal of, or interest on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, (iv) impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (v) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

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DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period with respect to the Junior Subordinated Debentures or Other Debentures, as the case may be); or

                  (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

                  (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or to the Corporation and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

                  (iv) certain events related to bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of or interest (including Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest (including, Compounded Interest and Additional Sums, if any) on the Junior Subordinated Debentures, and the Corporation

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



shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures, unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations under the Indenture with respect to the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest (including Compounded Interest and Additional Sums, if any) to the date of the prepayment or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of any further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment with respect to the Junior Subordinated Debentures.

         No payments on account of principal or interest, if any, with respect to the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an

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



event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding, shall be pending with respect to any such default.

         "Indebtedness" shall mean (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks equally with and not prior to the Junior Subordinated Debentures in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Corporation, and
(ii) all other debt securities, and guarantees with respect to those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

RESTRICTIONS ON TRANSFER

         The Junior Subordinated Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

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GOVERNING LAW

         The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the Indenture.

                            DESCRIPTION OF GUARANTEE

         The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of the Capital Securities. LaSalle National Bank will act as Guarantee Trustee under the Guarantee. The Guarantee will not be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time;
(ii) the applicable Redemption Price with respect to the Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debentures to holders of the Capital Securities or the redemption of all Capital Securities), the lesser of
(a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments. If the Corporation does not make interest payments on the Junior Subordinated
Debentures held by the Trust, the Trust will not be able to pay the Distributions on the Capital Securities and will not have funds legally available therefor. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

         The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary (including creditors and Manufacturers Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries, including
Manufacturers Bank's deposit liabilities, and all liabilities of any future subsidiaries of the Corporation. Claimants should look only to the assets of the Corporation for payments under the Guarantee. See "Description of the Junior Subordinated

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Debentures--General." The Guarantee does not limit the incurrence or issuance of
other  secured  or  unsecured  debt  of  the   Corporation,   including   Senior
Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The Corporation will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

         The  Guarantee   will   constitute  an  unsecured   obligation  of  the
Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures.

         The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation after the Issue Date with respect to preferred beneficial interests, if any, issued by Other Trusts. The Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. The Corporation expects from time to time that it will incur additional indebtedness and that its subsidiaries will also incur additional liabilities. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement."

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All guarantees and agreements  contained in the Guarantee  Agreement  shall bind
the  successors,   assigns,  receivers,  trustees  and  representatives  of  the
Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force or effect upon full payment of the applicable Redemption Price of all outstanding Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, in case a default with respect to the Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

GUARANTEE

         Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, an irrevocable guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing an irrevocable guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution Rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the

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Trust,  except the Trust's obligations to holders of Trust Securities under such
Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

         A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made with respect to the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

         The Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of and interest on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

         Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities-Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. The statements of law and legal conclusions set forth in the summary regarding the tax consequences to the beneficial owners of the Capital Securities, represent the opinion of Schwartz, Cooper, Greenberger & Krauss, Chartered, special federal income tax counsel to the Corporation and the Trust ("Special Tax Counsel"). The

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summary  does not deal with special  classes of holders such as banks,  thrifts,
real  estate  investment  trusts,  regulated  investment  companies,   insurance
companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Code,
Treasury   regulations   thereunder   and  the   administrative   and   judicial
interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Special Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. Special Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Offering Memorandum, and assuming full compliance with the terms of the Indenture (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Capital Securities, Special Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

ORIGINAL ISSUE DISCOUNT

         Under the Indenture, the Corporation has the right to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Under federal income tax regulations, all interest payable on the Junior Subordinated Debentures will be treated as OID, unless the Indenture or Junior
Subordinated Debentures contain terms or conditions that make the exercise of the deferral option remote. Because the Corporation does not have a policy of paying dividends on its common stock and instead reinvests its earnings in its business, and because the Corporation intends to redeem all of its Class B
Preferred Stock (see "Use of Proceeds"), the covenant in the Indenture prohibiting the Corporation from paying dividends during an Extension Period does not provide an effective deterrent to the Corporation's exercise of the deferral option. As a result, Special Tax Counsel to the Corporation is unable to conclude that the Indenture or the Junior Subordinated Debentures contain terms or conditions that make the exercise of the deferral option remote. Accordingly, a holder will

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recognize  income  (in the  form of OID) on a daily  basis  over the term of the
Junior Subordinated Debentures (including any Extension Period, during which the Corporation would not make actual cash payments), regardless of the receipt of cash with respect to the period to which such income is attributable, and actual distributions of stated interest would not be so includable. The amount of OID that accrues in any quarterly period (other than an Extension Period) will equal approximately the amount of the interest that accrues on the Junior Subordinated Debentures in that quarterly period at the stated interest rate. In the event that the interest payment period is extended, holders will include OID in gross income in advance of the receipt of cash, and any holders who dispose of the Capital Securities prior to the record date for the payment of Distributions following such Extension Period will include OID in gross income but will not receive any cash related thereto from the Corporation.

         Because income on the Capital Securities will constitute OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. A holder will account for interest received or receivable from the Trust with respect to the Junior Subordinated Debentures in the manner described above under "--Original Issue Discount," including accrual of OID attributed to the Junior Subordinated Debentures upon the distribution.

         Under certain circumstances described herein (see "Description of Capital Securities"), the Junior Subordinated Debentures may be prepaid for cash and the proceeds of such prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities (including a redemption of the Capital Securities by the Corporation for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities with respect to OID. Such gain or loss generally will be a capital gain or loss. Pursuant to the Taxpayer Relief Act of 1997, Capital Securities constituting a capital asset which are acquired by an individual after July 28, 1997, and held for more than 18 months are accorded a maximum United States federal capital gains tax rate of 20% (or rate of 10%, if the individual taxpayer is in the 15% tax bracket). Effective in 2001, the 20% rate drops to 18% (and the 10% drops to 8%) for capital assets acquired after the year 2000 and held more than five years; however, the requirement that the capital asset be acquired after the year 2000 does not apply to the 8% rate. Capital Securities held by an individual for more than one year, but not more than 18 months, are accorded a United States federal capital gains tax rate of 28%. If pending legislation which has passed Congress is enacted in its current form, such 18 month holding period would be reduced to 12 months for such sales of Capital Securities occurring after December 31, 1997. However, there is no certainty that such legislation will be enacted.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid OID on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his

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



adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid OID) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership (except to the extent provided in Regulations) created or organized in or under the laws of the United States or any political subdivision thereof, or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source, or a trust if, and only if,
(i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present United States federal income tax laws (i) payments by the Trust or any of its paying agents to any holder of Capital Securities who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that (a) the beneficial owner of the Capital Securities does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of Capital Securities will not be subject to federal withholding tax on any gain realized upon the sale or other disposition of Capital Securities. Final Treasury Regulations (the "Withholding Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Withholding Regulations are to be effective for certain payments made to United States Alien Holders after December 31, 1999.

INFORMATION REPORTING TO HOLDERS

         Generally, income on the Capital Securities will be reported to each holder on a Form 1099, which form should be mailed to each holder of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

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                              ERISA CONSIDERATIONS

         Each of the Corporation (the obligor with respect to the Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many plans that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Capital Securities by a plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in
Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving banks' collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96- 23 (an exemption for certain transactions determined by an in-house asset manager). Accordingly, each purchaser of Capital Securities, by its acceptance thereof, shall be deemed to have represented to the Corporation, Trust and Initial Purchaser either (1) that it is not a Plan, a trustee or other person acting on behalf of a plan or any other person or entity using the assets of any plan to finance such purchase, or (2) that such purchase will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption. In addition, a plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, any persons exercising discretion with respect to the Junior Subordinated Debentures may become fiduciaries, parties in interest or disqualified persons with respect to investing plans. Accordingly, each investing plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Capital Securities.

         A plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is consistent with the terms of the plan's governing instrument or any investment management agreement with the plan. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Purchase Agreement (the "Purchase Agreement") by and among the Corporation, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"), the Corporation and the Trust have agreed that the Trust will sell to the Initial Purchaser, and the Initial Purchaser has agreed to purchase from the Trust, all of the Capital Securities.

         The Initial Purchaser proposes to offer the Capital Securities for resale at the offering price set forth on the cover of this Offering Memorandum. After the initial offering, the offering price and other selling terms may be changed. Each

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



purchaser of the Capital Securities offered hereby in making its purchase will be deemed to have made certain representations and agreements as set forth under "Notice to Investors."

         The Purchase Agreement provides that the obligation of the Initial Purchaser to pay for and accept delivery of the Capital Securities is subject to certain conditions, including delivery of certain legal opinions by counsel for the Initial Purchaser. The nature of the Initial Purchaser's obligations under the Purchase Agreement are such that it is required to purchase all of the Capital Securities if it purchases any of the Capital Securities.

         In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Corporation, the Purchase Agreement provides that the Corporation will pay as compensation an amount of $27.50 per Capital Security for the account of the Initial Purchaser.

         The Capital Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons unless the Capital Securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. See "Notice to Investors."

         The Initial Purchaser has agreed that it will offer or sell the Capital Securities only to (i) Persons whom it reasonably believes to be QIBs in reliance on Rule 144A under the Securities Act, and (ii) a limited number of Institutional Accredited Investors within the meaning of Rule 501(a)(l), (2),
(3) or (7) of Regulation D under the Securities Act.

         The Capital Securities are new issues of securities with no established trading market. The Corporation has been advised by the Initial Purchaser that it intends to make a market in the Capital Securities, but it is not obligated to do so and such market making may be interrupted or discontinued without notice. No assurance can be given about the liquidity of the trading market for the Capital Securities.

         The Capital Securities are expected to be eligible for quotation on PORTAL.

         The Corporation and the Trust have agreed in the Purchase Agreement that, subject to certain conditions, prior to 90 days following the Issue Date, neither will, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Capital Securities, any securities convertible into, exchangeable or exercisable for Capital Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or any equity security substantially similar to the Capital Securities, except with the prior written consent of the Initial Purchaser and except for any disposal of the Junior Subordinated Debentures following a liquidation of the Trust.

         The Corporation and the Trust have agreed to indemnify the Initial Purchaser and certain other persons against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the Initial Purchaser may be required to make with respect thereto.

         The Initial Purchaser may serve as a financial advisor to the Corporation from time to time in the future.

         Until the placement of the Capital Securities is completed, rules of the Commission may limit the ability of the Initial Purchaser to bid for and purchase the Capital Securities. As an exception to these rules, the Initial Purchaser is permitted to engage in certain transactions that stabilize the price of the Capital Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Capital Securities. If the Initial Purchaser creates a short position in the Capital Securities in connection with the offering (i.e., if it sells more Capital Securities than are contemplated on the cover page of this Offering Memorandum), the Initial Purchaser may reduce that short position by purchasing Capital
Securities in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

         None of the Corporation, the Trust or the Initial Purchaser makes any representation or prediction as to the direction or magnitude of any effect that the transactions contemplated in the preceding paragraph may have on the price of the Capital

Securities. In addition, none of the Corporation, the Trust or the Initial Purchaser makes any representation that the Initial Purchaser will engage in such transactions or that such transactions, once commenced, will not be discontinued.

                               NOTICE TO INVESTORS

         Because of the following restrictions, purchasers of Capital Securities are advised to consult legal counsel prior to making any offer, resale or pledge of Capital Securities.

         Each purchaser of Capital Securities, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Trust, the Corporation and the Initial Purchaser as follows:

                  (1) It understands and acknowledges that the Capital Securities have not been registered under the Securities Act or any other applicable securities law, are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, and none of the Capital Securities or Junior Subordinated Debentures may be offered, sold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto and, in each case, in compliance with the conditions for transfer set forth in paragraph (4) below.

                  (2) It is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Corporation, or acting on behalf of the Corporation or the Trust, and it is either:

                           (a) a QIB (as defined in Rule 144A promulgated  under
                  the Securities Act), and is aware that any sale of the Capital Securities to it will be made in reliance on Rule 144A; and such acquisition will be for its own account or for the account of another QIB over which it exercises sole investment discretion; or

                           (b) an Institutional  Accredited  Investor within the
                  meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act or, if the Capital Securities are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent (except if it is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an Institutional Accredited Investor on a like basis; in the normal course of its business, it invests in or purchases securities similar to the Capital Securities, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities; and it is aware that it (or any investor account) may be required to bear the economic risk of an investment in the Capital Securities for an indefinite period of time and it (or such investor account) is able to bear such risk for an indefinite period.

                  (3) It understands  and  acknowledges  that none of the Trust, the Corporation, the Initial Purchaser or any person representing the Trust, the Corporation or the Initial Purchaser has made any representation to it with respect to the Trust, the Corporation or the offering or sale of the Capital Securities, other than the information contained or incorporated by reference in this Offering Memorandum, which Offering Memorandum has been delivered to it and upon which it is relying in making its investment decision with respect to the Capital Securities; and it has had access to such financial and other information concerning the Trust, the Corporation and the Capital Securities as it has deemed necessary in connection with its decision to purchase the Capital Securities, including an opportunity to ask questions of and receive information from the Trust, the Corporation and the Initial Purchaser, and it has received and reviewed all information which it has requested.

                  (4) It is purchasing the Capital Securities for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act; and it agrees on its own behalf and on behalf of any investor account for which it is purchasing Capital Securities, and each subsequent holder of Capital Securities by its acceptance thereof will be deemed to agree, to offer, sell or otherwise transfer such Capital Securities prior to the date which is two years after the later of the original issuance date thereof and the last date on which the Corporation or any "affiliate" of the Corporation was the owner of such Capital Securities (or any predecessor Capital Securities) (the "Resale Restriction Termination Date") only (a) to the Corporation, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) as long as the Capital Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an Institutional Accredited Investor within the meaning of subparagraph (a)(l), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing the Capital Securities for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws; it being understood that, if any resale or other transfer of Capital Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter substantially in the form of Annex A hereto from the transferee to the Trust, which shall provide, among other things, that the transferee is an Institutional Accredited Investor within the meaning of subparagraph (a)(l), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Capital Securities for investment purposes and not for distribution in violation of the Securities Act; it being understood further that the Trust and the Corporation reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certifications and other information satisfactory to the Trust and the Corporation. Each purchaser acknowledges that each certificate representing Capital Securities will contain a legend substantially to the following effect:

                  THE CAPITAL SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THESE CAPITAL SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THESE CAPITAL SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THESE SECURITIES, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THESE CAPITAL SECURITIES (OR ANY PREDECESSOR OF THESE CAPITAL SECURITIES) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THESE CAPITAL SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501

         UNDER THE SECURITIES ACT THAT IS ACQUIRING THESE CAPITAL SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED JULY 21, 1998. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THESE CAPITAL SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  THE HOLDER OF THESE CAPITAL SECURITIES BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER: (1) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION (3)(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN TO WHICH SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (2) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

         (5) It agrees that in the event at some future time it wishes to dispose of any of the Capital Securities, it will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and the legend set forth in paragraph (4).

         (6) It understands and acknowledges that (a) the Capital Securities will be issued and may be transferred only in blocks having an aggregate stated Liquidation Amount of not less than $100,000 in the case of Capital Securities and an aggregate stated principal amount of not less than $100,000 in the case of Junior Subordinated Debentures, (b) any attempted transfer of Junior Subordinated Debentures or Capital Securities, as the case may be, in a block having an aggregate liquidation amount or an aggregate stated principal amount, as the case may be, of less than $100,000 shall be void and of no legal effect whatsoever, (c) any such purported transferee shall be deemed not to be the holder of such Junior Subordinated Debentures or Capital Securities, as the case may be, for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures or Capital Securities, (d) such purported transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures or Capital Securities, as the case may be, and (e) the Capital Securities and the Junior Subordinated Debentures will contain a legend to the foregoing effect.

         (7) It understands and acknowledges that the Capital Securities sold in reliance on Rule 144A will be represented by the Global Capital Securities, while Capital Securities sold other than in reliance on Rule l44A will be issued only in certificated form.

         (8) It understands and acknowledges that the Trust, the Corporation and the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Trust and the Initial Purchaser; and if it is acquiring any Capital Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

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



         (9) Either (1) it is not an employee benefit plan within the meaning of
Section 3(3) of ERISA, or a plan to which Section 4975 of the Code is applicable, a trustee or other person acting on behalf of such an employee benefit plan or plan, or any other person or entity using the assets of any employee benefit plan or plan to finance such purchase, or (2) such purchase will not result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Corporation and the Trust by Schwartz, Cooper, Greenberger & Krauss, Chartered, and for the Initial Purchaser by Thacher Proffitt & Wood. Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust.

                             INDEPENDENT ACCOUNTANTS

         The consolidated financial statements of the Corporation as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been audited by McGladrey & Pullen, LLP, independent certified public accountants, as set forth in their report included herein.

                                                                         ANNEX A

                       TRANSFEREE LETTER OF REPRESENTATION

Coal City Capital Trust I
1200 North Ashland Avenue
Chicago, Illinois 60622
Attn:  Administrative Trustees

Ladies and Gentlemen:

         In connection with the proposed transfer to us of the Floating Rate Capital Securities (the "Capital Securities") of Coal City Capital Trust I (the "Trust"), we confirm that:

                  1. We understand that the Capital Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws, and may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our behalf and on behalf of any investor account for which we are purchasing Capital Securities to offer, sell or otherwise transfer such Capital Securities prior to the date which is two years after the later of the date of original issue thereof and the last date on which Coal City Corporation (the "Corporation") or any "affiliate" of the Corporation was the owner of such Capital Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Corporation, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Capital Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A of the Securities Act that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" (an "Institutional Accredited Investor") within the meaning of subparagraph (a)(l), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Capital Securities for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer and sale in connection with, any distribution in violation of the Securities Act, or (e) pursuant to any other available exemption from the registration requirements under the Securities Act, subject to the right of the Trust and the Corporation prior to any such offer, sale or transfer (i) pursuant to clause (d) or
         (e)  above  to  require   the   delivery  of  an  opinion  of  counsel,
         certifications and/or other information satisfactory to each of them, and (ii) pursuant to clause (d) above to require that the transferor deliver to the Trust a letter from the transferee substantially similar to this letter.

                  2. We are an Institutional Accredited Investor purchasing for our own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Capital Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

                  3. We are acquiring the Capital Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. You and the Corporation are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  5. We are (1) not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan to which Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), is applicable, a trustee or other person acting on behalf of such an employee benefit plan or plan, or any other person or entity using the assets of any employee benefit plan or plan to finance such purchase, or (2) such purchase will not result in a prohibited transaction under Section 406 of ERISA or
         Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF NEW YORK.

                                                              Very truly yours,


Name of Purchaser:
                        ------------------------------------
By:
                        ------------------------------------
Date:
                        ------------------------------------


The Capital Securities will be registered in the name of the beneficial owner as follows:


Name:
                        ------------------------------------
Address:
                        ------------------------------------
Taxpayer ID Number:
                        ------------------------------------

                         INDEX TO FINANCIAL STATEMENTS



                                                                                       PAGE
                                                                                   ------------
Independent Auditor's Report ...................................................       F-2

Consolidated Balance Sheets at March 31, 1998 (unaudited) and December 31,
 1997 and 1996 (audited) .......................................................       F-3

Consolidated Statements of Income for each of the years in the three year period ended December 31, 1997 (audited) and for the three months ended March 31,
 1998 and 1997 (unaudited) .....................................................       F-4

Consolidated Statements of Changes in Stockholders' Equity for each of the years in the three year period ended December 31, 1997 (audited) and for the three
 months ended March 31, 1998 (unaudited) .......................................       F-5

Consolidated Statements of Cash Flows for each of the years in the three year period ended December 31, 1997 (audited) and for the three months ended
 March 31, 1998 and 1997 (unaudited) ...........................................   F-6 and F-7

Notes to Financial Statements ..................................................       F-8

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]




                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Coal City Corporation and Subsidiaries
Chicago, Illinois

We have audited the accompanying consolidated balance sheets of Coal City Corporation and Subsidiaries, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coal City Corporation and Subsidiaries, as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                     /S/ MCGLADREY & PULLEN, LLP
                                                     ---------------------------
                                                         MCGLADREY & PULLEN, LLP



Mokena, Illinois
February 20, 1998

COAL CITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(STATEMENT AMOUNTS IN THOUSANDS)

                                                                                  MARCH 31,
                                                                                    1998          DECEMBER 31,
                                                                                              -----------------------
ASSETS                                                                           (unaudited)    1997         1996
---------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                           $  36,318  $   36,302   $  31,465
Investment securities:
  Securities available for sale                                                     136,670     136,685     100,470
  Securities held to maturity (fair value of $5,638 at March 31, 1998,
    $5,679 at December 31, 1997 and $9,995 at December 31, 1996)                      5,224       5,242       9,511
Stock in Federal Home Loan Bank                                                         615         615           -
Federal funds sold                                                                        -      37,400      20,800
Loans (net  of allowance for loan losses of $7,751 at March 31, 1998,
  $7,922 at December 31, 1997 and $4,692 at December 31, 1996)                      519,163     519,399     383,610
Lease investments, net                                                               21,812      22,887      18,637
Premises and equipment, net                                                          11,066      11,045       6,416
Other assets                                                                         10,702      10,703       4,871
Intangibles, net                                                                     21,105      22,418      12,018
                                                                                 ----------------------------------
          TOTAL ASSETS                                                           $  762,675  $  802,696   $ 587,798
                                                                                 ==================================
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits:
    Noninterest bearing                                                          $ 130,331   $  131,064   $  96,678
    Interest bearing                                                               504,117      552,996     413,039
                                                                                 -----------------------------------
          TOTAL DEPOSITS                                                           634,448      684,060     509,717
  Short-term borrowings                                                             29,365       18,013       9,361
  Long-term borrowings                                                              20,537       22,415      160,38
  Other liabilities                                                                 11,937       12,261       7,197
                                                                                 ----------------------------------
          TOTAL LIABILITIES                                                        696,287      736,749     542,313
                                                                                 ----------------------------------

Minority Interest in Subsidiary                                                      1,544        3,421       6,359
                                                                                 ----------------------------------

Corporation Obligated Mandatorily Redeemable Preferred Securities
  Of Subsidiary Trust Holding Solely Junior Subordinated Debentures                 10,000      10,000            -
                                                                                 ----------------------------------

Stockholders' Equity
  Preferred stock, Class B, $150,000 par value;
    authorized 100 shares; issued 68 shares                                         10,200      10,200            -
  Common stock, no par value, $10 stated value; authorized 200,000 shares; issued March 31, 1998 48,957 shares; December 31,
    1997 49,707 shares; December 31, 1996 49,799 shares                                490         497          498
  Additional paid-in capital                                                        23,779      24,446       24,524
  Retained earnings                                                                 20,186      17,062       13,789
  Accumulated other comprehensive income                                               189         321          315
                                                                                 ----------------------------------
          TOTAL STOCKHOLDERS' EQUITY                                                54,844      52,526       39,126
                                                                                 ----------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 762,675   $ 802,696   $  587,798
                                                                                 ==================================

See Notes to Consolidated Financial Statements.

COAL CITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(STATEMENT AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                             Three Months Ended
                                                                 March 31,                   Years Ended December 31,
                                                        -------------------------------------------------------------------
                                                             1998          1997
                                                         (unaudited)   (unaudited)       1997          1996          1995
---------------------------------------------------------------------------------------------------------------------------
Interest income:
 Loans                                                 $     11,159       $  8,202    $ 41,313       30,107    $     26,271
 Investment securities:
    Taxable                                                   2,531          1,625       8,527        7,941           7,719
    Nontaxable                                                   82            125         433          673             817
 Federal funds sold                                             118            122       1,413          809           1,760
 Other                                                            -              -           -            -               5
                                                        --------------------------------------------------------------------
          TOTAL INTEREST INCOME                              13,890         10,074      51,686       39,530          36,572
                                                        --------------------------------------------------------------------

Interest expense on:
  Deposits                                                    5,593          4,308      21,617       16,529          15,220
  Short-term borrowings                                         731             85       1,353          669             463
  Long-term borrowings                                          563            367       2,202          982           1,153
                                                        --------------------------------------------------------------------
          TOTAL INTEREST EXPENSE                              6,887          4,760      25,172       18,180          16,836
                                                        --------------------------------------------------------------------
          NET INTEREST INCOME                                 7,003          5,314      26,514       21,350          19,736
Provision for loan losses                                       188            171         971          572             240
                                                        --------------------------------------------------------------------
          NET INTEREST INCOME AFTER PROVISION
               FOR LOAN LOSSES                                6,815          5,143      25,543       20,778          19,496
                                                        --------------------------------------------------------------------
Other income:
  Service fees                                                  790            514       3,085        2,076           1,628
  Lease financing, net                                          245            228       1,172          395             263
  Net gains (losses) on sale of securities available             15             29         138           75            (558)
    for sale
  Gain on sale of Coal City National Bank                     4,099              -           -            -               -
  Other operating income                                        351             49         540          393             566
                                                        --------------------------------------------------------------------
                                                              5,500            820       4,935        2,939           1,899
                                                        --------------------------------------------------------------------
Other expenses:
  Salaries and employee benefits                              3,653          2,260      11,556        8,667           8,601
  Occupancy and equipment expense                               946            481       2,934        2,167           1,917
  Amortization expense                                          811            409       3,321        2,021           2,167
  Other operating expenses                                    1,430          1,032       6,384        4,013           4,325
                                                        --------------------------------------------------------------------
                                                              6,840          4,182      24,195       16,868          17,010
                                                        --------------------------------------------------------------------
          INCOME BEFORE INCOME TAXES AND MINORITY
            INTEREST                                          5,475          1,781       6,283        6,849           4,385
Applicable income taxes                                       1,885            737       2,402        2,576           1,504
                                                        --------------------------------------------------------------------
          INCOME BEFORE MINORITY INTEREST                     3,590          1,044       3,881        4,273           2,881
Minority interest                                               (32)          (152)       (432)        (636)           (444)
                                                        --------------------------------------------------------------------
          NET INCOME                                          3,558            892       3,449        3,637           2,437

Other comprehensive income, unrealized
  securities gains (losses), net of income taxes               (132)          (447)          6         (576)          2,301
                                                        --------------------------------------------------------------------
          COMPREHENSIVE INCOME                          $     3,426       $    445    $  3,455 $      3,061    $      4,738
                                                        ====================================================================
          NET INCOME                                    $     3,558       $    892    $  3,449       $3,637    $      2,437
Preferred stock dividend                                        434              -         276            -             267
                                                        --------------------------------------------------------------------
          NET INCOME AVAILABLE TO COMMON STOCKHOLDERS   $     3,124       $    892    $  3,173       $3,637    $      2,170
                                                        ====================================================================
Basic earnings per common share                         $     63.48       $  17.92    $  63.83 $      73.28    $      43.27
                                                        ====================================================================

See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
(STATEMENT AMOUNTS IN THOUSANDS EXCEPT FOR SHARES INFORMATION)

                                                                                                  Accumulated
                                                                        Additional                  Other
                                              Preferred      Common      Paid-In     Retained    Comprehensive
                                                Stock        Stock       Capital      Earnings      Income        Total
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                  $          -    $  495    $   24,167   $    8,320    $    (1,410)   $ 31,572
  Issuance of 1,112 shares of
    common stock                                       -        12           694            -              -         706
  Issuance of 35 shares of
    preferred stock                                3,500         -             -            -              -       3,500
  Purchase  and retirement of 200
    shares of common stock                             -        (2)         (121)           -              -        (123)
  Redemption of 35 shares of
    preferred stock                               (3,500)        -             -            -              -      (3,500)
  Dividends paid on preferred stock                    -         -             -         (267)             -        (267)
  Net income                                           -         -             -        2,437              -       2,437
  Change in accumulated other
    comprehensive income,
    net of tax of $1,401                               -         -             -            -          2,301       2,301
                                            -----------------------------------------------------------------------------
Balance, December 31, 1995                             -       505        24,740       10,490            891      36,626
  Issuance of 405 shares of
    common stock                                       -         4           307            -              -         311
  Purchase  and retirement of 1,067
    shares of common stock                             -       (11)         (523)        (338)             -        (872)
  Net income                                           -         -             -        3,637              -       3,637
  Change in accumulated other
    comprehensive income,
    net of tax of $304                                 -         -             -            -           (576)       (576)
                                            -----------------------------------------------------------------------------
Balance, December 31, 1996                             -       498        24,524       13,789            315      39,126
  Issuance of 140 shares of common stock               -         1           114            -              -         115
  Issuance of 68 shares of
    preferred stock                               10,200         -             -            -              -      10,200
  Purchase  and retirement of 232
    shares of common stock                             -        (2)         (192)           -              -        (194)
  Minority interest effect of premium
    received over book value for
    interest in Peterson Bank                          -         -           -            100              -         100
  Dividends paid on preferred stock                    -         -           -           (276)             -        (276)
  Net income                                           -         -           -          3,449              -       3,449
  Change in accumulated other
    comprehensive income,
    net of tax of $3                                   -         -           -              -              6           6
                                            -----------------------------------------------------------------------------
Balance, December 31, 1997                        10,200       497      24,446         17,062            321      52,526
Purchase and retirement of 750
  shares of common stock (unaudited)                   -        (7)       (667)             -              -        (674)
Dividends paid on preferred stock
(unaudited)                                            -         -           -           (434)             -        (434)
net income (unaudited)                                 -         -           -          3,558              -       3,558
Change in accumulated other comprehensive
  income, net of tax of $71 (unaudited)                -         -           -              -           (132)       (132)
                                            -----------------------------------------------------------------------------
Balance, March 31, 1998 (unaudited)         $     10,200    $  490    $ 23,779      $  20,186       $    189    $ 54,844
                                            =============================================================================


See Notes to Consolidated Financial Statements.

COAL CITY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(STATEMENT AMOUNTS IN THOUSANDS)

                                                                Three Months Ended
                                                                     March 31,              Years Ended December 31,
                                                             ---------------------------------------------------------
                                                                 1998         1997
                                                              (unaudited) (unaudited)    1997        1996       1995
----------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income                                                   $   3,558   $   892   $     3,449  $   3,637  $   2,437
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation                                                     2,177     1,407         7,142      5,286      2,853
  (Gain) loss on disposal of premises and equipment
    and leased equipment                                              13         -           166         33        (10)
  (Gain) on sale of Coal City National Bank                       (4,099)        -             -          -          -
  Amortization of intangibles                                        811       410         3,320      2,192      2,167
  Provision for loan losses                                          188       171           971        572        240
  Provision (credit) for deferred income taxes                      (303)      (64)       (1,085)       263       (282)
  Bond (accretion) amortization, net                                (484)      (56)         (325)      (206)       304
  Securities (gains) losses, net                                     (15)      (29)         (131)       (75)       558
  Minority interest in net income                                     32       152           432        636        444
  Decrease in accrued other assets                                    49      (966)        1,329      1,434        471
  Increase (decrease) in other liabilities                           222     1,115        (2,116)      (321)       474
                                                               -------------------------------------------------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                2,149     3,032        13,152     13,451      9,656
                                                               -------------------------------------------------------
Cash Flows From Investing Activities
  Proceeds from sales, maturities and calls of securities
    available for sale                                            61,758     8,138       110,772     86,987    107,137
  Proceeds from maturities and calls of securities held to
    maturity                                                           -       435         5,834      5,761      9,576
  Purchase of securities available for sale                      (77,054)  (11,697)      (94,382)   (31,564)  (122,184)
  Purchase of securities held to maturity                              -         -          (395)      (841)    (2,522)
  Federal funds sold, net                                         17,900     3,550       (16,600)    (9,601)    20,601
  Increase in loans, net of principal collections                (17,747)   (9,214)      (13,518)   (48,997)   (26,201)
  Purchases of premises and equipment                             (1,658)   (3,158)       (1,805)      (370)    (1,502)
  Proceeds from sales of premises and equipment and
    leased equipment                                                   3         -           737        220         12
  Proceeds from sales of other real estate owned                      73         -             -          -          -
  Purchase of leased equipment                                         -         -        (9,835)   (14,620)    (5,425)
  Principal collected on lease investments                          (187)       73          (264)       168        160
  Purchase of minority interests                                  (1,508)        -        (2,649)      (227)       (33)
  Proceeds from sale of Coal City National Bank, net               5,481         -             -          -          -
  Purchase of U.S. Bancorp, Inc., net of cash acquired                 -         -       (15,800)         -          -
  Purchase of Peterson Bank, net of cash acquired                      -         -             -          -    (18,601)
                                                               -------------------------------------------------------
          NET CASH (USED IN) INVESTING ACTIVITIES                (12,939)  (11,873)      (37,905)   (13,084)   (38,982)
                                                               -------------------------------------------------------
Cash Flows From Financing Activities
  Net increase (decrease) in noninterest bearing deposits          5,266    (5,250)        5,981     (4,071)       701
  Net increase (decrease) in interest bearing deposits            (2,826)    6,488        (1,065)       318     21,905
  Net increase in short-term borrowings                           11,352     1,611         8,652      6,245       (861)
  Proceeds from long-term borrowings                               5,622    10,000        15,179      6,942     19,785
  Principal paid on long-term borrowings                          (7,500)   (6,863)       (8,802)    (4,788)    (9,469)
  Corporation Obligated Mandatorily Redeemable
    Preferred Securities of Subsidiary Trust Holding
    Solely Junior Subordinated Debentures                              -         -        10,000          -          -
  Issuance of common stock                                             -         -           115        311        706
  Purchase and retirement of common stock                           (674)        -          (194)      (872)      (123)
  Issuance of preferred stock                                          -         -             -          -      3,500
  Redemption of preferred stock                                        -         -             -          -     (3,500)
  Dividends paid on preferred stock                                 (434)        -          (276)         -       (267)
                                                               -------------------------------------------------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES               10,806     5,986        29,590      4,085     32,377
                                                               -------------------------------------------------------


                                  (continued)

COAL CITY CORPORATION AND SUBSIDIARIES

(STATEMENT AMOUNTS IN THOUSANDS)

                                                                Three Months Ended
                                                                     March 31,              Years Ended December 31,
                                                             -----------------------------------------------------------
                                                                 1998         1997
                                                              (unaudited) (unaudited)      1997       1996        1995
--------------------------------------------------------------------------------------------------------------------------
          NET INCREASE (DECREASE)  IN CASH AND DUE FROM BANKS  $     16     $  (2,855)   $  4,837   $  4,452      $  3,051
Cash and due from banks:
  Beginning                                                      36,302        31,465      31,465     27,013        23,962
                                                               -----------------------------------------------------------
  Ending                                                       $ 36,318     $  28,610   $  36,302   $ 31,465      $ 27,013
                                                               ===========================================================
Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Interest paid to depositors                                $  6,170    $    4,643   $  21,179   $ 16,320      $ 15,965
    Other interest paid                                             624           447       3,567      1,644           990
    Income taxes paid, net of refunds                                 -            -        2,037      2,495         1,080

Supplemental Schedule of Noncash Investing Activities
  Acquisitions of U.S. Bancorp, Inc. in 1997
    and Peterson Bank in 1995
    Assets acquired:
      Securities available for sale                                                     $  52,261                 $ 53,910
      Securities held to maturity                                                           1,099                    4,758
      Federal funds sold                                                                        -                   11,000
      Stock in Federal Home Loan Bank                                                         615                        -
      Loans, net                                                                          124,248                   89,666
      Premises and equipment                                                                5,020                    3,003
      Accrued interest and other assets                                                     6,155                    2,027
      Core deposit intangibles                                                              5,654                    5,944
      Excess of cost over fair value of net assets acquired                                 8,637                    6,239
                                                                                        ---------                 --------
                                                                                          203,689                  176,547
                                                                                        ---------                 --------
    Liabilities assumed:
      noninterest bearing deposits                                                         28,405                   23,491
      Interest bearing deposits                                                           141,022                  131,507
      Other liabilities                                                                     8,262                    2,948
                                                                                        ---------                ---------
                                                                                          177,689                  157,946
                                                                                        ---------                ---------
Net assets acquired                                                                        26,000                   18,601
Issuance of preferred stock                                                               (10,200)                       -
                                                                                        ---------               ----------
          NET CASH PAYMENT                                                              $  15,800               $   18,601
                                                                                        =========               ==========
Real estate acquired in settlement of losses                                            $   1,006
                                                                                        =========
Transfer of securities from held to maturity to available for sale                                              $      529
                                                                                                                ==========

See Notes to Consolidated Financial Statements.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1.   SIGNIFICANT ACCOUNTING POLICIES

Coal City Corporation (Company) is a multi-bank holding company providing financial and other banking services to customers primarily located in the Chicago/Northeastern Illinois area. The Company through its banking subsidiaries, Coal City National Bank (formerly known as Allied Bank/Coal City National) and Manufacturers Bank (Banks), makes loans to individuals as well as commercial entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the credit worthiness of the prospective borrower.

Principles of consolidation: The consolidated financial statements include the accounts of Coal City Corporation and the following subsidiaries:

  Coal City National Bank -               100% owned subsidiary
  Manufacturers National Corporation -    90.61% owned subsidiary
  Manufacturers Bank -                    100% owned subsidiary of Manufacturers National
                                          Corporation
  Ashland Management Agency, Inc. -       100% owned subsidiary of Manufacturers Bank
  MB 1200 -                               100% owned subsidiary of Manufacturers Bank
  Manufacturers Deferred Exchange Corp. - 100% owned subsidiary of Manufacturers Bank

All material intercompany items and transactions have been eliminated in consolidation.

During the year ended December 31, 1997, Manufacturers Bank, Peterson Bank, U.S. Bank and U.S. Bancorp, Inc. were merged.

Unaudited interim financial statements: The consolidated financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and 1997, are unaudited, but in the opinion of management reflect all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of financial condition at March 31, 1998, and results of operations for the three months ended March 31, 1998 and 1997. The results of the interim period ended March 31, 1998 are not necessarily indicative of the results expected for the year ended December 31, 1998.

Basis of financial statement presentation: The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Banks, deposits, and federal funds purchased and sold and short-term borrowings are reported net.

Securities held to maturity: Debt securities for which the Banks have both the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. Amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, is included in interest income.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities available for sale: Securities classified as available for sale are those debt securities that the Banks intend to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Banks' assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.

Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Loans: Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for loan losses.

Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield. The Banks are amortizing these amounts over the contractual life of the loan. Commitment fees based upon a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

Interest is accrued daily on the outstanding balances. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan balance, and no interest income is recognized on those loans until the principal balance has been determined to be collectible.

A loan is impaired when it is probable the Banks will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowance for loan losses, and may require the Banks to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

Lease investments: Manufacturers Bank's investment in assets leased to others is reported as lease investments, net, using the direct finance and operating methods of accounting. Direct financing leases are stated at the sum of remaining minimum lease payments from lessees plus estimated residual values less unearned lease income. Unearned lease income on direct financing leases is recognized over the lives of the leases using the level-yield method. The investment in equipment in operating leases is stated at cost less depreciation using the straight-line method over a five-year life.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method for buildings and primarily by the 200% declining balance method for all other assets over the following estimated useful lives:

                                                                          Years
                                                                       -----------
Land improvements                                                              20
Buildings                                                                   15-39
Leasehold and other improvements                                             5-20
Furniture and equipment                                                      5-15

Intangibles: In acquiring its subsidiary banks, the portion of the purchase price which represents value assigned to the existing deposit base for which the annual interest and servicing costs are below market rates (core deposit intangibles) is being amortized by the declining balance method over three to nine years. The excess of cost over fair value of net assets acquired (goodwill) is being amortized on the straight-line method over twenty years. The Company reviews its intangible assets annually to determine potential impairment by comparing the carrying value of the intangibles with the anticipated future cash flows of the related banks.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes: The Company and its subsidiaries file consolidated income tax returns.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic earnings per common share: Basic earnings per share are calculated on the basis of the weighted average number of shares outstanding after deducting the dividends on preferred stock.

During 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, Earnings per Share, which provides for the presentation of basic earnings per share and diluted earnings per share. Diluted earnings per share does not differ from basic earnings per share since the inclusion of the granted options and warrants would have an antidilutive effect on basic earnings per share. The effect of adopting this statement had no effect on the previously reported earnings per share for 1996.

Accounting for transfers and servicing of financial assets and extinguishment of liabilities: Financial Accounting Standards Board Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (FAS 125), distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interest in the transferred assets is received in exchange. FAS 125 also established standards on the initial recognition and measurement of servicing assets and other retained interest and servicing liabilities, and their subsequent measurement.

FAS 125 requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, FAS 125 requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.

FAS 125 was effective for transactions occurring after December 31, 1996, except for transactions relating to secured borrowings and collateral for which the effective date is December 31, 1997. On January 1, 1997, the Company adopted FAS 125 except as it relates to transactions involving secured borrowings and collateral. The effect of adoption of this Statement was not material. The Company also believes the adoption of FAS 125 for transactions related to secured borrowings and collateral will not have a material impact on its consolidated financial statements.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive income: The Financial Accounting Standards Board has issued Statement No. 130, Reporting Comprehensive Income, that the Company will be required to adopt for its year ended December 31, 1998. This pronouncement is not expected to have a significant impact on the Company's financial statements. The Statement establishes standards for the reporting and presentation of comprehensive income and its components. The Statement requires that items recognized as components of comprehensive income be reported in a financial statement. The Statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Comprehensive income of the Company currently consists of unrealized gains and losses on securities available for sale. The Company adopted Statement No. 130 during the three months ended March 31, 1998, and the effect of Statement No. 130 is reflected for all periods presented.

NOTE 2.    PURCHASE OF U.S. BANCORP, INC. AND PETERSON BANK

On May 7, 1997, the Company, through its subsidiary, Manufacturers National Corporation, completed the purchase of 100% of U.S. Bancorp, Inc. for $40,210,000. The purchase price was paid through a series of transactions involving cash of $15,800,000, preferred stock of $10,200,000 and cash held by U.S. Bancorp, Inc. of $14,210,000. The acquisition was accounted for as a purchase with the results of operations of U.S. Bancorp, Inc. and Subsidiary subsequent to the effective date of the agreement, April 30, 1997, included in the consolidated financial statements. The excess of cost over the fair value of net assets acquired (goodwill) was $8,637,000. Goodwill is being amortized over a twenty year period.

On February 22, 1995, the Company, through its subsidiary, Manufacturers National Corporation, completed the purchase of 158,859 shares (95.2%) of Peterson Bank common stock for cash of $25,878,000. Additional purchases of Peterson Bank common stock during the year increased the level of ownership to 100% and the aggregate purchase price to $26,368,000. The acquisition was accounted for as a purchase with the results of operations of Peterson Bank and Subsidiary subsequent to February 21, 1995, included in the consolidated financial statements. The excess of cost over the fair value of net assets acquired (goodwill) was $6,239,000. Goodwill is being amortized over a twenty year period.

The unaudited pro forma results of operations, which follow, assume that the U.S. Bancorp, Inc. acquisition had occurred at January 1, 1996 and that the Peterson Bank acquisition had occurred at January 1, 1995. In addition to combining the historical results of operations of the companies, the pro forma calculations include purchase accounting adjustments related to the acquisition and interest on borrowed funds. The pro forma calculations do not include any anticipated cost savings as a result of the acquisitions.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 2.   PURCHASE OF U.S. BANCORP, INC. AND PETERSON BANK (CONTINUED)

Unaudited pro forma consolidated results of operations for the years ending December 31, 1997, 1996 and 1995 are as follows:

                                                                1997            1996           1995
                                                          --------------------------------------------
Net interest income                                       $    56,833      $     55,234    $    38,589
                                                          ============================================
Net income                                                $     2,157      $      2,818    $     2,430
                                                          ============================================
Net income available to common stockholders               $     1,290      $      1,951    $     2,101
                                                          ============================================

Basic earnings per common share                           $     25.94      $      39.32    $     41.90
                                                          ============================================


The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchases actually been made at the beginning of the respective periods, or of results which may occur in the future.

NOTE 3.   RESTRICTIONS ON CASH AND DUE FROM BANKS

The Banks are required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $11,770,000 and $4,480,000 at December 31, 1997 and 1996, respectively.

NOTE 4.   INTANGIBLES

Intangibles consist of the following as of December 31:

                                                                             1997
                                                          -----------------------------------------
                                                          Core Deposit     Goodwill         Total
---------------------------------------------------------------------------------------------------
Cost                                                      $    13,418    $     18,032   $    31,450
Accumulated amortization                                        6,515           2,517         9,032
                                                          -----------------------------------------

                                                          $     6,903    $     15,515   $    22,418
                                                          =========================================

                                                                             1996
                                                          -----------------------------------------
                                                           Core Deposit     Goodwill        Total
---------------------------------------------------------------------------------------------------
Cost                                                      $     7,764    $     10,134   $    17,898
Accumulated amortization                                        4,002           1,878         5,880
                                                          -----------------------------------------

                                                          $     3,762    $      8,256   $    12,018
                                                          =========================================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 4.   INTANGIBLES  (CONTINUED)

The cost of the core deposit intangible increased by $5,654,000 during the year ended December 31, 1997 as a result of the U.S. Bancorp, Inc. acquisition. The cost of goodwill increased by $7,898,000 during the year ended December 31, 1997 due to goodwill of $8,637,000 related to the U.S. Bancorp, Inc. acquisition, net of a reduction of goodwill of $739,000 related to the purchase of the minority interests in Manufacturers National Corporation.

The amount included in deferred tax liabilities which pertains to the core deposit intangible is approximately $2,347,000 and $1,279,000 at December 31, 1997 and 1996.

NOTE 5.   INVESTMENT SECURITIES

Carrying amounts and fair values of securities available for sale are summarized as follows:

                                                                     Gross           Gross
                                                    Amortized      Unrealized      Unrealized        Fair
AVAILABLE FOR SALE                                    Cost           Gains          Losses          Value
-------------------------------------------------------------------------------------------------------------
March 31, 1998 (unaudited):

U.S. Treasury securities                         $     97,179     $       233    $       (84)   $      97,328
U.S. government agencies and corporations              33,680              91            (80)          33,691
Mortgage-backed securities                              5,513             138              -            5,651
                                                 ------------------------------------------------------------
                 TOTALS                          $    136,372     $       462    $      (164)   $     136,670
                                                 ============================================================

December 31, 1997:

U .S. Treasury securities                        $    119,160     $       311    $       (91)   $     119,380
U.S. government agencies and corporations               9,971             145              -           10,116
Mortgage-backed securities                              7,022             167              -            7,189
                                                 ------------------------------------------------------------
                 TOTALS                          $    136,153     $       623    $       (91)   $     136,685
                                                 ============================================================


December 31, 1996:

U.S. Treasury securities                         $     76,919     $       250    $      (233)   $      76,936
U.S. government agencies and corporations              10,844             274              -           11,118
Mortgage-backed securities                             12,132             284              -           12,416
                                                 ------------------------------------------------------------
                  TOTALS                         $     99,895     $       808    $      (233)   $     100,470
                                                 ============================================================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 5.  INVESTMENT SECURITIES  (CONTINUED)

Gross realized gains and losses from the sale of securities available for sale for the years ended December 31, are as follows:

                                                       For the Years Ended December 31,
                                                -----------------------------------------------
                                                      1997           1996            1995
                                                -----------------------------------------------
Realized gains                                  $        138    $       114    $        100
Realized (losses)                                          -            (39)           (658)
                                                -----------------------------------------------

               NET GAINS (LOSSES)               $        138    $        75    $       (558)
                                                ===============================================


Carrying amounts and fair values of securities being held to maturity are summarized as follows:

                                                                 Gross       Gross
                                                  Amortized   Unrealized   Unrealized     Fair
HELD TO MATURITY                                    Cost         Gains       Losses       Value
---------------------------------------------------------------------------------------------------
March 31, 1998 (unaudited):

States and political subdivisions               $    4,256    $     413    $      -    $    4,669
Other securities                                       968            1           -           969
                                                ---------------------------------------------------
               TOTALS                           $    5,224    $     414    $      -    $    5,638
                                                ===================================================

December 31, 1997:

States and political subdivisions               $    4,423    $     437    $      -    $    4,860
Other securities                                       819            -           -           819
                                                ---------------------------------------------------
               TOTALS                           $    5,242    $     437    $      -    $    5,679
                                                ===================================================


December 31, 1996:

States and political subdivisions               $    8,192    $     487    $     (1)   $    8,678
Other securities                                     1,319            -          (2)        1,317
                                                ---------------------------------------------------
               TOTALS                           $    9,511    $     487    $     (3)   $    9,995
                                                ===================================================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 5.   INVESTMENT SECURITIES (CONTINUED)

The amortized cost and fair value of securities, as of March 31, 1998 and December 31, 1997, by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                            March 31, 1998 (unaudited)
                                                ---------------------------------------------------
                                                    Available for Sale        Held to Maturity
                                                ---------------------------------------------------
                                                  Amortized      Fair      Amortized      Fair
                                                    Cost         Value        Cost        Value
                                                ---------------------------------------------------
Due in one year or less                         $   84,484    $   84,651    $     876   $     886
Due after one year through five years               46,375        46,368        3,519       3,919
Due after five years through ten years                   -             -          829         833
Due after ten years                                      -             -            -           -
Mortgage-backed securities                           5,513         5,651            -           -
                                                ---------------------------------------------------
                  TOTALS                        $  136,372    $  136,670    $   5,224   $   5,638
                                                ===================================================

                                                                 December 31, 1997
                                                ---------------------------------------------------
                                                    Available for Sale        Held to Maturity
                                                ---------------------------------------------------
                                                  Amortized      Fair      Amortized      Fair
                                                    Cost         Value        Cost        Value
                                                ---------------------------------------------------

Due in one year or less                         $   61,774    $   62,000    $     953    $     969
Due after one year through five years               67,219        67,346        3,234        3,477
Due after five years through ten years                   -             -        1,035        1,212
Due after ten years                                    138           150           20           21
Mortgage-backed securities                           7,022         7,189            -            -
                                                ---------------------------------------------------
                  TOTALS                        $  136,153    $  136,685    $   5,242    $   5,679
                                                ===================================================


Securities with carrying amounts as follows were pledged as collateral on public deposits and for other purposes as required or permitted by law:

                                                   March 31,            December 31,
                                                     1998      -------------------------------
                                                  (unaudited)       1997            1996
                                                ----------------------------------------------

Available for sale                              $     67,178    $     55,705    $      70,917
Held to maturity                                           -           2,306            6,106

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 5.   INVESTMENT SECURITIES (CONTINUED)

The Company, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to 1% of its certain home loans. No ready market exists for the stock, and it has no quoted market value. The stock is redeemable at par, therefore, market value equals cost.

NOTE 6.   LOANS

Net loans consist of:


                                                   March 31,               December 31,
                                                     1998          --------------------------
                                                  (unaudited)        1997           1996
                                                ---------------------------------------------
Commercial                                      $    191,848    $     197,668    $    208,026
Commercial real estate                               216,225          162,487          91,251
Residential real estate                               52,458           94,587          67,541
Real estate construction                              35,902           37,079           7,057
Installment and other                                 30,481           35,500          14,427
                                                ---------------------------------------------
                                                     526,914          527,321         388,302
Allowance for loan losses                             (7,751)          (7,922)         (4,692)
                                                ---------------------------------------------

          Loans, net                            $    519,163    $     519,399    $    383,610
                                                =============================================


The Banks make loans to individuals as well as commercial and tax exempt entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the credit worthiness of the prospective borrower. Credit risk tends to be geographically concentrated in that the majority of the loan customers are located in the market serviced by the Banks. At March 31, 1998, December 31, 1997 and December 31, 1996, commercial loans included $88,793,000, $85,658,000 and $113,960,000, respectively, of loans which were collateralized by assignment of leases primarily for computers and related equipment.

There were no impaired loans during the years ended December 31, 1997 and 1996.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 6.   LOANS  (CONTINUED)

Activity in the allowance for loan losses was as follows:

                                                   Three Months Ended
                                                        March 31,
                                                     1998        1997          Years Ended December 31,
                                                 ------------------------------------------------------------
                                                 (unaudited)   (unaudited)    1997        1996        1995
                                                 ------------------------------------------------------------
Balance, beginning                               $   7,922    $   4,692    $   4,692    $   4,134    $  2,646
Decreases resulting from
  sale of subsidiary                                  (399)           -            -            -           -
Provision charged to operations                        188          171          971          572         240
Amounts charged off                                     (4)          (4)        (343)         (29)        (74)
Recoveries of amounts charged off                       44            1           28           15           5
Addition resulting from
  purchase of U.S. Bancorp, Inc.                         -            -        2,574            -           -
Addition resulting from
  purchase of Peterson Bank                              -            -            -            -       1,317
                                                 ------------------------------------------------------------
Balance, ending                                  $   7,751    $   4,860    $   7,922    $   4,692    $  4,134
                                                 ============================================================


Loans outstanding to bank executive officers and directors, including companies in which they have management control or beneficial ownership, at December 31, 1997 and 1996, were approximately $8,702,000 and $11,736,000, respectively. In the opinion of management, these loans have similar terms to other customer loans. An analysis of the activity related to these loans for the year ended December 31, 1997 is as follows:

Balance, beginning                                                  $    11,736
  Additions                                                               2,705
  Principal payments and other reductions                                (5,739)
                                                                    ------------

Balance, ending                                                     $     8,702
                                                                    -----------

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 7. LEASE INVESTMENTS, NET

Lease investments by categories follow:
                                                         December 31,
                                                   -------------------------
                                                      1997           1996
                                                   -------------------------
Direct financing leases:
  Minimum lease payments receivable                $      1,237     $   400
  Estimated residual value                                  450         111
  Less unearned lease income                               (117)        (42)
                                                   -------------------------
                                                          1,570         469
                                                   -------------------------

Operating leases:
  Equipment, at cost                                     29,678      24,739
  Less accumulated depreciation                          (8,361)     (6,571)
                                                   -------------------------
                                                         21,317      18,168
                                                   -------------------------

  Lease investments, net                           $     22,887     $18,637
                                                   =========================


The minimum lease payments receivable for direct financing leases and operating leases are due as follows for the years ending December 31:

                               Direct
Year                          Financing  Operating
----                        ------------------------
1998                         $   610    $   7,614
1999                             389        5,669
2000                             238        3,527
2001                               -        1,761
2002                               -          404
                             -----------------------
                             $ 1,237    $  18,975
                             =======================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 7.   LEASE INVESTMENTS, NET (CONTINUED)

Income from lease investments for the years ended December 31, is composed of:

                                                                 1997           1996          1995
                                                            -------------------------------------------
Rental income on operating leases                           $     6,896    $      4,730   $     2,301
Income from lease payments on direct financing leases                46              39            52
Gain on sale of leased equipment                                      -               -            10
Residual income from discounted leases                               20               -             -
                                                            -------------------------------------------
Income on lease investments, gross                                6,962           4,769         2,363

Less:
  Depreciation on operating leases                               (5,790)         (4,374)       (2,079)
  Other                                                               -               -           (21)
                                                            -------------------------------------------
Income from lease investments, net                          $     1,172    $        395    $      263
                                                            ===========================================



NOTE 8. PREMISES AND EQUIPMENT

Premises and equipment consist of:

                                                                    December 31,
                                                            ------------------------
                                                                 1997          1996
                                                            ------------------------

Land and land improvements                                  $     2,975    $   1,840
Buildings and improvements                                        6,843        4,219
Furniture and equipment                                           4,582        2,453
                                                            ------------------------
                                                                 14,400        8,512
Accumulated depreciation                                         (3,355)      (2,096)

                                                            ------------------------

Premises and equipment, net                                 $    11,045    $   6,416
                                                            =========================


Depreciation on premises and equipment totaled $1,300,000, $912,000 and $774,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 9. DEPOSITS

The composition of deposits is as follows:

                                                                  December 31,
                                                          -----------------------
                                                               1997          1996
                                                          -----------------------

Demand deposits, noninterest bearing                      $   131,064 $    96,678
NOW and money market accounts                                 166,390     139,257
Savings deposits                                               96,266      62,981
Time certificates, $100,000 or more                           143,705     119,254
Other time certificates                                       146,635      91,547
                                                          -----------------------
      TOTAL                                               $   684,060 $   509,717
                                                          ========================


At December 31, 1997, the scheduled maturities of time certificates are as follows:

                           1998                           $  267,719
                           1999                               16,891
                           2000                                5,096
                           2001                                  351
                           2002                                  283
                                                          ----------
                                                          $  290,340
                                                          ==========



NOTE 10.     SHORT-TERM BORROWINGS

Short-term borrowings consisted of:

                                                                 December 31,
                                                          ------------------------
                                                               1997          1996
                                                          ------------------------
Securities sold under agreement to repurchase             $    12,385    $  2,194
U.S. Treasury demand notes                                      5,628       7,167
                                                          ------------------------

                                                          $    18,013    $  9,361
                                                          ========================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 11. LONG-TERM BORROWINGS

At December 31, 1997, the Company has a secured revolving note payable to LaSalle National Bank with an outstanding balance of $9,000,000. The note bears interest at a rate equal to the adjusted LIBOR rate. The note requires quarterly payments of interest only on the outstanding balance through June 1, 1999 at which time the revolving feature of the note shall cease and the unpaid principal amount shall convert to an installment note with quarterly payments due, including interest at the adjusted LIBOR rate, through June 1, 2007.

At December 31, 1997, the Company has an unsecured revolving note payable to LaSalle National Bank with an outstanding balance of $4,500,000. The note bears interest at the bank's prime rate, 8.50% at December 31, 1997, and requires payments of interest only on the outstanding balance through June 1, 1999 at which time the revolving feature of the note shall cease and the unpaid principal amount shall convert to an installment note with quarterly payments due, including interest at the bank's prime rate, through June 1, 2007.

The Company also has notes payable to banks totaling $8,915,000 which accrue interest at rates ranging from 6.20% to 8.75% and require aggregate monthly payments of $307,500, including interest at various dates through November 2002. Equipment included in lease investments with a December 31, 1997, depreciated cost of $11,179,000 is pledged as collateral on these notes.

The principal payments are due as follows during the years ending December 31:


                                                      Amount
                                                  -----------
1998                                              $   2,893
1999                                                  3,020
2000                                                  3,521
2001                                                  2,710
2002                                                  1,717
Thereafter                                            8,554
                                                  --------
                                                  $  22,415
                                                  =========

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 12. EMPLOYEE BENEFIT PLANS

The Company has a defined contribution 401(k) plan which covers all full-time employees of Manufacturers Bank and Coal City National Bank who have completed three months of service prior to the first day of each month. The Company's contributions consist of a discretionary profit-sharing contribution and a discretionary matching contribution of the amounts contributed by the participants. The Company's contributions are determined by the Board of Directors on an annual basis. During 1997, the Company contributed on behalf of each participant a matching contribution equal to 50% of each participant's contribution up to a maximum of 4% of their compensation along with a profit sharing contribution of 4% of total compensation. Each participant may also contribute up to fifteen percent of their compensation on a pretax basis. The Company's contributions to the plan, for the years ended December 31, 1997, 1996 and 1995, were $441,000, $387,000 and $263,000, respectively.

Manufacturers Bank has a supplemental, nonqualified retirement plan covering employees who hold the position of vice president or higher. Contributions to the plan were $64,000, $50,000, and $49,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

Manufacturers Bank also has a noncontributory profit sharing plan that covers substantially all full-time employees of U.S. Bancorp, Inc., which during the year was merged with Manufacturers Bank. The employer contribution was determined by the Board of Directors. The expense related to the plan, for the year ended December 31, 1997, was $150,000.

NOTE 13. INCOME TAXES

The deferred taxes at December 31, consist of the following:

                                                               1997       1996
                                                          ---------------------
Deferred tax assets:

Allowance for loan losses                                 $     1,946   $   927
Other items                                                       229       179
                                                          ---------------------
                                                                2,175     1,106
                                                          ---------------------
Deferred tax liabilities:
 Securities available for sale                                    198       195
 Premises and equipment                                         3,400     1,736
 Core deposit intangible                                        2,347     1,279
 Other items                                                      373       300
                                                          ---------------------
                                                                6,318     3,510
                                                          ---------------------
       NET DEFERRED TAX (LIABILITY)                       $    (4,143)   (2,404)
                                                          ======================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 13. INCOME TAXES (CONTINUED)

     The components of income tax expense for the years ended December 31, are as follows:


                                           1997         1996        1995
                                       -------------------------------------
Current expense:
 Federal                                $  3,141      $ 2,100     $1,763
 State                                       346          213         23
                                       -------------------------------------
                                           3,487        2,313      1,786
Deferred expense (benefit)                (1,085)         263       (282)
                                       -------------------------------------
                                        $  2,402      $ 2,576     $1,504
                                       =====================================

     The reconciliation between the statutory federal income tax rate and the effective tax rate on consolidated income for the years ended December 31, is as follows:


                                                     1997          1996          1995
                                                  ---------------------------------------
Income tax at statutory rate                         35.0%         35.0 %        35.0%
Increase (decrease) due to:
 Graduated tax rates                                 (1.0)         (1.0)         (1.0)
 Tax exempt income                                   (2.4)         (3.3)         (7.0)
 Nondeductible interest expenses                      0.3           0.4           0.7
 State tax on income, net of federal income tax
   benefit                                            3.6           1.9           0.3
 Nondeductible amortization                           4.3           4.1           6.5
 Nondeductible acquisition expense                    1.1             -             -
 Other items, net                                    (2.7)          0.5          (0.2)
                                                  ---------------------------------------
Effective income tax rate                            38.2%         37.6  %       34.3%
                                                  =======================================




NOTE 14. COMMITMENTS AND CONTINGENT LIABILITIES

Financial instruments with off-balance-sheet risk: The Banks are a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit which, to varying degrees, involve elements of credit risk in excess of the amount recognized in the balance sheets.

The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 14.  COMMITMENTS AND CONTINGENT LIABILITIES  (CONTINUED)

A summary of the Banks' exposure to off-balance-sheet risk is as follows:

                                                           December 31,
                                                   ----------------------------
                                                        1997          1996
                                                   ----------------------------

Firm commitments to extend credit                  $   91,825      $  65,076
Standby letters of credit                              12,608         10,412


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of the credit, is based on management's credit evaluation of the party.
Collateral held varies, but may include securities, accounts receivable, inventory, property and equipment, residential real estate and income producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Banks deem necessary.

Concentrations of credit risk: The majority of the loans, commitments to extend credit, and standby letters of credit have been granted to customers in the
Banks' market area. Investments in securities issued by state and political subdivisions (see Note 5) also involve governmental entities within the Banks' market area. The concentrations of credit by type of loan are set forth in Note
6. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's consolidated financial statements.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 15.     REGULATORY RESTRICTIONS

The Company's primary source of cash is dividends from the Banks.

The Banks are subject to certain restrictions on the amount of dividends that they may declare without prior regulatory approval. The dividends declared cannot be in excess of the amount which would cause the Banks to fall below the minimum required for capital adequacy purposes. The Banks also have an internal policy that dividends declared will not be in excess of the amounts which would cause the Banks to fall below the minimum required to be categorized as well capitalized.

The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company's and Banks' assets, liabilities, and certain off-balance-sheet items are calculated under regulatory accounting practices. The Company's and Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes the Company and Banks meet all capital adequacy requirements to which they are subject as of March 31, 1998 and December 31, 1997.

As of March 31, 1998 and December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Banks must maintain the total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the well capitalized column table below. There are no conditions or events since that notification that management believes have changed the Banks' categories.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 15.        REGULATORY RESTRICTIONS (CONTINUED)

The required and actual amounts and ratios for the Company, Manufacturers National Corporation, Manufacturers Bank and Peterson Bank are presented below. Information for Coal City National Bank is not presented as it is not considered a significant subsidiary.



                                                                                          To Be Well
                                                                                       Capitalized Under
                                                                     For Capital       Prompt Corrective
                                                                       Adequacy             Action
                                                   Actual            Purposes(a)         Provisions(a)
                                             -----------------------------------------------------------
                                              Amount     Ratio     Amount     Ratio     Amount     Ratio
                                             -----------------------------------------------------------
As of March 31, 1998 (unaudited)
Total capital (to risk-weighted assets):
  Consolidated                               $   54,861   9.58%   $ 45,831     8.00%     N/A        N/A
  Manufacturers Bank                             60,523  10.55      45,881     8.00    $ 57,352    10.00%
Tier 1 capital (to risk-weighted assets):
  Consolidated                                   42,379   7.40      22,916     4.00      N/A        N/A
  Manufacturers Bank                             53,400   9.31      22,941     4.00      34,411     6.00
Tier 1 capital (to average assets):
  Consolidated                                   42,379   5.44      31,186     4.00      N/A        N/A
  Bank                                           53,400   7.05      30,295     4.00      37,869     5.00

As of December 31, 1997
Total capital (to risk-weighted assets):
  Consolidated                                   57,176  10.00      45,727     8.00      N/A        N/A
  Manufacturers National Corporation             54,257   9.95      43,615     8.00      N/A        N/A
  Manufacturers Bank                             61,179  11.22      43,608     8.00      54,510    10.00
Tier 1 capital (to risk-weighted assets):
  Consolidated                                   40,522   7.09      22,864     4.00      N/A        N/A
  Manufacturers National Corporation             47,491   8.71      21,807     4.00      N/A        N/A
  Manufacturers Bank                             54,414   9.98      21,804     4.00      32,706     6.00
Tier 1 capital (to average assets):
  Consolidated                                   40,522   5.15      31,477     4.00      N/A        N/A
  Manufacturers National Corporation             47,491   6.53      29,113     4.00      N/A        N/A
  Manufacturers Bank                             54,414   7.48      29,109     4.00      36,387     5.00

As of December 31, 1996
Total capital (to risk-weighted assets):
  Consolidated                                   43,595  10.14      34,385     8.00      N/A        N/A
  Manufacturers National Corporation             42,113  10.68      31,556     8.00      N/A        N/A
  Manufacturers Bank                             26,670  10.05      21,239     8.00      26,548    10.00
  Peterson Bank                                  15,142  11.57      10,466     8.00      13,082    10.00
Tier 1 capital (to risk-weighted assets):
  Consolidated                                   34,404   8.00      17,193     4.00      N/A        N/A
  Manufacturers National Corporation             37,758   9.57      15,778     4.00      N/A        N/A
  Manufacturers Bank                             23,792   8.96      10,619     4.00      15,929     6.00
  Peterson Bank                                  13,665  10.45       5,233     4.00       7,849     6.00
Tier 1 capital (to average assets):
  Consolidated                                   34,404   6.16      22,337     4.00      N/A        N/A
  Manufacturers National Corporation             37,758   7.48      20,197     4.00      N/A        N/A
  Manufacturers Bank                             23,792   7.31      13,015     4.00      16,268     5.00
  Peterson Bank                                  13,665   7.27       7,518     4.00       9,397     5.00


(a) The amount and ratios provided are minimums under the regulations.

N/A - Not applicable.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 16.     FAIR VALUE INFORMATION AND INTEREST RATE RISK

Fair values of financial instruments are management's estimate of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, other significant assets are not considered financial assets including deferred tax assets, premises and equipment and intangibles. Further, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered in any of the estimates.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

     Cash and short-term investments: The carrying amounts reported in the balance sheet for cash and due from banks and federal funds sold approximate their fair values.

     Securities held to maturity and available for sale: Fair values for securities are based on quoted market prices, where available. If quoted prices are not available, fair values are based on quoted market prices of comparable instruments.

     Stock in Federal Home Loan Bank: No ready market exists for the stock, and it has no quoted market value. The stock is redeemable at par, therefore, fair value equals cost.

     Loans receivable: Most commercial loans, and some real estate mortgage loans, are made on a variable rate basis. For those variable-rate loans that reprice frequently, and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate and all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

     Deposit liabilities: The fair values disclosed for deposits with no defined maturities are equal to their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements and other short-term borrowings approximate their fair values.

     Long-Term Borrowings: The fair values of the Company's long-term borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 16. FAIR VALUE INFORMATION AND INTEREST RATE RISK (CONTINUED)

     Corporation obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures: The fair values of these preferred securities are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of securities.

     Accrued interest payable and receivable: The carrying amounts of accrued interest approximate their fair values.

     Off-balance-sheet instruments: Fair values for the Company's off-balance-sheet lending commitments (guarantees, letters of credit and commitments to extend credit) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair value of financial instruments is as follows:

                                                                         December 31,
                                                --------------------------------------------------------------
                                                             1997                           1996
                                                --------------------------------------------------------------
                                                   Carrying                       Carrying
                                                    Amount        Fair Value       Amount        Fair Value
--------------------------------------------------------------------------------------------------------------
Financial Assets
  Cash and due from banks                         $     36,302    $      36,302    $     31,465    $      31,465
  Securities available for sale                        136,685          136,685         100,470          100,470
  Securities held to maturity                            5,242            5,679           9,511            9,995
  Stock in Federal Home
   Loan Bank                                               615              615               -                -
  Federal funds sold                                    37,400           37,400          20,800           20,800
  Loans                                                519,399          523,624         383,610          385,435
  Accrued interest receivable                            5,571            5,571           3,905            3,905

Financial Liabilities
  Deposits                                             684,060          683,586         509,717          509,751
  Short-term borrowings                                 18,013           18,013           9,361            9,361
  Long-term borrowings                                  22,415           22,415          16,038           16,038
  Corporation obligated mandatorily
   redeemable preferred securities
   of subsidiary trust holding solely
   junior subordinated debentures                       10,000           10,000               -                -
  Accrued interest payable                               2,106            2,106           1,669            1,669

Off-balance-sheet instruments, loan
  commitments and standby
  letters of credit                                          -                -               -                  -

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 16. FAIR VALUE INFORMATION AND INTEREST RATE RISK (CONTINUED)

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Company's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are more likely to prepay in a falling rate environment and less likely to prepay in a rising rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company's overall interest rate risk.

NOTE 17.    MINORITY INTEREST PURCHASE OBLIGATION

In the agreement to originally acquire 80.1% of Manufacturers National Corporation, the Company also granted put options to the tendering stockholders on all shares tendered but not purchased by the Company on October 31, 1992. The put options may be exercised by the selling stockholders at any time after October 31, 1993. Through October 31, 1997, the option price increased annually and the exercise price for the remaining option term is $11.66 per share. The number of shares of Manufacturers National Corporation common stock subject to the put option total 209,221. Put options expire if not exercised by October 31, 1998.

NOTE 18.    STOCK OPTION PLAN

During 1995, the Company reserved 5,000 shares of common stock for issuance to key employees of the Company or any of its subsidiaries under a stock option plan approved by the Board of Directors and stockholders. Options granted may be either options which are intended to be incentive stock options ("incentive stock option") or options which are not intended to be incentive stock options ("non-statutory options"). Options granted under the Plan will expire not more than ten years from the date of the grant, and in the case of incentive stock options, the purchase price per share to be specified in each option will be not less than the fair market value of a share of the Company's common stock on the date the option is granted. Other pertinent information related to the plan is as follows:

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 18.       STOCK OPTION PLAN (CONTINUED)

                                                                  December 31,
                                            ---------------------------------------------------------
                                                        1997                         1996
                                            ---------------------------------------------------------
                                                             Weighted                     Weighted
                                                              Average                     Average
                                                             Exercise                     Exercise
                                                Shares         Price         Shares        Price
-----------------------------------------------------------------------------------------------------
Outstanding at beginning of year                   490    $       866            -     $       -
Granted                                            479            930           490           866
Exercised                                           -              -             -             -
Forfeited                                           -              -             -             -
                                            ---------------------------------------------------------
Outstanding at end of year                         969    $       892           490    $      866
                                            =========================================================

Exercisable at end of year                          75    $       891            25    $      871
                                            =========================================================

Weighted average fair value per
  option of options granted
  during the year                           $     393.82                $    348.18
                                            ============                ===========


Subsequent to December 31, 1997, an additional 507 shares under option were granted at an exercise price of $1,020.

Options Summary: The following table presents certain information with respect to stock options granted.

                                             Options Outstanding and Exercisable
                                  ---------------------------------------------------------
                                                      Weighted Average   Weighted Average
                                        Number            Remaining          Exercise
Range of Exercise Prices              Outstanding     Contractual Life         Price
-------------------------------------------------------------------------------------------

$865-$871                               490                 8.0              $     866
$930                                    479                 9.0                    930

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 18.  STOCK OPTION PLAN (CONTINUED)

As permitted under generally accepted accounting principles, grants under the plan are accounted for following the provisions of APB Opinion No. 25 and its related interpretations. Accordingly, no compensation cost has been recognized for grants made to date. Had compensation cost been determined based on the fair value method prescribed in FASB Statement No. 123, reported net income and earnings per common share would have been reduced to the pro forma amounts shown below:

                                                                December 31,
                                              -----------------------------------------------
                                                    1997           1996            1995
                                              -----------------------------------------------
Net income
  As reported                                  $       3,449    $      3,637     $    2,437
  Pro forma                                            3,373           3,594          2,437
Basic earnings per common share
  As reported                                  $       63.83    $      73.28     $    43.27
  Pro forma                                            62.30           72.42          43.27

In determining the pro forma amounts above, the value of each grant is estimated at the grant date using the binomial method, which is one of the methods prescribed in Statement No. 123, with the following weighted-average assumptions: dividend rate of 0%, risk-free interest rate of 6%, expected life of 10 years and expected price volatility of 25%.

NOTE 19.    ISSUANCE OF PREFERRED TRUST SECURITIES

In 1997, the Company established Coal City Capital Trust 1997-A, a Delaware Business Trust (Trust) and purchased a $309,300 interest in common trust securities of the Trust. The Trust then issued to Coal City Investors (CCI), an Illinois general partnership comprised of the eight directors of the Company $10.0 million in Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures along with an option to purchase 5,000 shares of the Company common stock at $1,000 per share. This option expired on July 7, 1997. In addition, a detachable warrant was issued to CCI allowing the warrant holders to purchase up to $10.0 million of the Company's common stock at an exercise price ranging from $1,600 to $3,218 per share over the next ten years.

The debentures require quarterly payments of interest only at a rate of 9.25% per annum. The principal portion of the debenture is due February 2027, but may be repaid on or after February 2004. The Company shall have the right at any time during the term to extend the interest payment period for up to 20 consecutive quarters, at the end of which period the Company shall pay all interest then accrued and unpaid together with interest thereon.

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 20.    PREFERRED STOCK

During 1997, as part of the transaction to acquire U.S. Bancorp, Inc., the Company issued 68 shares of Class B preferred stock. The Class B preferred stock is not cumulative as to dividends which are payable semiannually at a rate of 8.5%. At the option of the Company, the preferred shares are redeemable at par value plus any unpaid accrued dividends.

The Class B preferred shares have a majority voting right provision which allows the holder to vote only upon certain events deemed adverse to the holder of the preferred stock, such as the failure of the Company to pay the required cash dividends, or when certain business combinations are being considered.

NOTE 21.    SUBSEQUENT EVENT, SALE OF COAL CITY NATIONAL BANK

On January 28, 1998, the Company sold all of the issued and outstanding shares of Coal City National Bank common stock for cash of $7,800,000. The net assets of Coal City National Bank at December 31, 1997 were approximately $3,662,000.


NOTE 22.    CONDENSED PARENT COMPANY FINANCIAL INFORMATION

The condensed financial statements of Coal City Corporation (parent company only) are presented below:

                                 Balance Sheets

                                                                                         December 31,
                                                                                 -----------------------------
ASSETS                                                                                1997           1996
--------------------------------------------------------------------------------------------------------------

Cash                                                                             $        331    $        139
Investments in subsidiaries                                                            68,353          47,136
Note receivable, subsidiary                                                             7,500               -
Other assets                                                                              238              45
                                                                                 -----------------------------

       TOTAL ASSETS                                                              $     76,422    $     47,320
                                                                                 =============================

LIABILITIES AND STOCKHOLDERS' EQUITY

 Long-term borrowing                                                             $     23,809    $      7,750
 Liabilities, other                                                                        87             444
 Stockholders' Equity                                                                  52,526          39,126
                                                                                 -----------------------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $     76,422    $     47,320
                                                                                 =============================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 22.  CONDENSED PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                              Statements of Income

                                                                               Years Ended December 31,
                                                                     --------------------------------------------
                                                                          1997          1996           1995
-----------------------------------------------------------------------------------------------------------------

Dividends from subsidiaries                                          $     2,283    $    1,491    $    3,282
Interest and other income                                                    370             6             -
Interest and other expense                                                (1,804)         (741)       (1,052)
                                                                     --------------------------------------------
     INCOME BEFORE INCOME TAX CREDITS AND EQUITY
       IN UNDISTRIBUTED NET INCOME OF SUBSIDIARIES                           849           756         2,230
Income tax credits                                                          (596)         (214)         (324)
                                                                     --------------------------------------------
     INCOME BEFORE EQUITY IN UNDISTRIBUTED NET
       INCOME OF SUBSIDIARIES                                              1,445           970         2,554
Equity (deficit) in undistributed net income of subsidiaries               2,004         2,667          (117)
                                                                     --------------------------------------------
     NET INCOME                                                      $     3,449    $    3,637    $    2,437
                                                                     ============================================

COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
INFORMATION WITH  RESPECT TO MARCH 31, 1998 AND THE
THREE  MONTHS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED
(TABLE AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 22.  CONDENSED PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)

                            Statements of Cash Flows

                                                                                Years Ended December 31,
                                                                       ------------------------------------------
                                                                            1997          1996           1995
-----------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
Net income                                                             $    3,449    $    3,637      $     2,437
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                              (110)            -                4
  Equity (deficit) in undistributed net income of subsidiaries             (2,004)       (2,444)             117
  Change in other assets and other liabilities                               (490)         (295)             737
                                                                       ------------------------------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                             845           898            3,295
                                                                       ------------------------------------------

Cash Flows From Investing Activities
 Purchase of subsidiary preferred stock                                   (19,000)            -          (18,400)
 Purchase of interest in grantor trust                                       (309)            -                -
 Cash received from subsidiary for
  preferred stock redemption                                                2,000             -            7,000
 Purchase of minority interests                                            (2,649)          (64)             (33)
 Purchase of interest in Peterson Bank                                          -             -             (387)
 Sale of interest in Peterson Bank                                            901             -                -
 Issuance of note receivable from subsidiary                               (7,500)            -                -
 Net (increase) decrease in securities purchased under
   agreement to resell                                                          -         1,504           (1,504)
                                                                       ------------------------------------------
     NET CASH PROVIDED BY (USED IN)
      INVESTING ACTIVITIES                                                (26,557)        1,440          (13,324)
                                                                       ------------------------------------------

Cash Flows From Financing Activities
 Purchase and retirement of common stock                                     (194)        (872)             (123)
 Issuance of common stock                                                     115          311               706
 Issuance of preferred stock                                               10,200            -             3,500
 Redemption of preferred stock                                                  -            -            (3,500)
 Dividends paid                                                              (276)           -              (267)
 Proceeds from long-term borrowings                                        23,809            -            17,500
 Principal paid on long-term borrowings                                    (7,750)      (2,000)           (7,750)
                                                                       ------------------------------------------

     NET CASH PROVIDED BY (USED IN)
       FINANCING ACTIVITIES                                                25,904       (2,561)           10,066
                                                                       ------------------------------------------

    NET INCREASE (DECREASE) IN CASH                                           192         (223)               37

Cash:
 Beginning                                                                    139          362               325
                                                                       ------------------------------------------
Ending                                                                 $      331   $      139       $       362
                                                                       ==========================================

================================================================================
       NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFERING MEMORANDUM IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR THE INITIAL PURCHASER. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                      -----------------------------------
                                TABLE OF CONTENTS

                                                      PAGE
                                                 --------------
Available Information ........................          7
Forward-Looking Statements ...................          7
Summary ......................................          8
Selected Consolidated Financial and
   Other Date ................................         12
Risk Factors .................................         14
Coal City Corporation ........................         21
Recent Developments ..........................         22
Use of Proceeds ..............................         23
Ratio of Earnings to Combined Fixed
   Charges ...................................         24
Accounting Treatment .........................         24
Capitalization ...............................         25
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations ................................         26
Business .....................................         42
Management ...................................         53
Supervision and Regulation ...................         54
Coal City Capital Trust I ....................         59
Description of Capital Securities ............         60
Description of Junior Subordinated De-
   bentures ..................................         72
Description of Guarantee .....................         80
Relationship Among the Capital Secu-
   rities, the Junior Subordinated De-
   bentures and the Guarantee ................         82
Consequences .................................         83
ERISA Considerations .........................         87
Plan of Distribution .........................         87
Notice to Investors ..........................         89
Legal Matters ................................         92
Independent Accountants ......................         92
Transferee Letter of Representation ..........         A-1
Index to Financial Statements ................         F-1

================================================================================



================================================================================

                                  $25,000,000

                            COAL CITY CAPITAL TRUST I

                        FLOATING RATE CAPITAL SECURITIES

                            FULLY AND UNCONDITIONALLY

                            GUARANTEED, TO THE EXTENT

                              DESCRIBED HEREIN, BY

                              COAL CITY CORPORATION


                      -----------------------------------

                               OFFERING MEMORANDUM

                      -----------------------------------



                                SANDLER O'NEILL &

                                 PARTNERS, L.P.



                                  JULY 21, 1998

================================================================================